As filed with the Securities and Exchange Commission on June __, 1999
                                               Registration Nos. 333-__________
                                                                 333-__________

--------------------------------------------------------------------------------
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                      ------------------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                              PEOPLES BANCORP INC.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

                              PEBO CAPITAL TRUST I
         --------------------------------------------------------------
         (Exact name of Registrant as specified in its trust agreement)


                                      Ohio
         --------------------------------------------------------------
         (State or other jurisdiction of incorporation or organization)

                                    Delaware
         -------------------------------------------------------------
         (State or other jurisdiction of incorporation or organization)

                                     522110
         --------------------------------------------------------------
         (Primary North American Industry Classification System Number)

                                     525920
         -------------------------------------------------------------
         (Primary North American Industry Classification System Number)


               31-0987416                              51-5612405
------------------------------------       ------------------------------------
(I.R.S. Employer Identification No.)       (I.R.S. Employer Identification No.)



                     138 Putnam Street, Marietta, Ohio 45750
                                 (740) 373-3155
---------------------------------------------------------------------------
(Address, including zip code, and telephone number, including area code, of Registrants' principal executive offices)


Charles R. Hunsaker, Esq., General Counsel   COPY TO:
Peoples Bancorp Inc.                         Elizabeth Turrell Farrar, Esq.
138 Putnam Street, Marietta, Ohio 45750      Vorys, Sater, Seymour and Pease LLP
(740) 374-6109                               52 East Gay Street, P.O. Box 1008
------------------------------------------
(Name, address, including zip code, and      Columbus, Ohio 43216-1008
telephone number, including area code,
of agent for service)


APPROXIMATE  DATE OF  COMMENCEMENT  OF PROPOSED  SALE OF THE  SECURITIES  TO THE
PUBLIC: As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.



                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------ ---------------- -------------------- ------------------- =============
                                                                               Proposed Maximum     Proposed Maximum
             Title of Each Class of Securities                Amount to be      Offering Price         Aggregate         Amount of
                     to be Registered                          Registered          per Unit        Offering Price (1)  Registration
                                                                                                                            Fee
------------------------------------------------------------ ---------------- -------------------- ------------------- =============
------------------------------------------------------------ ---------------- -------------------- ------------------- =============
Series B 8.62% Capital Securities of PEBO Capital Trust I    $30,000,000             100%            $30,000,000          $8,340
------------------------------------------------------------ ---------------- -------------------- ------------------- =============
------------------------------------------------------------ ---------------- -------------------- ------------------- =============
Series B 8.62% Junior Subordinated Deferrable Interest       $30,000,000             100%            $30,000,000            N/A
Debentures of Peoples Bancorp Inc. (2)
------------------------------------------------------------ ---------------- -------------------- ------------------- =============
------------------------------------------------------------ ---------------- -------------------- ------------------- =============
Series B Capital  Securities  Guarantee of Peoples  Bancorp        N/A                N/A                 N/A               N/A
Inc. (3)
------------------------------------------------------------ ---------------- -------------------- ------------------- =============
------------------------------------------------------------ ---------------- -------------------- ------------------- =============
Total                                                        $30,000,000 (4)         100%            $30,000,000  (4)     $8,340
------------------------------------------------------------ ---------------- -------------------- ------------------- =============

(1) Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(f).
(2) No separate consideration will be received for the Series B 8.62% Junior Subordinated Deferrable Interest Debentures of Peoples Bancorp Inc. (the "Junior Subordinated Debentures") distributed upon any liquidation of PEBO Capital Trust I.
(3) No separate consideration will be received for the Series B Capital Securities Guarantee of Peoples Bancorp Inc. (4) Such amount represents the liquidation amount of the Series B 8.62% Capital Securities of PEBO Capital Trust I to be exchanged hereunder and the principal amount of Junior Subordinated Debentures that may be distributed to holders of such Capital Securities upon any liquidation of PEBO Capital Trust I.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------

                              Subject to Completion

                  Preliminary Prospectus dated __________, 1999


         The  following  legend shall run  sideways  down the front cover of the
Prospectus:

         The information in this Prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                              PEBO Capital Trust I

                              Offer to exchange its
                        Series B 8.62% Capital Securities
         (liquidation amount $1,000 per Series B 8.62% Capital Security)
                       for any and all of its outstanding
                        Series A 8.62% Capital Securities
         (liquidation amount $1,000 per Series A 8.62% Capital Security)

                      fully and unconditionally guaranteed,
                       as described in this Prospectus, by

                              Peoples Bancorp Inc.

                  The exchange offer and withdrawal rights will
                    expire at 5:00 p.m., New York City time,
                     on ___________, 1999, unless extended.

                        --------------------------------


         PEBO Capital Trust I, a Delaware statutory business trust, is offering to exchange up to $30,000,000 aggregate liquidation amount of its Series B 8.62% Capital Securities (the "Exchange Capital Securities") for a similar amount of its outstanding Series A 8.62% Capital Securities (the "Original Capital Securities"). The Exchange Capital Securities are registered under the Securities Act of 1933. There is currently $30,000,000 aggregate liquidation amount of the Original Capital Securities outstanding.

         As part of this exchange offer, Peoples Bancorp Inc. is also offering to exchange its guarantee of PEBO Capital Trust I's obligations under the Original Capital Securities (the "Original Guarantee") for a similar guarantee of PEBO Capital Trust I's obligations under the Exchange Capital Securities (the "Exchange Guarantee"), as described in this Prospectus. Also as part of this exchange offer, Peoples Bancorp Inc. is offering to exchange up to $30,000,000 of its Series B 8.62% Junior Subordinated Deferrable Interest Debentures due May 1, 2029 (the "Exchange Junior Subordinated Debentures") for a similar amount of its Series A 8.62% Junior Subordinated Deferrable Interest Debentures due May 1, 2029 (the "Original Junior Subordinated Debentures"). The Exchange Guarantee and the Exchange Junior Subordinated Debentures are also registered under the Securities Act.

         The terms of the Exchange Capital Securities, the Exchange Junior Subordinated Debentures and the Exchange Guarantee are the same as the terms of the Original Capital Securities, the Original Junior Subordinated Debentures and the Original Guarantee, except that:

o Each of the exchanged securities are registered under the Securities Act and do not have the same restrictions on transfer as the original securities;

o The distribution rate on the Exchange Capital Securities will not have the potential to increase; and

o The Exchange Junior Subordinated Debentures will not be entitled to any liquidated damages.

         This Prospectus and a Letter of Transmittal describing the procedures for exchanging the Original Capital Securities for the Exchange Capital Securities are first being mailed to all of the holders of the Original Capital Securities on or about __________, 1999.

         You should carefully consider the "Risk factors" beginning on page __ before deciding whether to exchange your Original Capital Securities for Exchange Capital Securities.

         These securities are not deposits or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.









                The date of this Prospectus is___________, 1999.

                       Where you can find more information



         Peoples Bancorp Inc. ("Peoples") files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission in compliance with the information reporting requirements of the Securities Exchange Act of 1934. You can read and copy any materials filed with the SEC at the following locations:

Public Reference Room      New York Regional Office     Chicago Regional Office
450 Fifth Street, N.W.     7 World Trade Center         500 West Madison Street
Room 1024                  Suite 1300                   Suite 1400
Washington, D.C. 20549     New York, NY 10048           Chicago, IL 60661

         You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Peoples' filings are also available to the public from commercial document retrieval services and from the web site maintained by the SEC at "http://www.sec.gov."


         No separate financial statements of PEBO Capital Trust I (the "Trust") are included in this Prospectus and no separate financial statements will be prepared in the future. We do not believe that such financial statements are helpful because: (a) all of the voting securities of the Trust will be owned, directly or indirectly, by Peoples; (b) the Trust has no operating history or independent operation; (c) the Trust is not engaged in, and does not propose to engage in, any activity other than holding as Trust assets the Junior Subordinated Debentures, issuing the Trust securities and engaging in incidental activities; and (d) the obligations of the Trust under its securities are fully and unconditionally guaranteed by Peoples, on a subordinated basis, to the extent the Trust has funds available to meet such obligations.


         This Prospectus is part of a Registration Statement filed by Peoples and the Trust with the SEC under the Securities Act. As allowed by SEC rules, this Prospectus does not contain all the information you can find in the Registration Statement or the exhibits filed with the Registration Statement. You should review the Registration Statement and the exhibits filed with the Registration Statement for further information regarding Peoples, the Trust and the Exchange Capital Securities being offered by this Prospectus. The Registration Statement and its exhibits may be inspected at the public reference facilities of the SEC at the addresses listed above.


   Incorporation by reference

         The following documents of Peoples which have been previously filed with the SEC are incorporated into this Prospectus by reference:

o  Peoples' Annual Report on Form 10K for the fiscal year ended
   December 31, 1998.

o Peoples' Annual Report on Form 10-K/A for the fiscal year ended December 31, 1998.

o Peoples' Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1999.

o Peoples' Current Reports on Form 8-K dated April 1, 1999, April 12, 1999, April 20, 1999 and April 22, 1999.

         All documents subsequently filed by Peoples pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Exchange Capital Securities shall be deemed to be incorporated by reference into this Prospectus and to be part of this Prospectus from the date of filing of those documents. Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus, or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Prospectus, modifies or supersedes that statement.

         When we refer to this Prospectus, we mean not only this Prospectus but any documents which are incorporated or deemed to be incorporated in this Prospectus by reference.

         Peoples will provide without charge to any person to whom this Prospectus is delivered, on the oral or written request of that person, a copy of any or all of the documents incorporated by reference in this Prospectus (other than an exhibit unless that exhibit is specifically incorporated by reference). Requests for these documents should be directed to: Charles R. Hunsaker, Esq., General Counsel, Peoples Bancorp Inc., 138 Putnam Street, Marietta, Ohio 45750. Mr. Hunsaker's telephone number is 7403746109.
Peoples also maintains a website at "www.peoplesbancorp.com."


                           Forward-looking statements

         Some of the information presented in or incorporated by reference into this Prospectus contains "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although Peoples believes that the expectations expressed in these forward-looking statements are based on reasonable assumptions within the bounds of its knowledge of its business and operations, it is possible that actual results may differ materially from these expectations. Accordingly, investors are cautioned not to place undue reliance on these forward-looking statements. Factors that could cause actual results to differ from expectations include:

o the growth of the economy
o interest rate movements
o timely development of technology enhancements for Peoples' products and operating systems
o the impact of competitive products, services and pricing
o customer-based requirements
o legislative and regulatory changes affecting the banking industry

                                     Summary

         This summary provides an overview of selected information contained elsewhere in this Prospectus and does not contain all the information you should consider. Therefore, you should also read the more detailed information appearing elsewhere in this Prospectus. As used in this Prospectus: (a) the "Indenture" means the Indenture, dated as of April 20, 1999, as amended and supplemented from time to time, between Peoples and Wilmington Trust Company, as trustee (the "Debenture Trustee"), relating to the Junior Subordinated Debentures; (b) the "Trust Agreement" means the Amended and Restated Declaration of Trust, dated as of April 20, 1999, relating to PEBO Capital Trust I, by and among Peoples, as Sponsor, Wilmington Trust Company, as Property Trustee (the "Property Trustee"), Wilmington Trust Company, as Delaware Trustee (the "Delaware Trustee"), the three individual trustees (the "Administrative Trustees") named therein (collectively, with the Property Trustee and Delaware Trustee, the "Issuer Trustees") and the holders, from time to time, of undivided beneficial interests in the assets of the Trust; (c) the "Common Guarantee" means the Guarantee Agreement relating to the common securities; and (d) the "Registration Rights Agreement" means the Registration Rights Agreement, dated April 20, 1999, among Peoples, the Trust and Sandler O'Neill & Partners, L.P., the initial purchaser of the Original Capital Securities. In addition, as the context may require: (a) "Capital Securities" includes the Exchange Capital Securities and the Original Capital Securities, (b) "Trust Securities" includes the Capital Securities and the Common Securities (as defined in this Prospectus); (c) "Junior Subordinated Debentures" includes the Exchange Junior Subordinated Debentures and the Original Junior Subordinated Debentures; and (d) "Guarantee" includes the Exchange Guarantee and the Original Guarantee.

Peoples Bancorp Inc.

         Peoples was organized in 1980 as a bank holding company. Peoples' subsidiaries include The Peoples Banking and Trust Company ("Peoples Bank"), The First National Bank of Southeastern Ohio ("First National Bank"), Peoples Bank FSB, and The Northwest Territory Life Insurance Company, an Arizona corporation ("Northwest Territory"). First National Bank also owns two insurance agency subsidiaries, Northwest Territory Life Insurance Agency, Inc. and Northwest Territory Property and Casualty Insurance Agency, Inc.
(the "Agencies").

         Peoples' banking subsidiaries provide an array of financial products and services to their customers, including traditional banking products such as deposit accounts, lending products, credit and debit cards, corporate and personal trust services, and safe deposit rental facilities. The Agencies also offer investment and insurance products. Peoples' banking subsidiaries provide services through ordinary walk-in offices, automated teller machines, automobile drivein facilities, banking by phone, and limited cash management services through computer banking.

         Peoples' banking subsidiaries operate 35 sales offices in the states of Ohio, West Virginia and Kentucky. At March 31, 1999, Peoples had total assets of $871.9 million, total loans of $574.6 million, total deposits of $707.0 million, and total stockholders' equity of $86.8 million. For the year ended December 31, 1998, Peoples' return on average assets was 1.20% and its return on average stockholders' equity was 12.21%. For the quarter ended March 31, 1999, Peoples' return on average assets was 1.21% and its return on average stockholders' equity was 12.12%.

         At March 31, 1999, Peoples and its subsidiaries had 356 full-time equivalent employees. The principal executive office of Peoples is located at 138 Putnam Street, Marietta, Ohio 45750. The telephone number is (740) 373-3155.

PEBO Capital Trust I

         The Trust is a statutory business trust created under Delaware law upon the filing of a certificate of trust with the Delaware Secretary of State. The Trust's business and affairs are conducted by the Property Trustee, the Delaware Trustee and the three individual Administrative Trustees, who are officers of Peoples. The Trust exists exclusively to:

o Issue and sell the Trust Securities;

o Use the proceeds from the sale of the Trust Securities to acquire Junior Subordinated Debentures issued by Peoples; and

o Engage in only those other activities necessary or incidental to those activities (such as registering the transfer of the Trust Securities).

         The Junior Subordinated Debentures are the sole assets of the Trust. Payments under the Junior Subordinated Debentures are the sole revenues of the Trust. All of the common securities issued by PEBO Capital Trust I (the "Common Securities") are owned by Peoples.


The Exchange Offer


The exchange offer.................................

               We are offering to exchange up to $30,000,000 aggregate liquidation amount of Exchange Capital Securities for an equal aggregate liquidation amount of Original Capital Securities. You may exchange all of your Original Capital Securities or less than all of them provided that the Original Capital Securities you exchange, as well as the Original Capital Securities you do not exchange, have a liquidation amount of at least $100,000 (100 Capital Securities) or any integral multiple of $1,000 (one Capital Security) in excess of $100,000.
               We are making this exchange offer in order to satisfy our obligations under the Registration Rights Agreement relating to your Original Capital Securities. See "The exchange offer" for a description of the procedures for tendering your Original Capital Securities.

Expiration date....................................

               The exchange offer will expire at 5:00 p.m., New York City time, on ____________, 1999, unless we extend it (in which case the expiration date will be the latest date and time to which we extend the exchange offer). See "The exchange offer--Expiration date; Extensions; Amendments."

Conditions to
the exchange offer.................................

               The exchange offer is subject to conditions that we have the discretion to waive. The exchange offer is not conditioned upon the tender of any minimum liquidation amount of Original Capital Securities. See "The exchange offer--Conditions to the exchange offer."


Terms of the exchange offer........................

               We reserve the right, in our discretion and subject to applicable law, at any time and from time to time:
                   o to delay the acceptance of the Original Capital
                     Securities for exchange;
                   o to end the exchange offer if specified conditions
                     are not satisfied;
                   o to extend the exchange offer's expiration date and
                     keep all of the Original CapitalSecurities tendered pursuant to the exchange offer, subject, however, to your right to withdraw your tendered Original Capital Securities; or
                   o to waive any condition or otherwise change the terms
                     of the exchange offer in any way.
                     See "The exchange offer--Terms of the exchange offer."

Withdrawal rights..................................


               You may withdraw your tender of Original Capital Securities at any time before the expiration date by delivering written notice of such withdrawal to the exchange agent as provided in the procedures described below under the caption "The exchange uoffer--Withdrawal rights."




Procedures for tendering Original Capital Securities...............

               You must appropriately complete and sign a Letter of Transmittal and mail, fax or hand deliver it, together with any other documents required by the Letter of Transmittal, to the exchange agent, either exchange agent, either with your Original
               Capital Securities or in
               compliance with the
               specified procedures for
               guaranteed delivery of
               Original Capital
               Securities. Brokers,
               dealers, commercial
               banks, trust companies
               and other nominees may
               also effect tenders by
               book-entry transfer. If
               your Original Capital
               Securities are
               registered in the name
               of a broker, dealer,
               commercial bank, trust
               company or other
               nominee, you should
               contact that person
               promptly if you wish to
               tender your Original
               Capital Securities
               pursuant to the exchange
               offer. See "The exchange
               offer--Procedures for
               tendering Original
               Capital Securities."
               Please do not send your
               Letter of Transmittal or
               any certificate
               representing your
               Original Capital
               Securities to us. You
               should only send those
               documents to the
               exchange agent.


Resales of Exchange Capital
Securities.........................................


               In making the exchange offer, we are relying on the position of the staff of the SEC's Division of Corporation Finance contained in interpretive letters addressed to third parties in other transactions. However, we have not sought our own interpretive letter. Therefore, there is no guarantee that the staff of the SEC's Division of Corporation Finance would make a determination regarding the exchange offer similar to that made in the interpretive letters to third parties.




          Accordingly, based on
          these interpretations,
          and subject to the
          provisions of the two
          immediately following
          paragraphs, we believe
          that you may sell or
          otherwise transfer
          Exchange Capital
          Securities issued to you
          pursuant to this
          exchange offer in
          exchange for your
          Original Capital
          Securities (so long as
          you are not a
          broker-dealer) without
          further compliance with
          the registration and
          prospectus delivery
          requirements of the
          Securities Act. However,
          if you are an
          "affiliate" (as defined
          in Rule 144 promulgated
          under the Securities
          Act) of either Peoples
          or the Trust, if you
          intend to participate in
          the exchange offer for
          the purpose of
          distributing the
          Exchange Capital
          Securities, or if you
          are a broker-dealer who
          purchased the Original
          Capital Securities from
          the Trust to resell them
          pursuant to Rule 144A or
          any other available
          exemption under the
          Securities Act:

          o You will not be able to rely on the interpretations described above;
          o You will not be permitted or entitled to tender your Original Capital Securities in the exchange offer; and
          o    You must comply
               with the
               registration and
               prospectus delivery
               requirements of the
               Securities Act in
               connection with any
               sale or other
               transfer of your
               Original Capital
               Securities unless
               that sale is made
               pursuant to an
               exemption from
               those requirements.

          In addition, as
          described below, if you
          are a broker-dealer
          holding Original Capital
          Securities which you
          acquired for your own
          account as a result of
          market-making or other
          trading activities and
          you exchange those
          Original Capital
          Securities for Exchange
          Capital Securities, then
          you must deliver a
          prospectus which meets
          the requirements of the
          Securities Act in
          connection with any
          ...,resales of those
          Exchange Capital
          Securities. If you wish
          to exchange your
          Original Capital
          Securities for Exchange
          Capital Securities, you
          will be required to
          represent that:

          o You are not an affiliate of either Peoples or the Trust;
          o You are acquiring Exchange Capital Securities in the ordinary course of your business;
          o You have no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of Exchange Capital Securities; and
          o    If you are not a
               broker-dealer, you
               are not engaged in,
               and do not intend
               to engage in, a
               distribution
               (within the meaning
               of the Securities
               Act) of Exchange
               Capital Securities.

          If you are a
          broker-dealer receiving
          Exchange Capital
          Securities for your own
          account in exchange for
          Original Capital
          Securities, and if those
          Original Capital
          Securities were acquired
          by you as a result of
          market-making or other
          trading activities, then
          you must acknowledge
          that you will deliver a
          prospectus meeting the
          requirements of the
          Securities Act in
          connection with any
          resale of your Exchange
          Capital Securities. The
          Letter of Transmittal
          states that your
          acknowledgment and
          delivery of such a
          prospectus will mean
          that you will not be
          deemed to admit that you
          are an "underwriter"
          within the meaning of
          the Securities Act.

          Based on the
          interpretive letters
          referred to above, we
          believe that if you are
          a "Participating
          Broker-Dealer" who
          acquired Original
          Capital Securities for
          your own account as a
          result of market-making
          or other trading
          activities, you may
          fulfill your prospectus
          delivery requirements
          with respect to the
          Exchange Capital
          Securities received upon
          exchange of your
          Original Capital
          Securities (other than
          Original Capital
          Securities which
          represent an unsold
          allotment from the
          initial sale of the
          Original Capital
          Securities) with a
          prospectus meeting the
          requirements of the
          Securities Act. This may
          be the prospectus
          prepared for an exchange
          offer as long as it
          contains a description
          of the plan of
          distribution with
          respect to the resale of
          such Exchange Capital
          Securities. Accordingly,
          this Prospectus, as it
          may be changed or
          supplemented from time
          to time, may be used for
          such purposes.

          Nevertheless, subject to
          the provisions in the
          Registration Rights
          Agreement and subject to
          the limitations
          described under the
          caption "The exchange
          offer--Resale of
          Exchange Capital
          Securities," we have
          agreed that this
          Prospectus, as it may be
          changed or supplemented
          from time to time, may
          be used by you if you
          are a "Participating
          Broker-Dealer" in
          connection with resales
          of Exchange Capital
          Securities for a period
          which ends on the 90th
          day after the expiration
          date (subject to
          extension under limited
          circumstances) or, if
          earlier, when you have
          disposed of all of your
          Exchange Capital
          Securities. See "Plan of
          distribution." If you
          are a "Participating
          Broker-Dealer" and are
          also an affiliate of
          Peoples or the Trust,
          you may not rely on such
          interpretive letters and
          you must comply with the
          registration and
          prospectus delivery
          requirements of the
          Securities Act in
          connection with any
          resale.

Exchange agent.....................................

          The exchange agent with respect to the exchange offer is Wilmington Trust Company. The address, telephone and facsimile numbers of the exchange agent are listed in "The exchange offer--Exchange agent" and in the Letter of Transmittal.


Use of proceeds....................................

          Neither Peoples nor the Trust will receive any cash proceeds from the issuance of the Exchange Capital Securities.



Certain United States federal income
tax consequences; ERISA
considerations.....................................

          You should review carefully the information contained under the caption "Certain federal income tax consequences" and "ERISA considerations" before tendering your Original
          Capital Securities in the exchange offer.


The Exchange Capital Securities

Securities offered.................................


          We have registered up to $30,000,000 aggregate liquidation amount of the Trust's Exchange Capital Securities under the Securities Act. The terms of the Exchange Capital Securities are the same as the terms of the Original Capita Securities, except that the Exchange Capital Securities:

          o have been registered under the Securities Act;

          o will not be subject to the same restrictions on transfer as the Original Capital Securities; and

          o will not provide for any increase in the distribution rate.

          See "Description of Exchange Securities; Comparison to
          Original Securities."


Distribution dates.................................

          May 1 and November 1 of each year, beginning November  1,
          1999.

Extension Periods..................................

          If no default has occurred and is continuing, Peoples will have the right, at any time, to defer payments of interest on the Exchange Junior Subordinated Debentures for a period not exceeding ten consecutive semi-annual periods (each, an "Extension Period"). Distributions on the Exchange Capital Securities will be deferred during any Extension Period elected by Peoples with respect to the payment of interest on the Exchange Junior Subordinated Debentures. No
          Extension Period will extend beyond May 1, 2029. See "Description of Junior Subordinated
          Debentures Option to extend Interest Payment Date."
          During an Extension Period, interest will continue to accrue on the Exchange Junior Subordinated Debentures. Therefore, holders of Exchange Capital Securities would be required to accrue income for United States federal income tax purposes. This means that you would have income from the Exchange Capital Securities for United States federal income tax purposes but that you would not receive any cash with which to pay any tax that might be due on that income. See "Certain federal income tax consequences3/4Interest income and original issue discount."
          Peoples does not currently intend to exercise its right to defer payments of interest by extending the interest payment period of the Exchange Junior Subordinated Debentures.



Ranking............................................



          The Exchange Capital Securities will rank equally with, and payments on them will be made pro rata with, the Original Capital Securities and the Common Securities of the Trust except as described under "Description of Capital Securities3/4Subordination of Common Securities."
          The Exchange Junior Subordinated Debentures will rank equally with the Original Junior Subordinated Debentures and all other junior subordinated debentures to be issued by Peoples pursuant to the Indenture with substantially similar subordination terms, and which are issued and sold to other trusts to be established by Peoples similar to the Trust. The Exchange Junior Subordinated Debentures will be unsecured and subordinate and junior in right of payment as described in the Indenture to all Senior Indebtedness of Peoples. See "Description of Junior Subordinated Debentures3/4Subordination."
          The Exchange Guarantee will rank equally with the Original Guarantee and all other guarantees to be issued by Peoples with respect to capital securities to be issued by other trusts to be established by Peoples similar to the Trust. The Exchange Guarantee will constitute an unsecured obligation of Peoples and will rank subordinate and junior in right of payment as described in the Exchange Guarantee to all Senior Indebtedness of Peoples. See "Description of O,$Guarantee--General."

Redemption


          In addition, because Peoples is a holding company, the Junior Subordinated Debentures and the Guarantee are effectively subordinated to all existing and future liabilities of Peoples' subsidiaries, including those to its banking subsidiaries' depositors.
          You may be required to sell your Exchange Capital Securities to the Trust if the Junior Subordinated Debentures are
          prepaid.  In this case, the Trust   will buy your Exchange
          Capital Securities at a redemption price equal to the applicable Optional Prepayment Price (as defined under "Description of Junior Subordinated Debentures--Optional prepayment") described in the Indenture. Peoples may redeem the Junior Subordinated Debentures prior to maturity, in each case at the applicable Redemption Price (as defined under the heading "Description of Capital Securities--Redemption"):

          o in whole but not in part, on May 1, 2029 upon repayment of the Junior Subordinated Debentures;
          o    in whole but not in
               part, at any time
               prior to May 1,
               2009 contemporaneously
               with the optional
               prepayment of the
               Junior Subordinated
               Debentures by
               Peoples upon the
               occurrence and
               continuation of a
               Special Event (as
               defined under
               "Description of
               Junior Subordinated
               Debentures--Special
               event prepayment");
               and
          o in whole or in part, on or after May 1, 2009, contemporaneously with the optional prepayment of all or part of the Junior Subordinated Debentures by Peoples.z

          See "Description of Capital Securities--Redemption."

Transfer restrictions..............................

          The Exchange Capital Securities will be issued, and may be transferred, only in blocks having a liquidation amount of not less than $100,000 (100 Capital Securities) and multiples of $1,000 in excess of $100,000. Any attempted transfer of Exchange Capital Securities in a block having a liquidation amount of less than $100,000 will be void and of no legal effect whatsoever.

ERISA considerations...............................

          You should consider carefully the restrictions on purchase described under the caption "ERISA considerations."

Absence of market for the Exchange Capital Securities........

          The Exchange Capital Securities will be a new issue of securities for which there currently is no market. Accordingly, we cannot assure you that any market will develop for the Exchange
          Capital Securities. We do not intend to apply for listing of the Exchange Capital
          Securities on any securities exchange or for quotation through the National Association of Securities Dealers Automated Quotation
          System. See "Plan of distribution."


Risk factors.......................................

         You should consider carefully the "Risk factors" beginning on page __.




                                  Risk factors



         You should carefully read the following risk factors and the other sections of this Prospectus in connection with the exchange offer and the Exchange Capital Securities. You should consider all of these risk factors to be important. The risk factors below do not necessarily appear in their order of importance. Except where otherwise indicated, the following risk factors apply to both the Original Capital Securities and the Exchange Capital Securities.

Risk factors relating to the Capital Securities and the Junior Subordinated
Debentures:
---------------------------------------------------------------------------

Peoples' obligations under the Guarantee and the Guarantee and the Junior Subordinated Debentures rank lower in priority to other obligations of Peoples issued by it for the Junior Subordinated Debentures rank lower in benefit of the holders of Capital Securities, as well as its priority to other obligations of Peoples obligations under the Junior Subordinated Debentures, are

         Peoples' obligations under the Guarantee issued for the benefit of the holders of Capital Securities, as well as its obligations under the Junior Subordinated Debentures, are unsecured and will rank junior in priority of payment to Peoples' Senior Indebtedness. As of March
         31, 1999, Peoples as part of its Senior Indebtedness had a note to a regional bank in the amount of $2.6 million. Peoples' obligations will also rank junior to all existing and future liabilities and obligations of Peoples' subsidiaries, including liabilities and obligations to depositors of its banking subsidiaries.

         The Capital Securities, the Junior Subordinated Debentures and the Guarantee do not limit the ability of Peoples or any of its subsidiaries to incur additional debt, including debt that may rank senior to the Junior Subordinated
         Debentures and the Guarantee.

         For more information on Peoples'obligations under the Guarantee and the Junior Subordinated Debenture, see "Description of Junior Subordinated Debentures3/4Subordination" and "Description of Guarantee."

If Peoples does not make payments under the Junior Subordinated Debentures, the Trust will be unable to pay distributions and liquidation amounts and the Guarantee will not apply.

         The ability of the Trust to pay cash distributions to you and the liquidation of $1,000 per Capital Security is solely dependent on the ability of Peoples to make the related payments on the Junior Subordinated Debentures when due.

         If Peoples defaults on its obligations to pay principal of, or interest due on, the Junior Subordinated Debentures, the Trust will not have sufficient funds to pay distributions or the liquidation amount per Capital Security. As a result, you will not be able to rely on the Guarantee for payment of these amounts. Instead you may:

              o Directly sue Peoples or seek other remedies to collect your pro rata share of payments owed; or

              o Rely on the Property Trustee to enforce the Trust's rights under the Junior Subordinated Debentures.

         For more information on Peoples' obligations under the Guarantee and the Junior Subordinated Debentures, see "Description of Guarantee" and "Description of Junior Subordinated Debentures--Subordination."


Interest payments by Peoples on the Junior Subordinated Debentures ae dependent upon the receipt of cash dividends from its banking subsidiaries.

         Almost all of Peoples' assets consist of its investments in its banking subsidiaries. Thus Peoples' ability to pay principal of, and interest on, the Junior Subordinated Debentures depends primarily upon cash dividends received by Peoples from its banking subsidiaries to Peoples are subject to, among other things:

              o Regulatory limitations, generally based on current and retained earnings in conjunction with capital adequacy requirements, imposed by various regulatory agencies;

              o Profitability, financial condition and capital expenditures and other cash flow requirements of the banking subsidiaries; and

              o  Prior claims of creditors of the banking subsidiaries.

If Peoples does not receive sufficient cash dividends from its banking subsidiaries, then it is unlikely that Peoples will have sufficient funds to make payments on the Junior Subordinated Debentures, thereby leaving insufficient funds for the Trust to make payments to you on the Capital Securities.

Distributions on the Capital Securities may be deferred; You may have to include interestin your taxable income before you receive cash

         So long as no default under the Junior Subordinated Debentures has occurred and is continuing, Peoples will have the right, at one or more times, under the Indenture to defer payments of interest on the Junior Subordinated Debentures for up to ten consecutive semi-annual periods, but not beyond the maturity date of the Junior Subordinated Debentures. If Peoples defers payments of interest on the Junior Subordinated Debentures, the Trust will defer distributions on the Trust Securities during any deferral period. However, you would still accumulate distributions at the rate of 8.62% per annum, plus you would accumulate additional distributions at the same rate of 8.62% per annum compounded semi-annually, on any unpaid distributions, to the extent permitted by law.
         The Capital Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest on the Junior Subordinated Debentures.
         During the pendency of any deferral period, Peoples generally will be prohibited from declaring or paying dividends on Peoples' capital stock. See
         "Description of Capital Securities3/4Distributions" and "Description of Junior Subordinated Debentures3/4Option to extend Interest Payment Date."

         During a deferral period, you will be required to accrue interest income for United States federal income tax purposes with respect to your pro rata share of the Junior Subordinated Debentures held by the Trust. As a result, you must include the accrued interest as interest income for United States federal income tax purposes before you receive any cash distributions. You will also not receive a cash distribution related to any accrued and unpaid interest from the Trust if you sell the Capital Securities before the end of any deferral period or the record date relating to such cash distribution.

         During a deferral period, accrued but unpaid distributions will increase your tax basis in the Capital Securities. If you sell the Capital Securities during a deferral period, your increased tax basis will decrease the amount of any capital gain or increase the amount of any capital loss that you may have otherwise realized on the sale. A capital loss, except in some limited circumstances, cannot be applied to offset ordinary income.

         See "Certain federal income tax consequences" for more information regarding the tax consequences of holding and selling your Capital Securities.

         Peoples has no current intention of exercising its right to defer interest payments on the Junior Subordinated
         Debentures. However, if Peoples exercises its right in the future, the market price of the Capital
         Securities is likely to be affected. The Capital
         Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest on the Junior Subordinated Debentures. If you sell the
         Capital Securities during an interest deferral period, you may not receive the same return on investment as someone else who continues to hold the Capital Securities. As a result of the existence of Peoples' right to defer interest payments, the market price of the Capital Securities
         (which represent preferred beneficial interests in the Trust) may be more volatile than the market prices of other debt securities that are not subject to such optional deferrals.

You are subject to prepayment risk on your  Capital Securities

         The Junior Subordinated Debentures have a stated maturity date of May 1, 2029. However, they may be redeemed by Peoples prior to maturity as a result of the following:
               o In whole, upon a change in the federal tax laws or an
                 interpretation of the tax laws by the courts or the IRS, which would result in a risk that: (a) the Trust may be subject to federal income tax; (b) interest paid by Peoples on the Junior Subordinated Debentures will not be deductible by Peoples for federal income tax purposes; or
                 (c)  the Trust is or will be subject to more than a
                  minimal amount of other taxes or governmental charges.
               o In whole, upon a change in the laws or regulations that
                 would consider the Trust to be an investment company under the Investment Company Act of 1940.~
               o In whole, upon a change in the laws or regulations creating a substantial risk that Peoples will not be able to treat the Capital Securities as Tier I capital for regulatory purposes.

         In addition to these enumerated risks, Peoples, at its option and subject to regulatory approval, may redeem Junior Subordinated Debentures, in whole or in part, at any time after May 1, 2009, at a redemption premium as set forth under "Description of Junior Subordinated Debentures - Optional prepayment." You should assume that Peoples will exercise its redemption option if Peoples is able to refinance at a lower interest rate or if it is otherwise in the interest of Peoples to do so.

         The exercise of these redemption rights is subject to Peoples receiving prior regulatory approval, if required. Forfurther information concerning events which may cause the redemption of the Junior Subordinated Debentures and prepayment of the Capital Securities, see "Description of Capital Securities - Redemption."

Distribution of Junior Subordinated Debentures to holders of Capital Securities may have an effect on the market price of the Capital Securities

         Your investment in the Capital Securities may decrease in value if the Junior Subordinated Debentures are distributed to you in liquidation of the Trust. Peoples cannot predict the liquidity Securities of the market or market prices for the Junior Subordinated Debentures that may be distributed. Accordingly, the Junior Subordinated Debentures that you receive upon a distribution, or the Capital Securities you hold pending a distribution, may trade at a discount to the price that you paid to purchase the Capital Securities.

         Because you may receive the Junior Subordinated Debentures, you must also make an investment decision with regard to the Junior Subordinated Debentures. You should carefully review all the information regarding the Junior Subordinated Debentures contained in this Prospectus. Under "Certain federal income tax consequences - Receipt of Junior Subordinated Debentures or cash upon liquidation of the Trust," we discuss applicable federal income tax consequences of a distribution the Junior Subordinatd Debentures.


Limited convenants relating to the Capital Securities and the Junior Subordinated Debentures do ont protect you

         The covenants in the governing documents relating to the Capital Securities and the Junior Subordinated Debentures are limited. As a result, the governing documents do not protect you in the event of an adverse change in Peoples' financial condition or results of operations. In addition, the governing documents do not limit the ability of Peoples or its subsidiaries to incur additional debt.
         You should not consider the terms of the governing documents to be a significant factor in evaluating whether Peoples will be able to comply with its obligations under the Junior Subordinated Debentures or the Guarantee.

You will have limited rights under the Guarantee

               The Guarantee guarantees to you
               the following payments, to
               the extent not paid by or on
               behalf of the Trust:

               o any accumulated and unpaid
                 distributions required to
                 be paid on your Capital
                 Securities, but only to
                 the extent that Trust
                 has funds on hand
                 legally available for
                 the payment of those
                 distributions;

               o the redemption price
                 with respect to your
                 Capital Securities to
                 be redeemed, but only
                 to the extent that
                 Trust has funds on hand
                 legally available for
                 the redemption of those
                 Capital Securities at
                 that time; and

               o upon a voluntary or
                 involuntary dissolution,
                 winding up or liquidation
                 of the Trust (unless the
                 Junior Subordinated
                 Debentures are
                 distributed to you), the
                 lesser of (a)  the
                 aggregate liquidation
                 amount of your Capital
                 Securities and all
                 accumulated and unpaid
                 distributions on your
                 Capital Securities to the
                 date of payment, to the
                 extent that the Trust has
                 funds on hand legally
                 available for the payment
                 of those amounts at that
                 time, and (b)  the amount
                 of assets of the Trust
                 remaining available for
                 distribution to you at
                 that time, after the
                 satisfaction of
                 liabilities to creditors
                 of the Trust as provided
                 by applicable law.

               The holders of at least a
               majority in liquidation
               amount of the Capital
               Securities have the right to
               direct the time, method and
               place of conducting any
               proceeding for any remedy
               available with respect to
               the Guarantee or to direct
               the exercise of any trust
               power conferred under the
               Guarantee. As a holder of
               Capital Securities, you may,
               to the extent permitted by
               applicable law, institute a
               legal proceeding directly
               against Peoples to enforce
               your rights under the
               Guarantee without first
               instituting a legal
               proceeding against the
               Trust, the Guarantee Trustee
               or any other person or
               entity. If Peoples were to
               default on its obligation to
               pay amounts payable under
               the Junior Subordinated
               Debentures, the Trust would
               not have sufficient funds
               for the payment of
               distributions on the Capital
               Securities or amounts
               payable on redemption of the
               Capital Securities, in which
               case you will not be able to
               rely upon the Guarantee for
               payment of such amounts.
               Instead, if a Debenture
               Event of Default (as defined
               under the heading
               "Description of Junior
               Subordinated
               Debentures--Debenture Events
               of Default") occurs and is
               continuing under the
               Indenture and that event is
               attributable to the failure
               of Peoples to pay, among
               other things, the principal
               of or interest on the Junior
               Subordinated Debentures on
               the day on which that
               payment is due and payable,
               then you may institute a
               legal proceeding directly
               against Peoples for
               enforcement of payment.
               Notwithstanding any payments
               made to you by Peoples in
               connection with such an
               action, Peoples will remain
               obligated to pay the
               principal of and interest on
               the Junior Subordinated
               Debentures, and it will be
               subrogated to your rights
               with respect to payments on
               the Capital Securities to
               the extent of any payments
               made by Peoples to you in
               connection with your actions
               taken against Peoples.
               Except as described in this
               Prospectus, you cannot
               exercise directly any other
               remedy available to holders
               of Junior Subordinated
               Debentures or assert
               directly any other right in
               respect of the Junior
               Subordinated Debentures. See
               "Description of Junior
               Subordinated,'Debentures--
               Enforcement of
               certain rights by holders of
               Capital Securities,"
               "Debenture Events of
               Default" and "Description of
               Guarantee." The Trust
               Agreement provides that each
               holder of Capital Securities
               by acceptance of those
               securities agrees to the
               provisions of the Indenture.

As a holder of Capital Securities, you will have limited voting rights.

               As a holder of Capital Securities,
               you will have limited voting rights.
               These voting rights relate only to
               the modification of
               the Capital Securities and
               the exercise of the Trust's
               rights as a holder of the
               Junior Subordinated
               Debentures. In general, only
               Peoples can replace or
               remove any of the Trustees.
               However, if an Event of
               Default (as defined under
               the heading "Description of
               Capital Securities3/4Events
               of Default; Notice") under
               the Trust Agreement is
               continuing, holders of at
               least a majority in
               aggregate liquidation amount
               of the Capital Securities
               may replace the Property
               Trustee and the Delaware
               Trustee. The Property Trust,
               the Administrative Trustees
               and Peoples may amend the
               Trust Agreement without your
               consent in order to ensure
               that the Trust will not be
               classified as an association
               taxable as a corporation or
               to enable the Trust to
               qualify as a grantor trust,
               in each case, for federal
               income tax purposes, or to
               ensure that the Trust will
               not be required to register
               as an "investment company"
               under the Investment Company
               Act of 1940, even if that
               action adversely affects
               your interests. You have no
               voting rights with respect
               to any matters submitted to
               a vote of the shareholders
               of Peoples. See "Description
               of Capital
               Securities--Voting rights;
               Amendment of the Trust
               Agreement" for more
               information on your limited
               voting rights.

Trading characteristics of the Capital Securities may create adverse tax consequences for you

              The Capital Securities
              trade at a price that does not
              reflect the value of accrued but
              unpaid interest on the
              underlying Junior
              Subordinated Debentures. If
              you dispose of your Capital
              Securities between record
              dates for payments on the
              Capital Securities, you may
              have adverse tax
              consequences. Under these
              circumstances, you will be
              required to include accrued
              but unpaid interest on the
              Junior Subordinated
              Securities allocable to
              Capital Securities through
              the date of disposition in
              your income as ordinary
              income. If interest on the
              Junior Subordinated
              Debentures is included in
              income under the original
              issue discount provisions,
              you would add this amount to
              your adjusted tax basis in
              your share of the underlying
              Junior Subordinated
              Debentures deemed disposed.
              If your selling price is
              less than your adjusted tax
              basis, which will include
              all accrued but unpaid
              original issue discount
              interest included in your
              income, you could recognize
              a capital loss which cannot
              be applied to offset
              ordinary income for federal
              income tax purposes, subject
              to exceptions. See "Certain
              federal income tax
              Z,consequences Interest
              income and original issue
              discount" and "Sales of
              Capital Securities" for more
              information on possible
              adverse tax consequences to
              you.

Absence of public market

              The Original Capital Securities have not been registered under the Securities Act and will continue to be subject to restrictions on transferability under the Securities Act and applicable state securities laws if they are not exchanged for Exchange Capital Securities. Although the Exchange Capital Securities generally may be resold or otherwise transferred by the holders (who are not affiliates of Peoples or the Trust) without compliance with the registration requirements under the Securities Act, they will constitute a new issue of securities with no established trading market. Capital Securities may be transferred by the holders thereof only in blocks having a liquidation amount of at least $100,000 (100 Capital Securities). Peoples and the Trust were advised by Sandler O'Neill & Partners, L.P., the initial purchaser in connection with the offering of the Original Capital Securities, that Sandler O'Neill intends to make a market in the Capital Securities. However, Sandler O'Neill is not obligated to do so and any market-making activity with respect to the Capital Securities may be discontinued at any time without notice. In addition, that market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act and may be limited during the exchange offer. Accordingly, no assurance can be given that an active public or other market will develop for the Exchange Capital Securities or the Original Capital Securities. If an active public market does not develop, the market price and liquidity of the Exchange Capital Securities may be adversely affected.i

              If a public trading market develops for the Exchange Capital Securities, future trading prices will depend on many factors, including, among other things, prevailing interest rates, Peoples' results of operations and the market for similar securities.

Consequences of a failure to exchange Original Capitial Securites

              The Original Capital Securities
              have not been registered under
              the Securities Act or any state
              securities laws.  As a result,
              the Original Capital
              Securities may not be
              offered, sold or otherwise
              transferred except in
              compliance with the
              registration requirements of
              the Securities Act and any
              applicable state securities
              laws, or in connection with
              an exemption from such
              requirements.

              Original Capital Securities
              which are not exchanged for
              Exchange Capital Securities
              in this exchange offer will
              continue to have a legend
              which describes these
              transfer restrictions. In
              addition, after the exchange
              offer ends, holders of
              Original Capital Securities
              will no longer have the
              right to have their Original
              Capital Securities
              registered under the
              Securities Act and will no
              longer have any rights under
              the Registration Rights
              Agreement (except for
              limited exceptions). We do
              not intend to register any
              Original Capital Securities
              under the Securities Act
              which have not been
              exchanged after the exchange
              offer ends (except under
              those limited exceptions).
              Although the Original
              Capital Securities have been
              designated for trading in
              the Private Offerings,
              Resale and Trading through
              Automated Linkages
              ("PORTAL") market, to the
              extent that Original Capital
              Securities are tendered and
              accepted in connection with
              the exchange offer, any
              trading market for Original
              Capital Securities which
              remain outstanding after the
              exchange offer could be
              adversely affected.~ The
              Exchange Capital Securities
              and any Original Capital
              Securities which remain
              outstanding after
              consummation of the exchange
              offer will vote together as
              a single class for purposes
              of determining whether
              holders of the requisite
              percentage in outstanding
              liquidation amount have
              taken actions or exercised
              rights under the Trust
              Agreement. See "Description
              of Exchange Securities;
              Comparison to Original
              Securities" and "Description
              of Capital
              Securities--Voting rights;
              Amendment of Trust
              Agreement." At the end of
              the exchange offer, you will
              not be entitled to any
              additional distributions or
              any further registration
              rights under the
              Registration Rights
              Agreement, except under
              limited circumstances.


Exchange offer procedures

              Subject to the conditions described in "The exchange offer Conditions to the exchange offer," the issuance of the Exchange Capital Securities for Original Capital Securities pursuant to the exchange offer will be made only after a timely receipt by the Trust of a book-entry confirmation (as defined below) evidencing the tender of the Original Capital Securities through ATOP or certificates representing the Original Capital Securities, a properly completed and duly executed Letter of Transmittal, with any required signature guarantees, and all other required documents. See "The exchange offer3/4Acceptance for exchange and issuance of Exchange Capital Securities" and "Procedures for tendering Original Capital Securities." Therefore, holders of the Original Capital Securities desiring to tender their Original Capital Securities in exchange for Exchange Capital Securities should allow sufficient time to ensure timely delivery. Neither Peoples nor the Trust is under any duty to give notifications of defects or irregularities with respect to the tenders of Original Capital Securities for exchange.


Risk factors relating to Peoples:
---------------------------------

Potentially adverse impact of interest rates and economic and industry conditions

              Like most bank and savings and
              loan holding companies, general
              economic and other factors that
              influence market interest rates
              affect Peoples' net interest
              income and the ability of
              Peoples' banking
              subsidiaries to respond to
              rate changes. General
              economic conditions may also
              affect the credit quality of
              Peoples' assets. Adverse
              economic conditions may
              affect the ability of
              borrowers to repay loans,
              particularly in the areas of
              commercial real estate and
              consumer lending. To the
              extent that changes in
              interest rates and economic
              conditions adversely affect
              Peoples' financial condition
              and results of operations,
              its ability to make
              principal and interest
              payments on the Junior
              Subordinated Debentures may
              be impaired.

              These policies and procedures,
              however, may not prevent unexpected
              credit losses that could materially
              affect Peoples' results of operation.

              Peoples' lending is primarily focused
              in the local southeastern Ohio market
              and consists pricipally of
              retail lending, which includes single-
              family residential mortgages and other
              consumer lending.

              Peoples' larges groups of business loans consist of credits to lodging and lodging related companies, as well as automobile dealer floor plans. These credits have been subjected to Peoples' normal commercial underwriting standards and Peoples believes that they present no more than the normal amount of risk assumed in other lending areas.

Year 2000 compliance

              Year 2000 issues result from the inability of many computer programs or computerized equipment to accurately calculate, store or use a date after December 31, 1999. Misinterpretations and misidentifications of the Year 2000 could result in system failure or miscalculations causing disruptions of operations.

              Peoples has completed an assessment of its core financial and operational software systems, which are primarily provided by third party vendors. Peoples has determined either that these systems are already compliant or has taken the necessary steps to make them compliant. Based on management's assessments, Peoples replaced portions of its softwarea and worked with software vendors so that those systems would properly use dates beyond December 31, 1999. Management presently believes with these recent modifications, combined with replacement in April 1999 of selected existing ATM hardware and software, the Year 2000 issue will be mitigated.

              Peoples continues to assess the credit, liquidity and counterparty trading risks which may be posed by customers who encounter Year 2000-related problems. These problems may result from the failure of a customer to properly remediate its own systems and from Year 2000 problems that are not addressed by the customer's suppliers and clients. Peoples has amended credit policies to include an assessment of Year 2000-related risks for material new customers. The initial assessment of customer-related risks for material customers has been completed and management does not anticipate material losses or a significant negative impact to Peoples' future results of operations or financial position. Peoples will continue to monitor these risks.

                                 Use of proceeds

         Neither Peoples nor the Trust will receive any cash proceeds from the issuance of the Exchange Capital Securities. The Original Capital Securities surrendered in exchange for the Exchange Capital Securities will be retired and cancelled.

         The proceeds to the Trust from the offering of the Original Capital Securities was $30,000,000 (before giving effect to approximately $1.0 million of commissions and expenses of the offering payable by Peoples). All of the proceeds from the sale of the Original Capital Securities and the Common Securities ($30,928,000) were invested by the Trust in the Junior Subordinated Debentures. Peoples invested approximately $10.0 million of the net proceeds in Peoples Bank to increase that bank's capital level. Peoples Bank expects to leverage the proceeds contributed to it by purchasing approximately $150 million of additional investment securities by the end of the second quarter of 1999. The investment securities will primarily consist of U.S. Agency securities and mortgage-backed investments. Funding sources for the investment securities will be comprised of FHLB borrowings and national market repurchase agreements. In addition, Peoples has used a portion of the proceeds from the Junior Subordinated Debentures to purchase approximately $1.8 million of treasury stock (approximately 74,000 treasury shares). The remaining net proceeds from the sale of the Junior Subordinated Debentures of $17.2 million have been retained by Peoples for general corporate purposes, including additional repurchases of its common shares and other investments.


                              Accounting treatment

         For financial reporting purposes, the Trust will be treated as a subsidiary of Peoples, and, accordingly, the accounts of the Trust will be included in the consolidated financial statements of Peoples. The Capital Securities will be presented as a separate line item in the consolidated balance sheets of Peoples, entitled "Guaranteed Preferred Beneficial Interests in Junior Subordinated Debentures", and appropriate disclosures about the Capital Securities, the Guarantee and the Junior Subordinated Debentures will be included in the notes to the consolidated financial statements. For financial reporting purposes, Peoples will record distributions on the Capital Securities as a non-interest expense in the consolidated statements of income.


                                 Capitalization

         The following table sets forth the capitalization of Peoples, on a consolidated basis, at March 31, 1999, and as adjusted to give effect to the consummation of the offering of the Original Capital Securities. The issuance of the Exchange Capital Securities in the exchange offer will have no effect on the capitalization of Peoples. The data contained in this table should be read together with the consolidated financial statements and notes thereto of Peoples and its subsidiaries. See "Incorporation by reference."


                                                                At
                                                           March 31, 1999
                                           -------------------------------------

                                                 Actual            Adjusted
                                           ----------------     ----------------
                                           -------------------------------------
                                                  (Dollars in thousands)
Long-term Borrowings:
 FHLB advances                            $  37,957            $  37,957
                                          ---------
 Term note payable                            2,550                2,550
                                          ---------            ---------
  Total long-term borrowings              $  40,507            $  40,507
                                          =========            =========

Guaranteed preferred beneficial
   interests in junior
     subordinated debentures(1)           $--                  $  28,990

Stockholders' Equity:
   Common shares, no par value,
    12,000,000 shares authorized,
    6,375,164 issued (including
          shares in treasury)             $  50,814            $  50,814
   Accumulated comprehensive income,
      net of deferred income taxes            2,732                2,732
   Retained earnings                         35,262               35,262
 Treasury shares, at cost, 67,786 shares     (2,048)              (2,048)
                                          ---------            ---------
          Total stockholders' equity      $  86,760            $  86,760
                                          =========            =========

Total capitalization                      $ 127,267            $ 156,257
                                          =========            =========

Capital Ratios: (2)
     Tier 1 capital to risk-weighted assets  10.83%               14.45%
     Total capital to risk-weighted assets   12.27%               17.29%
     Leverage ratio (3)                       7.41%                9.55%

----------------------

     (1) As described in this Prospectus, the sole assets of the Trust, which is a wholly-owned subsidiary of Peoples, are $30,928,000 aggregate principal amount of the 8.62% Junior Subordinated Debentures which mature on May 1, 2029. Peoples owns all of the Common Securities issued by the Trust. The amount shown here is net of issuance costs of $1,010,000. See "Description of Junior Subordinated Debentures."

     (2) Capital ratios in the "As Adjusted" column are computed in accordance with regulatory guidelines.

     (3) The leverage ratio is Tier 1 capital divided by quarterly average total assets less intangibles.



            Selected consolidated financial and other data of Peoples



          The following selected consolidated financial data for the five years ended December 31, 1998 is derived from Peoples' audited consolidated financial statements. The financial data for the three-month periods ended March 31, 1999 and 1998 are derived from Peoples' unaudited financial statements. The unaudited financial statements include all adjustments, consisting of normal recurring accruals, which Peoples considers necessary for a fair presentation of the financial position and the results of operations for these periods. Operating results for the three months ended March 31, 1999 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 1999. The data should be read in conjunction with the consolidated financial statements, related notes and other financial information incorporated by reference in this Prospectus.


                                                                  At or for the year ended December 31,
                                                 -------------------------------------------------------------------------
                                                 -------------------------------------------------------------------------
                                                    1998           1997          1996           1995            1994
                                                        (Dollars in Thousands, except ratios and per share data)

Summary of Operating Results:
   Total interest income....................   $   63,645     $     53,836   $     47,397   $    43,068    $   35,801
   Total interest expense...................       30,497           25,216         21,966        20,777        15,424
                                               -------------  -------------  -------------  ------------   -------------
                                               -------------  -------------  -------------  ------------   -------------
   Net interest income......................       33,148           28,620         25,431        22,291        20,377
   Provision for loan losses................        2,325            2,589          1,965         1,315           765
                                               -------------  -------------  -------------  ------------   -------------
                                               -------------  -------------  -------------  ------------   -------------
   Net interest income after provision
        for loan losses.....................       30,823           26,031         23,466        20,976        19,612
   Net securities gains (losses)............          418             (28)             48            24          (237)
   Other income.............................        6,820            5,966          5,130         4,457         4,378
   Other expenses...........................       23,276           19,265         17,522        16,818        15,672
                                               -------------  -------------  -------------  ------------   -------------
                                               -------------  -------------  -------------  ------------   -------------
   Income before provision for income taxes.       14,785           12,704         11,122         8,639         8,081
   Provision for income taxes...............        4,740            4,099          3,471         2,589         2,333
                                               -------------  -------------  -------------  ------------   -------------
                                               -------------  -------------  -------------  ------------   -------------
            Net income......................   $   10,045     $      8,605   $      7,651   $     6,050    $    5,748

Per Share Data:
   Net income:
        Basic...............................   $       1.59   $       1.50           1.35   $      1.05    $     0.99
        Diluted.............................           1.54           1.46           1.33          1.05          0.99
   Weighted average shares outstanding:
        Basic ..............................      6,319,437      5,730,711      5,672,354     5,743,940     5,789,753
        Diluted.............................      6,510,917      5,911,260      5,749,358     5,775,910     5,809,071
   Cash dividends paid......................           0.48           0.45           0.39          0.34          0.29
   Book value at end of period..............          13.63          12.47           9.89          9.11          7.88

Balance Sheet Data (at year end):
   Net loans................................   $    558,408   $    513,214        415,540   $   372,800    $  354,570
   Investment securities....................        235,569        174,291        147,783       131,762        99,419
   Federal Funds sold.......................          9,700         10,350          2,100         3,500         4,500
   Total assets.............................        880,284        758,158        616,635       543,430       498,006
   Total deposits...........................        714,168        611,107        504,692       429,077       403,819
   Long-term borrowings.....................         40,664         28,577         29,200        23,142        23,787
   Stockholders' equity.....................         86,014         78,818         56,193        51,474        45,635

Performance Ratios:
   Return on  average total assets..........           1.20 %         1.29 %         1.29 %        1.15 %        1.20 %
   Return on average stockholders' equity...           12.2           14.3           14.4          12.3          12.9
   Average stockholders' equity.............
         to average total assets............            9.9            9.0            8.9           9.3           9.3
   Average loans to average deposits........           80.9           85.5           84.0          85.2          85.5
   Dividend payout ratio....................           30.4           30.5           30.5          32.2          29.3
     Net interest margin....................           4.47           4.74           4.75          4.67          4.75
     Efficiency ratio.......................          50.38          51.06          53.76         60.55         60.84

Asset Quality Ratios:
   Nonperforming loans to total loans (net
     of unearned income)(1)                           0.28  %        0.33  %         0.39 %        0.46 %        0.58   %
   Net charge-offs (recoveries) to average
      total loans...........................          0.22           0.30            0.45          0.37          0.10
   Allowance for loan losses as a
      percentage of total loans.............          1.67           1.60            1.63          1.77          1.88
   Allowance for loan losses as a
      percentage of nonperforming loans  (1)         602.6          491.2           417.1         381.5         326.0

Capital Ratios:
   Total capital to risk-weighted assets....         11.95  %       14.34  %        12.86 %       13.85 %       14.13   %
   Tier 1 capital to risk-weighted assets...         10.54          13.09           11.66         12.60         12.88
   Leverage ratio...........................          7.08           9.29            7.92          8.81          8.93

Ratios of Earnings to Fixed Charges:(2)
   Including interest on deposits...........           1.48          1.50            1.51         1.42           1.52
   Excluding interest on deposits...........           4.27          5.25            4.54         4.53           5.31
----------------------

(1)    Nonperforming loans consist of nonaccrual loans, loans contractually past due 90 days or more and loans with restructured terms.
(2)    Fixed charges means interest, whether expensed or capitalized. Earnings is defined as pretax income with fixed charges added back, but excluding any amount of interest capitalized during the period.


                                               At or for the three months ended
                                                         March 31,
                                            ---------------------------------
                                                             1999        1998
                                             ---------------------------------
                                           dollars in Thousands, except ratios
                                                       and per share data)
  Summary of Operating Results:
       Total interest income............................. $    15,985  $  15,364
       Total interest expense............................       7,242      7,320
                                                          ------------ ---------
       Net interest income...............................       8,743      8,044
       Provision for loan losses.........................         537        696
                                                          ------------ ---------
       Net interest income after provision for
         loan losses.....................................       8,206      7,348
       Net securities gains..............................          --          4
       Other income                                             1,844      1,618
       Other expenses....................................       6,236      5,414
                                                          ------------ ---------
       Income before provision for income taxes..........       3,814      3,556
       Provision for income taxes........................       1,184      1,180
                                                          ------------ ---------
         Net income...................................... $     2,630  $   2,376

  Per Share Data:
       Net income:
           Basic......................................... $      0.42  $    0.38
           Diluted.......................................        0.41       0.36
       Weighted average shares outstanding:
           Basic.........................................   6,315,613  6,321,352
           Diluted.......................................   6,463,929  6,529,108
       Cash dividends paid...............................        0.13       0.12
       Book value at end of period.......................       13.76      12.65

  Balance Sheet Data (At quarter end):
       Net loans......................................... $   564,705  $ 558,408
       Investment securities.............................     223,118    235,569
       Federal Funds sold................................       6,150      9,700
       Total assets......................................      30,515    880,284
       Total deposits....................................     706,994    714,168
       Long-term borrowings..............................      40,507     40,664
       Stockholders' equity..............................      86,760     86,014

  Performance Ratios:
       Return on average total assets....................        1.21%     1.22%
       Return on average stockholders' equity............       12.12     11.94
       Average stockholders' equity to average total
         assets..........................................        9.95     10.25
       Average loans to average deposits.................       81.27     84.25
       Dividend payout ratio.............................       30.76     30.72

  Asset Quality Ratios:
      Nonperforming assets to total loans (net of                0.27%     0.24%
           unearned income) and foreclosed properties
           at quarter end (1)............................
       Net charge-offs (recoveries) to average                   0.03      0.04
           total loans...................................
       Allowance for loan losses as a percentage                 1.72      1.70
           of total loans................................
       Allowance for loan losses as a percentage               636.60    707.10
           of nonperforming loans (1)

  Capital Ratios:
       Total capital to risk-weighted assets.............       10.83%    12.87%
       Tier 1 capital to risk-weighted assets............       12.27     14.13
       Leverage ratio....................................        7.41      8.60

  Ratio of Earnings to Fixed Charges:  (2)
       Including interest on deposits....................       1.52       1.48
       Excluding interest on deposits....................       5.65       4.51
-----------------
(1) Nonperforming assets consist of nonaccrual loans, loans contractually past due 90 days or more, loans with restructured terms and foreclosed properties.

(2) Fixed charges means interest, whether expensed or capitalized. Earnings is defined as pretax income with fixed charges added back, but excluding any amount of interest capitalized during the period.

                              Peoples Bancorp Inc.

         Peoples was organized in 1980 as a bank holding company. Peoples' subsidiaries include The Peoples Banking and Trust Company ("Peoples Bank"), The First National Bank of Southeastern Ohio ("First National Bank"), Peoples Bank FSB, and The Northwest Territory Life Insurance Company, an Arizona corporation ("Northwest Territory"). First National Bank also owns two insurance agency subsidiaries, Northwest Territory Life Insurance Agency, Inc. and Northwest Territory Property and Casualty Insurance Agency, Inc. (the "Agencies").

         Peoples' banking subsidiaries operate 35 sales offices in the states of Ohio, West Virginia, and Kentucky. At March 31, 1999, Peoples had total assets of $871.9 million, total loans of $574.6 million, total deposits of $707.0 million, and total stockholders' equity of $86.8 million. At March 31, 1999, Peoples and its subsidiaries had 356 full-time equivalent employees. The principal executive office of Peoples is located at 138 Putnam Street, Marietta, Ohio 45750, and its telephone number is (740) 373-3155.

         Over the past several years, Peoples has experienced significant growth in assets and stockholders' equity, primarily through acquisitions described below as well as banking center purchases in markets contiguous to the markets served by Peoples. For the five-year period ended December 31, 1998, Peoples' assets grew at a 12.1% compound annual growth rate, while stockholders' equity grew at a compound annual growth rate of 13.5%. Peoples has also had a history of consistent earnings growth. Net income per share grew at a compound rate of 9.9% for the five-year period ended December 31, 1998. Over that same period, Peoples' annual return on average assets and stockholders' equity averaged 1.23% and 13.24%, respectively. For the year ended December 31, 1998, Peoples' return on average annual assets was 1.20% and its return on average stockholders' equity was 12.21%. For the quarter ended March 31, 1999, Peoples' return on average assets was 1.21% and its return on average stockholders' equity was 12.12%

         Peoples routinely explores opportunities for additional growth and expansion of its core financial service businesses, including the acquisition of companies engaged in similar activities. Management also focuses on internal growth as a method for reaching performance goals and reviews key performance indicators on a regular basis to measure Peoples' success. There can be no assurance, however, that Peoples will be able to grow, or if it does, that any growth or expansion will result in an increase in Peoples' earnings, dividends, book value or the market value of its common shares.

         Peoples Bank is a full-service commercial bank chartered as an Ohio banking corporation under its present name in Marietta, Ohio, in 1902. Peoples Bank is engaged in general commercial and consumer banking business, serving individuals and businesses from offices in Washington, Athens, Meigs, Fairfield, Gallia, and Licking Counties in Ohio, as well as Wood, Mason, and Wetzel Counties in West Virginia. In addition, Peoples Bank's Investment and Trust Division provides investment and trust services to its clients. At March 31, 1999, Peoples Bank's Investment and Trust Division managed approximately $559 million in trust assets (at market value).

         In 1981, Peoples acquired First National Bank, a national banking association first chartered in 1900. First National Bank is also engaged in general commercial and consumer banking business and serves customers in Noble and Morgan Counties in Ohio. First National Bank also owns the Agencies, which were established in 1995. The Agencies were the first insurance agencies in Ohio associated with a financial institution to receive licenses to conduct a broad-based insurance business. The Agencies offer a complete line of life and property and casualty products. In addition, a full line of investment products are offered through an unaffiliated registered broker dealer.

         In 1984, Peoples began operating Northwest Territory, which reinsures credit life and disability insurance issued to customers of banking subsidiaries of Peoples by the issuing insurance company.

         In 1997, Peoples purchased Russell Federal Savings Bank ("Russell Federal") and Gateway Bancorp, Inc., which owned a savings bank subsidiary, Catlettsburg Federal Savings Bank ("Catlettsburg Federal"). Russell Federal was originally chartered as a mutual association in 1914 and later converted to a federally-chartered stock savings bank in 1994. Catlettsburg Federal was originally chartered as a mutual savings and loan association in 1935 and converted to a federally-chartered stock savings bank in 1994 with Gateway Bancorp, Inc. as its sole shareholder. Effective January 1, 1999, Peoples combined Russell Federal and Catlettsburg Federal to create a single savings bank entity named Peoples Bank FSB.

         Peoples' banking subsidiaries provide a wide range of financial services, including checking accounts; NOW and Super NOW accounts; money market deposit accounts; savings accounts; time certificates of deposit; commercial, installment, and commercial and residential real estate mortgage loans; credit and debit cards; lease financing; corporate and personal trust services; and safe deposit rental facilities. Peoples' banking subsidiaries also sell travelers checks, money orders and cashier's checks. Services are provided through ordinary walk-in offices, automated teller machines, automobile drive-in facilities called "Motor Banks", banking by phone, and limited cash management services through computer banking.

         Peoples' service area has a diverse economic structure. Principal industries in the area include metals, plastics and petrochemical manufacturing; oil, gas and coal production and related support industries. In addition, tourism, education and other service-related industries are important and growing industries. Consequently, Peoples is not dependent upon any one industry segment for its business opportunities.

         To meet the demands of the increasingly competitive financial services industry, management has adopted a philosophy that full-service commercial and consumer banking relationships require an understanding of the customer's financial needs. Consistent with this philosophy, Peoples has sought to make its key professional associates more accessible to its customers. Management believes that Peoples' flexibility to customize products and services through integrated products and delivery systems is one of its competitive advantages. It is Peoples' goal to provide integrated, personalized financial services for the economic benefit and well-being of the residents and businesses of the communities in its markets. Peoples' associates are well-educated personnel who apply sound business practices focused on customer satisfaction, profits, and growth. Key elements of Peoples' strategy include:

o Being the "economic engine" in the markets we serve. Peoples primarily focuses on non-major metropolitan markets in which to provide products and services. Management believes Peoples has developed a niche and certain level of expertise in serving these communities. In addition to serving the financial needs of the communities, Peoples strives to be the driving force in the communities it serves through civic leadership and involvement in community activities.

o Continued development of integrated sales and service initiatives. Recently Peoples has implemented a process to enhance the sales skills and service abilities of its associates. Peoples historically has operated under a
"needs-based" selling approach that, we believe, has proven successful in serving the financial needs of many customers. Management anticipates that in future periods Peoples will increase its investment in sales training and education to assist in the development of Peoples' associates in their identification of customer service opportunities and serving customers with the financial products they need.

         It is not Peoples' strategy to compete solely on the basis of interest rates. Management believes that a focus on customer relationships and incentives that promote customers' continued use of Peoples' financial products and services will lead to enhanced revenue opportunities. In future periods, Peoples will focus its efforts to fully integrate its recent entry into insurance product offerings with its traditional banking operations. Management believes these integration efforts will lead to enhanced revenues through complementary product offerings that satisfy customer demands for high quality, "one-stop shopping".

o Maintain long-term focus. Peoples' management and associates share a long-term focus that promotes consistent enhancements to results of operations and other performance ratios. This long-term focus applies to possible acquisitions and expansion of its markets (and market penetration) through new offices. In 1999, Peoples will open sales offices in three West Virginia Wal-Mart retail superstores that will enhance visibility to an increased number of shoppers in those markets. The first of these three sales offices opened on April 1, 1999 in the Wal-Mart superstore located in New Martinsville, West Virginia. Management believes these new sales centers will be models for future sales and service efforts and for future banking center expansion, using electronic distribution channels and proactive sales interaction with these prospective customers.

         Other expansions to Peoples' financial service opportunities will complement Peoples' core competencies and strategic intent. Management considers mergers and acquisitions to be a viable method of enhancing Peoples' earnings potential and will continue to pursue appropriate business opportunities as they develop. Consistent with Peoples' philosophy and growth strategies, Peoples frequently evaluates opportunities to acquire banks or banking centers that complement Peoples' existing core businesses and markets.

         Management will continue to focus efforts to expand its electronic delivery methods to include internet banking in addition to current personal computer banking systems. Peoples' management plans to invest resources in future periods to enhance its electronic delivery methods. Management believes Peoples' array of financial products, services, and delivery systems compare favorably with all current and prospective competitors.

o Maintain strong asset quality ratios and similar balance sheet composition. Management does not have plans to alter its historic focus on strong asset quality, and will continue to maintain its conservative underwriting standards to maintain high asset quality. At March 31, 1999, Peoples' ratio of nonperforming loans to total loans was 0.27%. Also at that date, Peoples' allowance for loan losses was 1.67% of total outstanding loans. For the quarter ended March 31, 1999, Peoples' annualized net charge-offs as a percentage of total loans totaled 0.13%.

         At March 31, 1999, Peoples had total outstanding loans of $574.6 million, of which $230.6 million (or 40.1%) were residential mortgage loans, $223.2 million (or 38.9%) were commercial, financial or agricultural based loans; $110.4 million (or 19.2%) were consumer loans; and $10.4 million (or 1.8%) were real estate, construction loans. Consumer loans include approximately $6.3 million of credit card loan balances. At March 31, 1999, Peoples had total deposits of $707.0 million, short-term borrowings of $31.3 million and long-term borrowings of $40.5 million.


                           Regulation and supervision

         Almost all of Peoples' assets consist of its investments in its banking subsidiaries. Thus, Peoples' ability to pay principal of, and interest on, the Junior Subordinated Debentures depends primarily upon cash dividends received by Peoples from its banking subsidiaries.

         Peoples Bank, First National Bank and Peoples Bank FSB may not pay dividends to Peoples if, after paying those dividends, they would fail to meet the required minimum levels under the risk-based capital guidelines and the minimum leverage ratio requirements. Peoples Bank and First National Bank must have the approval of their respective regulators if a dividend in any year would cause the total dividends for that year to exceed the sum of the current year's net income and the retained earnings for the preceding two years, less required transfers to surplus. Peoples Bank FSB may make capital distributions during any calendar year equal to the greater of 100% of net income for the year-to-date plus 50% of the amount by which the lesser of its tangible, core or risk-based capital exceeds its capital requirement for that capital component, as measured at the beginning of the calendar year, or 75% of its net income for the most recent four-quarter period. If the current minimum capital requirements following a proposed capital distribution are not met, Peoples Bank FSB must obtain prior approval from the OTS. At March 31, 1999, approximately $13.8 million of retained earnings plus net income through that date of the banking subsidiaries were available for the payment of dividends to Peoples without regulatory approval. Payment of dividends by a banking subsidiary may be restricted at any time at the discretion of the appropriate regulator if it deems the payment to constitute an unsafe and/or unsound banking practice or necessary to maintain adequate capital.

         If Peoples does not receive sufficient cash dividends from its banking subsidiaries, it is unlikely that Peoples will have sufficient funds to make payments on the Junior Subordinated Debentures. See "Description of Junior Subordinated Debentures."

         Other statutes and regulations affecting Peoples and its subsidiaries are summarized in "Item 1. Business Supervision and Regulation" of Peoples' Annual Report on Form 10-K for the fiscal year ended December 31, 1998 incorporated into this Prospectus by reference.


                              PEBO Capital Trust I

         The Trust is a statutory business trust created under Delaware law upon the filing of a certificate of trust with the Delaware Secretary of State. The Trust exists for the exclusive purposes of: (a) issuing and selling the Trust Securities, which represent undivided beneficial interests in the assets of the Trust; (b) investing the gross proceeds from the sale of the Trust Securities in the Junior Subordinated Debentures issued by Peoples; and (c) engaging in only those other activities necessary, advisable or incidental thereto. The Junior Subordinated Debentures are the sole assets of the Trust. Payments under the Junior Subordinated Debentures are the sole revenues of the Trust. All of the Common Securities are owned directly by Peoples. The Common Securities rank pari passu, and payments will be made thereon pro rata, with the Capital Securities, except that upon the occurrence and continuance of an event of default under the Trust Agreement resulting from a Debenture Event of Default, the rights of Peoples as holder of the Common Securities to payments in respect of distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Capital Securities. See "Description of Capital Securities3/4Subordination of Common Securities."

         Peoples acquired Common Securities in a liquidation amount equal to 3% of the total capital of the Trust. The Trust has a term of approximately 35 years, but may dissolve earlier as provided in the Trust Agreement. The Trust's business and affairs are conducted by the Issuer Trustees, each appointed by Peoples as direct holder of the Common Securities. The Issuer Trustees for the Trust are Wilmington Trust Company, as the Property Trustee and as the Delaware Trustee, and three Administrative Trustees, who are officers of Peoples. Wilmington Trust Company acts as sole indenture trustee under the Trust Agreement. Wilmington Trust Company also acts as Guarantee Trustee and Debenture Trustee under the Guarantee and the Indenture, respectively. See "Description of Guarantee" and "Description of Junior Subordinated Debentures." The holder of the Common Securities of the Trust or, if an Event of Default under the Trust Agreement has occurred and is continuing, the holders of not less than a majority in liquidation amount of the Capital Securities are entitled to appoint, remove or replace the Property Trustee and/or the Delaware Trustee. In no event will the holders of the Capital Securities have the right to vote to appoint, remove or replace the Administrative Trustees. Those voting rights are vested exclusively in the holder of the Common Securities. The duties and obligations of each Issuer Trustee are governed by the Trust Agreement. Peoples, as issuer of the Junior Subordinated Debentures, will pay all fees, expenses, debts and obligations (other than the Trust Securities) related to the exchange offer, except as provided in this Prospectus, and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of the Trust. The principal executive office of the Trust is c/o Peoples Bancorp Inc., 138 Putnam Street, Marietta, Ohio 45750, Attention: Charles R. Hunsaker, Administrative Trustee.


                               The exchange offer

Purpose and effect of the exchange offer

         In connection with the sale of the Original Capital Securities, Peoples and the Trust entered into the Registration Rights Agreement with Sandler O'Neill & Partners, L.P., the initial purchaser of the Original Capital Securities, pursuant to which Peoples and the Trust agreed to file and to use their reasonable best efforts to cause to be declared effective by the SEC a registration statement with respect to the exchange of the Original Capital Securities for capital securities with terms identical in all material respects to the terms of the Original Capital Securities. A copy of the Registration Rights Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part.

         The exchange offer is being made to satisfy the contractual obligations of Peoples and the Trust under the Registration Rights Agreement. The form and terms of the Exchange Capital Securities are the same as the form and terms of the Original Capital Securities except that the Exchange Capital Securities (a) have been registered under the Securities Act and therefore will not be subject to the same restrictions on transfer under federal and state securities laws as the Original Capital Securities and (b) will not provide for any increase in the distribution rate thereon. Upon consummation of the exchange offer, holders of Original Capital Securities will not be entitled to any increase in the distribution rate thereon or any further registration rights under the Registration Rights Agreement (except in limited circumstances). See "Risk factors--Risks relating to the Capital Securities and the Junior Subordinated Debentures--Consequences of a failure to exchange Original Capital Securities" and "Description of Exchange Securities; Comparison to Original Securities."

         The exchange offer is not being made to, nor will the Trust accept tenders for exchange from, holders of Original Capital Securities in any jurisdiction in which the exchange offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of that jurisdiction.

         Unless the context requires otherwise, the term "holder" with respect to the exchange offer means any person in whose name the Original Capital Securities are registered on the books of the Trust or any other person who has obtained a properly completed bond power from the registered holder, or any participant in the DTC system whose name appears on a security position listing as the holder of those Original Capital Securities and who desires to deliver those Original Capital Securities by book-entry transfer at DTC.

         Pursuant to the exchange offer, Peoples will exchange as soon as practicable after the date of this Prospectus, the Exchange Guarantee for the Original Guarantee and the Exchange Junior Subordinate Debentures, in an amount corresponding to the Original Capital Securities accepted for exchange, for a like aggregate principal amount of the Original Junior Subordinated Debentures. The Exchange Guarantee and the Exchange Junior Subordinated Debentures have been registered under the Securities Act.

Terms of the exchange offer

         The Trust hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal, to exchange up to $30,000,000 aggregate liquidation amount of Exchange Capital Securities for a like aggregate liquidation amount of Original Capital Securities properly tendered on or prior to the expiration date and not properly withdrawn in accordance with the procedures described below. The Trust will issue, promptly after the expiration date, an aggregate liquidation amount of up to $30,000,000 of Exchange Capital Securities in exchange for a like aggregate liquidation amount of outstanding Original Capital Securities tendered and accepted in connection with the exchange offer. Holders may tender their Original Capital Securities in whole or in part in a liquidation amount of not less than $100,000 (100 Capital Securities) or any integral multiple of $1,000 liquidation amount (one Capital Security) in excess thereof, provided that if any Original Capital Securities are tendered in exchange for part, the untendered liquidation amount must be $100,000 or any integral multiple of $1,000 in excess thereof.

         The exchange offer is not conditioned upon any minimum liquidation amount of Original Capital Securities being tendered. As of the date of this Prospectus, $30,000,000 aggregate liquidation amount of the Original Capital Securities is outstanding.

         Holders of Original Capital Securities do not have any appraisal or dissenters' rights in connection with the exchange offer. Original Capital Securities which are not tendered for or are tendered but not accepted in connection with the exchange offer will remain outstanding and be entitled to the benefits of the Trust Agreement, but will not be entitled to any further registration rights under the Registration Rights Agreement. See "Risk factors3/4Risks relating to the Capital Securities and the Junior Subordinated Debentures3/4Consequences of a failure to exchange Original Capital Securities" and "Description of Exchange Securities; Comparison to Original Securities."

         If any tendered Original Capital Securities are not accepted for exchange because of an invalid tender, the occurrence of other events described in this Prospectus or otherwise, certificates for any unaccepted Original Capital Securities will be returned, without expense, to the tendering holder promptly after the expiration date.

         Holders who tender Original Capital Securities in connection with the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Original Capital Securities in connection with the exchange offer. Peoples will pay all charges and expenses, other than applicable taxes described below, in connection with the exchange offer. See "3/4Fees and expenses."

         Neither the Board of Directors of Peoples nor any Trustee of the Trust makes any recommendation to holders of Original Capital Securities as to whether to tender or refrain from tendering all or any portion of their Original Capital Securities pursuant to the exchange offer. In addition, no one has been authorized to make any recommendation. Holders of Original Capital Securities must make their own decision whether to tender pursuant to the exchange offer and, if so, the aggregate amount of Original Capital Securities to tender based on those holders' own financial position and requirements.

Expiration date; Extensions; Amendments

         The expiration date of the exchange offer is 5:00 p.m., New York City time, on ________, 1999, unless the exchange offer is extended by Peoples or the Trust (in which case the expiration date will be the latest date and time to which the exchange offer is extended).

         Peoples and the Trust expressly reserve the right in their sole and absolute discretion, subject to applicable law, at any time and from time to time, (a) to delay the acceptance of the Original Capital Securities for exchange, (b) to terminate the exchange offer (whether or not any Original Capital Securities have been accepted for exchange) if Peoples and the Trust determine, in their sole and absolute discretion, that any of the events or conditions referred to under "3/4Conditions to the exchange offer" have occurred or exist, (c) to extend the expiration date of the exchange offer and retain all Original Capital Securities tendered pursuant to the exchange offer, subject, however, to the right of holders of Original Capital Securities to withdraw their tendered Original Capital Securities as described under "3/4Withdrawal rights," and (d) to waive any condition or otherwise amend the terms of the exchange offer in any respect. If the exchange offer is amended in a manner determined by Peoples and the Trust to constitute a material change, or if Peoples and the Trust waive a material condition of the exchange offer, Peoples and the Trust will promptly disclose that amendment by means of a prospectus supplement which will be distributed to the registered holders of the Original Capital Securities, and Peoples and the Trust will extend the exchange offer to the extent required by Rule 14e1 under the Exchange Act.

         Any delay in acceptance, extension, termination or amendment will be followed promptly by oral or written notice thereof to the exchange agent and by making a public announcement thereof, and the announcement in the case of an extension will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. Without limiting the manner in which Peoples and Trust may choose to make any public announcement and subject to applicable law, Peoples and the Trust will have no obligation to publish, advertise or otherwise communicate any public announcement other than by issuing a release to an appropriate news agency.

Acceptance for exchange and issuance of Exchange Capital Securities

         Upon the terms and subject to the conditions of the exchange offer, the Trust will exchange, and will issue to the exchange agent, Exchange Capital Securities for Original Capital Securities validly tendered and not withdrawn promptly after the expiration date.

         In all cases, delivery of Exchange Capital Securities in exchange for Original Capital Securities tendered and accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of
(a) Original Capital Securities or a book-entry confirmation of a book-entry transfer of Original Capital Securities into the exchange agent's account at DTC, including an Agent's Message if the tendering holder has not delivered a Letter of Transmittal, (b) the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, or (in the case of a book-entry transfer) an Agent's Message in lieu of the Letter of Transmittal, and (c) any other documents required by the Letter of Transmittal.

         The term "book-entry confirmation" means a timely confirmation of a book-entry transfer of Original Capital Securities into the exchange agent's account at DTC. The term "Agent's Message" means a message, transmitted by DTC to and received by the exchange agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the tendering participant, which acknowledgment states that the participant has received and agrees to be bound by the Letter of Transmittal and that the Trust and Peoples may enforce the Letter of Transmittal against such participant.

         Subject to the terms and conditions of the exchange offer, Peoples and the Trust will be deemed to have accepted for exchange, and thereby exchanged, Original Capital Securities validly tendered and not withdrawn as, if and when the Trust gives oral or written notice to the exchange agent of Peoples' and the Trust's acceptance of those Original Capital Securities for exchange pursuant to the exchange offer. The exchange agent will act as agent for the Trust for the purpose of receiving tenders of Original Capital Securities, Letters of Transmittal and related documents, and as agent for tendering holders for the purpose of receiving Original Capital Securities, Letters of Transmittal and related documents and transmitting Exchange Capital Securities to validly tendering holders. Such exchange will be made promptly after the expiration date. If, for any reason whatsoever, acceptance for exchange or the exchange of any Original Capital Securities tendered pursuant to the exchange offer is delayed (whether before or after the Trust's acceptance for exchange of Original Capital Securities) or Peoples and the Trust extend the exchange offer or are unable to accept for exchange or exchange Original Capital Securities tendered pursuant to the exchange offer, then, without prejudice to Peoples' and the Trust's rights described in this Prospectus, the exchange agent may, nevertheless, on behalf of Peoples and the Trust and subject to Rule 14e-1(c) under the Exchange Act, retain tendered Original Capital Securities and those Original Capital Securities may not be withdrawn except to the extent tendering holders are entitled to withdrawal rights as described under "3/4Withdrawal rights."

         Pursuant to the Letter of Transmittal or Agent's Message in lieu thereof, a holder of Original Capital Securities will warrant and agree that it has full power and authority to tender, exchange, sell, assign and transfer Original Capital Securities, that the Trust will acquire good, marketable and unencumbered title to the tendered Original Capital Securities, free and clear of all liens, restrictions, charges and encumbrances, and that Original Capital Securities tendered for exchange are not subject to any adverse claims or proxies. The holder also will warrant and agree that it will, upon request, execute and deliver any additional documents deemed by Peoples, the Trust or the exchange agent to be necessary or desirable to complete the exchange, sale, assignment and transfer of the Original Capital Securities tendered pursuant to the exchange offer.

Procedures for tendering Original Capital Securities

         Valid Tender. Except as described below, in order for Original Capital Securities to be validly tendered pursuant to the exchange offer, a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or (in the case of a book-entry transfer) an Agent's Message in lieu of a Letter of Transmittal, and any other required documents, must be received by the exchange agent at one of its addresses given under "3/4Exchange agent," and (a) tendered Original Capital Securities must be received by the exchange agent, or (b) those Original Capital Securities must be tendered pursuant to the procedures for book-entry transfer described below and a book-entry confirmation, including an Agent's Message if the tendering holder has not delivered a Letter of Transmittal, must be received by the exchange agent, in each case on or prior to the expiration date, or (c) the guaranteed delivery procedures described below must be complied with.

         If less than all of the Original Capital Securities are tendered, a tendering holder should fill in the amount of Original Capital Securities being tendered in the appropriate box on the Letter of Transmittal or so indicate in an Agent's Message in lieu of the Letter of Transmittal and the untendered liquidation amount must be $100,000 or any integral multiple of $1,000 in excess thereof. The entire amount of Original Capital Securities delivered to the exchange agent will be deemed tendered unless otherwise indicated.

         The method of delivery of certificates, the Letter of Transmittal and all other required documents is at the option and sole risk of the tendering holder. Delivery will be deemed made only when actually received by the exchange agent. If delivery is by mail, registered mail, return-receipt requested, properly insured, or an overnight delivery service is recommended. In all cases, sufficient time should be allowed to ensure a timely delivery.

         Book-Entry Transfer. The exchange agent will establish an account with respect to the Original Capital Securities at DTC for purposes of the exchange offer within two business days after the date of this Prospectus. Any financial institution that is a participant in DTC's book-entry transfer facility system may make a book-entry delivery of the Original Capital Securities by causing DTC to transfer such Original Capital Securities into the exchange agent's account at DTC in accordance with DTC's procedures for transfers. However, although delivery of Original Capital Securities may be effected through book-entry transfer into the exchange agent's account at DTC, the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, or an Agent's Message in lieu of the Letter of Transmittal, and any other required documents, must in any case be delivered to and received by the exchange agent at its address set forth under "3/4Exchange agent" on or prior to the expiration date, or the guaranteed delivery procedure described below must be complied with.

         Delivery of documents to DTC in accordance with DTC's procedures does not constitute delivery to the exchange agent.

         Signature Guarantees. Certificates for Original Capital Securities need not be endorsed and signature guarantees on the Letter of Transmittal are unnecessary unless (a) a certificate for Original Capital Securities is registered in a name other than that of the person surrendering the certificate or (b) the holder completes the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" in the Letter of Transmittal. In the case of (a) or (b) above, those certificates for Original Capital Securities must be duly endorsed or accompanied by a properly executed bond power, with the endorsement or signature on the bond power and on the Letter of Transmittal guaranteed by a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as an "eligible guarantor institution," including (as such terms are defined in the Exchange Act): (i) a bank; (ii) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association (an "Eligible Institution"), unless surrendered on behalf of such Eligible Institution. See Instruction 1 to the Letter of Transmittal.

         Guaranteed Delivery. If a holder desires to tender Original Capital Securities pursuant to the exchange offer and the certificate for those Original Capital Securities is not immediately available or time will not permit all required documents to reach the exchange agent on or prior to the expiration date, or the procedure for book-entry transfer cannot be completed on a timely basis, those Original Capital Securities may nevertheless be tendered, provided that all of the following guaranteed delivery procedures are complied with:

o    The tenders are made by or through an Eligible Institution;

o A properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form accompanying the Letter of Transmittal, is received by the exchange agent, as provided below, on or prior to the expiration date; and

o The certificate (or a book-entry confirmation) representing all tendered Original Capital Securities, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), or Agent's Message in lieu thereof, with any required signature guarantees and any other documents required by the Letter of Transmittal, are received by the exchange agent within three New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery.

         The Notice of Guaranteed Delivery may be delivered by hand, or transmitted by facsimile or mail to the exchange agent and must include a guarantee by an Eligible Institution in the form set forth in that Notice.

         The delivery of Exchange Capital Securities in exchange for Original Capital Securities tendered and accepted for exchange pursuant to the exchange offer will in all cases be made only after timely receipt by the exchange agent of Original Capital Securities, or of a book-entry confirmation with respect to such Original Capital Securities, and a properly completed and duly executed Letter of Transmittal (or facsimile thereof), or Agent's Message in lieu thereof, together with any required signature guarantees and any other documents required by the Letter of Transmittal. Accordingly, the delivery of Exchange Capital Securities might not be made to all tendering holders at the same time, and will depend upon when Original Capital Securities, book-entry confirmations with respect to Original Capital Securities and other required documents are received by the exchange agent.

         Peoples and the Trust's acceptance for exchange of Original Capital Securities tendered pursuant to any of the procedures described above will constitute a binding agreement between the tendering holder, Peoples and the Trust upon the terms and subject to the conditions of the exchange offer.

         Determination of Validity. All questions as to the form of documents, validity, eligibility (including time of receipt) and acceptance for exchange of any tendered Original Capital Securities will be determined by Peoples and the Trust, in their sole discretion, whose determination will be final and binding on all parties. Peoples and the Trust reserve the absolute right, in their sole and absolute discretion, to reject any and all tenders determined by them not to be in proper form or the acceptance of which, or exchange for, may, in the opinion of counsel to Peoples and the Trust, be unlawful. Peoples and the Trust also reserve the absolute right, subject to applicable law, to waive any of the conditions of the exchange offer as described under "Conditions to the exchange offer" or any condition or irregularity in any tender of Original Capital Securities of any particular holder whether or not similar conditions or irregularities are waived in the case of other holders.

         The interpretation by Peoples and the Trust of the terms and conditions of the exchange offer (including the Letter of Transmittal and the instructions thereto) will be final and binding. No tender of Original Capital Securities will be deemed to have been validly made until all irregularities with respect to such tender have been cured or waived. None of Peoples, the Trust, any affiliates or assigns of Peoples or the Trust, the exchange agent or any other person will be under any duty to give any notification of any irregularities in tenders or incur any liability for failure to give any such notification.

         If any Letter of Transmittal, endorsement, bond power, power of attorney or any other document required by the Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person should so indicate when signing, and unless waived by Peoples and the Trust, proper evidence satisfactory to Peoples and the Trust, in their sole discretion, of that person's authority to so act must be submitted.

         A beneficial owner of Original Capital Securities that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian is urged to contact that entity promptly if the beneficial holder wishes to participate in the exchange offer.

Resale of Exchange Capital Securities

         The Trust is making the exchange offer for the Exchange Capital Securities in reliance on the position of the staff of the Division of Corporation Finance of the SEC as forth in interpretative letters addressed to third parties in other transactions. However, neither Peoples nor the Trust sought its own interpretive letter and there can be no assurance that the staff of the Division of Corporation Finance of the SEC would make a determination with respect to this exchange offer similar to that made in the interpretive letters to third parties. Based on these interpretations by the staff of the Division of Corporation Finance of the SEC, and subject to the two immediately following sentences, Peoples and the Trust believe that Exchange Capital Securities issued pursuant to this exchange offer in exchange for Original Capital Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that the Exchange Capital Securities are acquired in the ordinary course of the holder's business and that the holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of those Exchange Capital Securities. However, any holder of Original Capital Securities who is an affiliate of Peoples or the Trust or who intends to participate in the exchange offer for the purpose of distributing Exchange Capital Securities, or any broker-dealer who purchased Original Capital Securities from the Trust to resell pursuant to Rule 144A or any other available exemption under the Securities Act (a) will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the SEC described in the above-mentioned interpretive letters, (b) will not be permitted or entitled to tender Original Capital Securities in the exchange offer and (c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of Original Capital Securities, unless that sale or other transfer is made pursuant to an exemption from those requirements. In addition, as described below, Participating Broker-Dealers must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of Exchange Capital Securities.

         Each holder of Original Capital Securities who wishes to exchange Original Capital Securities for Exchange Capital Securities in the exchange offer will be required to represent that (a) it is not an affiliate of Peoples or the Trust, (b) any Exchange Capital Securities to be received by it are being acquired in the ordinary course of its business, (c) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of the Exchange Capital Securities and (d) if such holder is not a broker-dealer, the holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of those Exchange Capital Securities. The Letter of Transmittal contains the foregoing representations. In addition, Peoples and the Trust may require a holder of Original Capital Securities, as a condition to that holder's eligibility to participate in this exchange offer, to furnish to Peoples and the Trust (or an agent thereof) in writing information as to the number of "beneficial owners" (within the meaning of Rule 13d-3 under the Exchange Act) on behalf of whom the holder holds the Original Capital Securities to be exchanged in the exchange offer. Each Participating Broker-Dealer will be deemed to have acknowledged by execution of the Letter of Transmittal or delivery of an Agent's Message that it acquired the Original Capital Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is a "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Division of Corporation Finance of the SEC in the interpretive letters referred to above, Peoples and the Trust believe that Participating Broker-Dealers who acquired Original Capital Securities for their own accounts as a result of market-making activities or other trading activities may fulfill their prospectus delivery requirements with respect to the Exchange Capital Securities received upon exchange of Original Capital Securities (other than Original Capital Securities which represent an unsold allotment from the original sale of Original Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of those Exchange Capital Securities. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer during the period referred to below in connection with resales of Exchange Capital Securities received in exchange for Original Capital Securities where the Original Capital Securities were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to the terms of the Registration Rights Agreement, Peoples and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of Exchange Capital Securities for a period ending 90 days after the expiration date (subject to extension under limited circumstances described below) or, if earlier, when all Exchange Capital Securities have been disposed of by the Participating Broker-Dealer. See "Plan of distribution." However, a Participating Broker-Dealer who intends to use this Prospectus in connection with the resale of Exchange Capital Securities received in exchange for Original Capital Securities pursuant to the exchange offer must notify Peoples and the Trust, or cause Peoples and the Trust to be notified, on or prior to the expiration date, that it is a Participating Broker-Dealer. Such notice may be given in the space provided for that purpose in the Letter of Transmittal or may be delivered to the exchange agent at one of the addresses given under "3/4Exchange agent." Any person, including any Participating Broker-Dealer, who is an affiliate of Peoples or the Trust may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

         In that regard, each Participating Broker-Dealer who surrenders Original Capital Securities pursuant to the exchange offer will be deemed to have agreed, by execution of the Letter of Transmittal or delivery of an Agent's Message in lieu thereof, that, upon receipt of notice from Peoples or the Trust of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading or of the occurrence of the other events specified in the Registration Rights Agreement, that Participating Broker-Dealer will suspend the sale of Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debentures, as applicable) pursuant to this Prospectus until Peoples or the Trust has amended or supplemented this Prospectus to correct the misstatement or omission and has furnished copies of the amended or supplemented Prospectus to that Participating Broker-Dealer or Peoples and the Trust have given notice that the sale of the Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debentures, as applicable) may be resumed, as the case may be. If Peoples or the Trust gives notice to suspend the sale of the Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debentures, as applicable), that notice will extend the 90-day period referred to above during which Participating Broker-Dealers are entitled to use this Prospectus in connection with the resale of Exchange Capital Securities by the number of days during the period from and including the date of the giving of the notice to and including the date when Participating Broker-Dealers have received copies of the amended or supplemented Prospectus necessary to permit resales of the Exchange Capital Securities or to and including the date on which Peoples and the Trust have given notice that the sale of Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debentures, as applicable) may be resumed.

Withdrawal rights

         Except as otherwise provided in this Prospectus, tenders of Original Capital Securities may be withdrawn at any time on or prior to the expiration date. In order for a withdrawal to be effective, a written or facsimile transmission of the notice of withdrawal must be timely received by the exchange agent at one of its addresses given under "3/4Exchange agent" on or prior to the expiration date. Any notice of withdrawal must specify the name of the person who tendered the Original Capital Securities to be withdrawn, the aggregate principal amount of Original Capital Securities to be withdrawn, and (if a certificate for Original Capital Securities has been tendered) the name of the registered holder of the Original Capital Securities as set forth on the Original Capital Securities, if different from that of the person who tendered such Original Capital Securities. If Original Capital Securities have been delivered or otherwise identified to the exchange agent, then prior to the physical release of those withdrawn Original Capital Securities, the tendering holder must submit the certificate numbers shown on the particular Original Capital Securities to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an Eligible Institution, except in the case of Original Capital Securities tendered for the account of an Eligible Institution. If Original Capital Securities have been tendered pursuant to the procedures for book-entry transfer set forth in "3/4Procedures for tendering Original Capital Securities," the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawal of Original Capital Securities, in which case a notice of withdrawal will be effective if delivered to the exchange agent by written or facsimile transmission. Withdrawals of tenders of Original Capital Securities may not be rescinded. Original Capital Securities properly withdrawn will not be deemed validly tendered for purposes of the exchange offer, but may be retendered at any subsequent time on or prior to the expiration date by following any of the procedures described above under "3/4Procedures for tendering Original Capital Securities."

         All questions as to the validity, form and eligibility (including time of receipt) of withdrawal notices will be determined by Peoples and the Trust, in their sole discretion, whose determination will be final and binding on all parties. None of Peoples, the Trust, any affiliates or assigns of Peoples or the Trust, the exchange agent or any other person will be under any duty to give any notification of any irregularities in any notice of withdrawal or incur any liability for failure to give any notification. Any Original Capital Securities which have been tendered but which are withdrawn will be returned to the holder thereof promptly after withdrawal.

Distributions on Exchange Capital Securities

         Holders of Original Capital Securities as of the applicable record date will be entitled to receive distributions payable semi-annually in arrears on May 1 and November 1 of each year, commencing November 1, 1999. Those distributions will accumulate from the later of the most recent distribution payment date to which distributions have been duly paid or duly provided for with respect to the Exchange Capital Securities or the Original Capital Securities which were exchanged for such Exchange Capital Securities, or from April 20, 1999, the date of the original issuance of the Original Capital Securities.

Conditions to the exchange offer

         Notwithstanding any other provisions of the exchange offer, or any extension of the exchange offer, Peoples and the Trust will not be required to accept for exchange, or to exchange, any Original Capital Securities for any Exchange Capital Securities, and, as described below, may terminate the exchange offer (whether or not any Original Capital Securities have been accepted for exchange) or may waive any conditions to or amend the exchange offer, if any of the following conditions have occurred or exist:

o There has been a change in the current interpretation by the staff of the SEC which permits the Exchange Capital Securities issued pursuant to the exchange offer in exchange for Original Capital Securities to be offered for resale, resold and otherwise transferred by holders thereof (other than broker-dealers and any holder which is an affiliate of Peoples or the Trust) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the Exchange Capital Securities are acquired in the ordinary course of the holders' business and the holders have no arrangement or understanding with any person to participate in the distribution of the Exchange Capital Securities;

o Any law, statute, rule or regulation has been adopted or enacted which, in the judgment of Peoples or the Trust, would reasonably be expected to impair its ability to proceed with the exchange offer;

o Any action or proceeding has been instituted or threatened in any court or by or before any governmental agency or body with respect to the exchange offer which, in Peoples' and the Trust's judgment, would reasonably be expected to impair the ability of Peoples or the Trust to proceed with the exchange offer;

o A banking moratorium has been declared by United States federal or Ohio or New York state authorities which, in Peoples' and the Trust's judgment, would reasonably be expected to impair the ability of the Peoples or the Trust to proceed with the exchange offer;

o Trading on the New York Stock Exchange or generally in the United States over-the-counter market has been suspended by order of the SEC or any other governmental authority which, in Peoples' and the Trust's judgment, would reasonably be expected to impair the ability of the Peoples or the Trust to proceed with the exchange offer; or

o A stop order has been issued by the SEC or any state securities authority suspending the effectiveness of the Registration Statement or proceedings have been initiated or, to the knowledge of Peoples or the Trust, threatened for that purpose, or any governmental approval which either Peoples or the Trust, in its sole discretion, deems necessary for the consummation of the exchange offer as contemplated in this Prospectus has not been obtained.

         If Peoples and the Trust determine in their sole and absolute discretion that any of the foregoing events or conditions has occurred or exists, Peoples and the Trust may, subject to applicable law, terminate the exchange offer (whether or not any Original Capital Securities have been accepted for exchange) or may waive any condition or otherwise amend the terms of the exchange offer in any respect. If that waiver or amendment constitutes a material change to the exchange offer, Peoples and the Trust will promptly disclose that waiver or amendment by means of a prospectus supplement which will be distributed to the registered holders of the Original Capital Securities and will extend the exchange offer to the extent required by Rule 14e-1 under the Exchange Act.

Exchange agent

         Wilmington Trust Company has been appointed as exchange agent for the exchange offer. Delivery of the Letters of Transmittal and any other required documents, questions, requests for assistance, and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the exchange agent as follows:


      By Registered or                   By Hand or
      Certified Mail                     Overnight Delivery
      ----------------                   ------------------

      Wilmington Trust Company           Wilmington Trust Company
      1100 North Market Street           1105 North Market Street
      Wilmington, DE  19890-0001         Wilmington, DE  19890-0001
      Attn:    Kristin Long,             Attn:    Kristin Long,
               Trust Operations                   Trust Operations

                           Confirm by telephone or for
                                information call:
                                 (302) 651-1562

                             Facsimile Transmission
                          (Eligible Institutions Only):
                                 (302) 651-1079

Delivery to other than the above addresses or facsimile number will not constitute a valid delivery.

Fees and expenses

         Peoples has agreed to pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. Peoples will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus and related documents to the beneficial owners of Original Capital Securities, and in handling or tendering for their customers.

         Holders who tender their Original Capital Securities for exchange will not be obligated to pay any transfer taxes in connection therewith. If, however, Exchange Capital Securities are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Original Capital Securities tendered, or if a transfer tax is imposed for any reason other than the exchange of Original Capital Securities in connection with the exchange offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other person) will be payable by the tendering holder. If satisfactory evidence of payment of those taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of those transfer taxes will be billed directly to the tendering holder.

         Neither Peoples nor the Trust will make any payment to brokers, dealers or other nominees soliciting acceptances of the exchange offer.


      Description of Exchange Securities; Comparison to Original Securities

         The terms of the Exchange Securities are identical in all material respects to the terms of the Original Securities, except that (a) the Original Securities have not been registered under the Securities Act, are subject to restrictions on transfer under federal and state securities laws and are entitled to specified rights under the Registration Rights Agreement (which rights will terminate upon consummation of the exchange offer); (b) the Exchange Capital Securities will not contain the same restrictions on transfer as the Original Capital Securities; (c) the Exchange Capital Securities will not provide for any increase in the distribution rate thereon; and (d) the Exchange Junior Subordinated Debentures will not provide for any increase in the interest rate thereon. The Exchange Securities are not, and upon consummation of the exchange offer the Original Securities will not be, entitled to any additional interest or distributions. Accordingly, holders of Original Capital Securities should review the information set forth under "Risk factors3/4Consequences of a failure to exchange Original Capital Securities."


                        Description of Capital Securities

         The Original Capital Securities represent and the Exchange Capital Securities will represent beneficial interests in the Trust, and the holders thereof will be entitled to a preference over the Common Securities in certain circumstances with respect to distributions and amounts payable on redemption of the Trust Securities or liquidation of the Trust. See "3/4Subordination of Common Securities." Upon consummation of the exchange offer, the Trust Agreement will be subject to and governed by the Trust Indenture Act of 1939. This summary of selected provisions of the Capital Securities, the Common Securities and the Trust Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Trust Agreement, including the definitions therein of selected terms.

General

         The Capital Securities (including the Original Capital Securities and the Exchange Capital Securities) are limited to $30,000,000 aggregate liquidation amount at any one time outstanding. The Capital Securities rank pari passu with the Common Securities, and payments will be made pro rata thereon, with the Common Securities, except as described under "3/4Subordination of Common Securities." Legal title to the Junior Subordinated Debentures will be held by the Property Trustee in trust for the benefit of the holders of the Capital Securities. The Guarantee will not guarantee payment of distributions or amounts payable on redemption of the Capital Securities or liquidation of the Trust when the Trust does not have funds on hand legally available for such payments. See "Description of Guarantee."

Distributions

         Distributions on the Capital Securities will be cumulative, will accumulate from April 20, 1999 and will be payable semi-annually in arrears on May 1 and November 1 of each year, commencing November 1, 1999, at the annual rate of 8.62% of the liquidation amount to the holders of the Capital Securities on the relevant record dates. The record dates will be the 15th day of the month immediately preceding the month in which the relevant payment occurs. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and, for any period of less than a full calendar month, the number of days elapsed in such month. If any date on which distributions are payable on the Capital Securities is not a Business Day (as defined below), payment of the distributions payable on that date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any delay), with the same force and effect as if made on the original scheduled distribution date (each date on which distributions are payable in accordance with the foregoing, a "Distribution Date"). A "Business Day" means any day other than a Saturday or a Sunday or a day on which banking institutions in New York, New York, Wilmington, Delaware or Marietta, Ohio are authorized or required by law or executive order to remain closed.

         So long as no Debenture Event of Default has occurred and is continuing, Peoples will have the right under the Indenture to elect to defer the payment of interest on the Junior Subordinated Debentures, at any time or from time to time, for a period not exceeding ten consecutive semi-annual periods with respect to each extension period ("Extension Period"), provided that no Extension Period will end on a date other than an Interest Payment Date (as defined under "Description of Junior Subordinated Debentures3/4General"), or extend beyond May 1, 2029. Upon any election, semi-annual distributions on the Capital Securities will be deferred by the Trust during the Extension Period. Distributions to which holders of the Capital Securities are entitled during any Extension Period will accumulate additional distributions thereon at the rate per annum of 8.62% thereof, compounded semi-annually from the relevant Distribution Date, to the extent permitted by applicable law. The term "distributions," as used in this Prospectus, will include any additional distributions.

         Prior to the termination of any Extension Period, Peoples may further extend the Extension Period, provided the extension does not cause the Extension Period to exceed ten consecutive semi-annual periods, to end on a date other than an Interest Payment Date or to extend beyond May 1, 2029. Upon the termination of any Extension Period and the payment of all amounts then due on any Interest Payment Date, Peoples may elect to begin a new Extension Period, subject to the above requirements. No interest will be due and payable during an Extension Period, except at the end thereof. Peoples must give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election of an Extension Period (or an extension thereof) at least five Business Days prior to the earlier of: (1) the date the distributions on the Capital Securities would have been payable except for the election to begin the Extension Period; and (2) the date the Administrative Trustees are required to give notice to any securities exchange or automated quotation system or to holders of Capital Securities of the record date or the date distributions are payable, but in any event not less than five Business Days prior to the record date. There is no limitation on the number of times that Peoples may elect to begin an Extension Period. See "Description of Junior Subordinated Debentures3/4Option to extend Interest Payment Date" and "Certain federal income tax consequences3/4Interest income and original issue discount."

         During any Extension Period, Peoples may not: (a) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of Peoples' capital stock; (b) make any payment of principal of or premium, if any, on or repay, repurchase or redeem any debt securities of Peoples (including any other junior subordinated debentures to be issued by Peoples) that rank pari passu with or junior in right of payment to the Junior Subordinated Debentures; or (c) make any guarantee payments with respect to any guarantee by Peoples of the debt securities of any subsidiary of Peoples (including all other guarantees to be issued by Peoples) if such guarantee ranks pari passu with or junior in right of payment to the Junior Subordinated Debentures (other than (1) dividends or distributions in common shares of Peoples, or options, warrants or rights to subscribe for or purchase common shares of Peoples, (2) any declaration of a dividend in connection with the implementation of a shareholder rights plan, or the issuance of shares under any shareholder rights plan in the future, or the redemption or repurchase of any rights pursuant to a shareholder rights plan, (3) payments under the Guarantee, (4) as a result of a reclassification of Peoples' capital stock or the exchange or conversion of one class or series of Peoples' capital stock for another class or series of Peoples' capital stock, (5) the purchase of fractional interests in shares of Peoples' capital stock pursuant to the conversion or exchange provisions of that capital stock or the security being converted or exchanged or pursuant to a merger, consolidation or other business combination, and (6) purchases of common shares related to the issuance of common shares or rights under any of Peoples' benefit plans for directors, officers or employees of Peoples and its subsidiaries or Peoples' dividend reinvestment plan). Peoples has no current intention to exercise its option to defer payments of interest on the Junior Subordinated Debentures.

         The revenue of the Trust available for distribution to holders of the Capital Securities will be limited to payments under the Junior Subordinated Debentures in which the Trust invested the proceeds from the issuance and sale of the Capital Securities. See "Description of Junior Subordinated Debentures3/4General." If Peoples does not make interest payments on the Junior Subordinated Debentures, the Property Trustee will not have funds available to pay distributions on the Capital Securities. The payment of distributions (if and to the extent the Trust has funds on hand legally available for the payment of such distributions) is guaranteed by Peoples on a limited basis as described under "Description of Guarantee."

Redemption

         Upon the repayment on May 1, 2029 or prepayment, in whole or in part, prior to May 1, 2029 of the Junior Subordinated Debentures (other than following the distribution of the Junior Subordinated Debentures to the holders of the Trust Securities), the proceeds from the repayment or prepayment will be applied by the Property Trustee (subject to the Property Trustee having received written notice no later than 45 days prior to that repayment) to redeem a Like Amount (as defined below) of the Trust Securities, upon not less than 30 nor more than 60 days' notice of a date of redemption (the "Redemption Date"), at the applicable Redemption Price, which will be equal to: (a) in the case of the repayment of the Junior Subordinated Debentures on May 1, 2029, the Maturity Redemption Price (equal to the principal of, and accrued and unpaid interest on, the Junior Subordinated Debentures); (b) in the case of the optional prepayment of the Junior Subordinated Debentures before May 1, 2009 upon the occurrence and continuation of a Special Event, the Special Event Redemption Price; and (c) in the case of the optional prepayment of the Junior Subordinated Debentures on or after May 1, 2029, the Optional Redemption Price. See "Description of Junior Subordinated Debentures3/4Optional prepayment," and "3/4Special event prepayment." If less than all of the Junior Subordinated Debentures are to be prepaid on a Redemption Date, the Junior Subordinated Debentures to be prepaid will be selected by the method which the Debenture Trustee deems fair and appropriate.

         "Like Amount" means: (a) with respect to a redemption of the Trust Securities, Trust Securities having a liquidation amount equal to the principal amount of Junior Subordinated Debentures to be paid in accordance with their terms; and (b) with respect to a distribution of Junior Subordinated Debentures upon the liquidation of the Trust, Junior Subordinated Debentures having a principal amount equal to the liquidation amount of the Trust Securities of the holder to whom the Junior Subordinated Debentures are distributed.

         Peoples has the option to prepay the Junior Subordinated Debentures:
(a) in whole or in part, on or after May 1, 2009, at the applicable Optional Prepayment Price; and (b) in whole but not in part, at any time prior to May 1, 2009, upon the occurrence of a Special Event, at the Special Event Prepayment Price, in each case subject to the receipt of any required regulatory approval. See "Description of Junior Subordinated Debentures3/4Optional prepayment," and "3/4Special event prepayment."

Liquidation of the Trust and distribution of Junior Subordinated Debentures

         Peoples has the right at any time to dissolve the Trust and, after satisfaction of liabilities to creditors of the Trust as required by applicable law, to cause the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities in liquidation of the Trust. This right is subject to: (a) Peoples having received an opinion of counsel to the effect that the distribution will not be a taxable event to holders of Capital Securities; and (b) receipt of any required regulatory approval.

         The Trust will automatically dissolve upon the first to occur of: (a) specified events of bankruptcy, dissolution or liquidation of Peoples; (b) the distribution of a Like Amount of the Junior Subordinated Debentures to the holders of the Trust Securities, if Peoples, as sponsor, has given written direction to the Property Trustee to dissolve the Trust (which direction is optional and, except as described above, wholly within the discretion of Peoples, as sponsor); (c) redemption of all of the Trust Securities as described under "3/4Redemption;" (d) expiration of the term of the Trust; and (e) the entry of an order for the dissolution of the Trust by a court of competent jurisdiction.

         If a dissolution occurs as described in clauses (a), (b), (c), or (d) above, the Trust will be liquidated by the Issuer Trustees as expeditiously as the Issuer Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to the holders of the Capital Securities a Like Amount of the Junior Subordinated Debentures, unless that distribution is determined by the Property Trustee not to be practicable, in which event the holders will be entitled to receive out of the assets of the Trust legally available for distribution to holders, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, an amount equal to the aggregate of the liquidation amount plus accumulated and unpaid distributions thereon to the date of payment (this amount being the "Liquidation Distribution"). If the Liquidation Distribution can be paid only in part because the Trust has insufficient assets on hand legally available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Capital Securities will be paid on a pro rata basis, except that if a Debenture Event of Default has occurred and is continuing, the Capital Securities will have a priority over the Common Securities. See "3/4Subordination of Common Securities."

         If Peoples elects not to prepay the Junior Subordinated Debentures prior to maturity in accordance with their terms and either elects not to or is unable to liquidate the Trust and distribute the Junior Subordinated Debentures to holders of the Capital Securities, the Capital Securities will remain outstanding until the repayment of the Junior Subordinated Debentures on May 1, 2029.

         After the liquidation date is fixed for any distribution of Junior Subordinated Debentures to holders of the Capital Securities: (a) the Capital Securities will no longer be deemed to be outstanding; (b) DTC or its nominee will receive, in respect of each registered global certificate, if any, representing Capital Securities held by it, a registered global certificate or certificates representing the Junior Subordinated Debentures to be delivered upon the distribution; and (c) any certificates representing Capital Securities not held by DTC or its nominee will be deemed to represent Junior Subordinated Debentures having a principal amount equal to the liquidation amount of the Capital Securities, and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid distributions on the Capital Securities until the certificates are presented to the Administrative Trustees or their agent for cancellation, whereupon Peoples will issue to the holder, and the Debenture Trustee will authenticate, a certificate representing the Junior Subordinated Debentures.

         There can be no assurance as to the market prices for the Capital Securities or the Junior Subordinated Debentures that may be distributed in exchange for the Capital Securities if a dissolution and liquidation of the Trust were to occur. Accordingly, the Capital Securities that an investor may purchase, or the Junior Subordinated Debentures that the investor may receive on dissolution and liquidation of the Trust, may trade at a discount to the price that the investor paid to purchase the Capital Securities offered in the exchange offer.

Redemption procedures

         If applicable, Capital Securities will be redeemed at the applicable Redemption Price with the proceeds from the contemporaneous repayment or prepayment of the Junior Subordinated Debentures. Any redemption of Capital Securities will be made and the applicable Redemption Price will be payable on the Redemption Date only to the extent that the Trust has funds legally available for the payment of the applicable Redemption Price. See also "3/4Subordination of Common Securities."

         If the Trust gives a notice of redemption in respect of the Capital Securities, then, by 12:00 noon, New York City time, on the Redemption Date, to the extent funds are legally available, with respect to the Capital Securities held by DTC or its nominees, the Property Trustee will deposit or cause the Paying Agent (as defined in "3/4Payment and Paying Agent") to deposit irrevocably with DTC funds sufficient to pay the applicable Redemption Price. With respect to the Capital Securities held in certificated form, the Property Trustee, to the extent funds are legally available, will irrevocably deposit with the Paying Agent for the Capital Securities funds sufficient to pay the applicable Redemption Price and will give the Paying Agent irrevocable instructions and authority to pay the applicable Redemption Price to the holders thereof upon surrender of their certificates evidencing the Capital Securities. See "Payment and Paying Agent." Notwithstanding the foregoing, distributions payable on or prior to the Redemption Date will be payable to the holders of Capital Securities on the relevant record dates for the related Distribution Dates. If notice of redemption has been given and funds deposited as required, then upon the date of deposit, all rights of the holders of the Capital Securities called for redemption will cease, except the right of the holders of Capital Securities to receive the applicable Redemption Price, but without interest on that Redemption Price, and those Capital Securities will cease to be outstanding. In the event that any Redemption Date of Capital Securities is not a Business Day, then the applicable Redemption Price payable on that date will be paid on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any delay). In the event that payment of the applicable Redemption Price is improperly withheld or refused and not paid either by the Trust or by Peoples pursuant to the Guarantee as described under "Description of Guarantee": (a) distributions on Capital Securities will continue to accumulate at the then applicable rate, from the Redemption Date originally established by the Trust to the date the applicable Redemption Price is actually paid; and (b) the actual payment date will be the Redemption Date for purposes of calculating the applicable Redemption Price.

         Notice of any redemption will be mailed at least 30 days but not more than 60 days prior to the Redemption Date to each holder of Capital Securities at its registered address. Unless the Trust defaults in payment of the applicable Redemption Price on the Trust Securities, or Peoples defaults in the repayment of the Junior Subordinated Debentures, on and after the Redemption Date, distributions will cease to accrue on the Capital Securities called for redemption.

         Subject to applicable law (including, without limitation, federal securities laws), Peoples or its subsidiaries may at any time and from time to time purchase outstanding Capital Securities by tender, in the open market or by private agreement.

Subordination of Common Securities

         Payment of distributions on, and the Redemption Price of, the Capital Securities, as applicable will be made pro rata based on the liquidation amount of the Capital Securities; provided, however, that if on any Distribution Date or Redemption Date a Debenture Event of Default has occurred and is continuing, no payment of any distribution on, or applicable Redemption Price of, any of the Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of the Common Securities, will be made unless a cash payment in full of all accumulated and unpaid distributions on all of the outstanding Capital Securities for all distribution periods terminating on or prior thereto, or in the case of payment of the applicable Redemption Price the full amount of such Redemption Price, has been made or provided for, and all funds available to the Property Trustee will first be applied to the payment in full in cash of all distributions on, or Redemption Price of, the Capital Securities then due and payable.

         In the case of any Event of Default, Peoples as holder of the Common Securities will be deemed to have waived any right to act with respect to the Event of Default until the effect of the Event of Default has been cured, waived or otherwise eliminated. Until an Event of Default has been so cured, waived or otherwise eliminated, the Property Trustee will act solely on behalf of the holders of the Capital Securities and not on behalf of Peoples as holder of the Common Securities, and only the holders of the Capital Securities will have the right to direct the Property Trustee to act on their behalf.

Events of Default; Notice

         The occurrence of a Debenture Event of Default constitutes an "Event of Default" under the Trust Agreement. See "Description of Junior Subordinated Debentures-Debenture Events of Default."

         Within ten Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee will transmit notice of the Event of Default to the holders of the Capital Securities, the Administrative Trustees and Peoples, as sponsor, unless the Event of Default has been cured or waived. Peoples, as sponsor, and the Administrative Trustees are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the Trust Agreement.

         If a Debenture Event of Default has occurred and is continuing, the Capital Securities will have a preference over the Common Securities as described under "Liquidation of the Trust and distribution of Junior Subordinated Debentures" and "Subordination of Common Securities."

Removal of Issuer Trustees

         Unless a Debenture Event of Default has occurred and is continuing, any Issuer Trustee may be removed at any time by the holder of the Common Securities. If a Debenture Event of Default has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed at that time by the holders of a majority in liquidation amount of the outstanding Capital Securities. In no event will the holders of the Capital Securities have the right to vote to appoint, remove or replace the Administrative Trustees. Those voting rights are vested exclusively in Peoples as the holder of the Common Securities. No resignation or removal of an Issuer Trustee and no appointment of a successor trustee will be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Trust Agreement.

Merger, consolidation or conversion of Issuer Trustees

         Any person into which the Property Trustee, the Delaware Trustee or any Administrative Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any person resulting from any merger, conversion or consolidation to which an Issuer Trustee is a party, or any person succeeding to all or substantially all the corporate trust business of an Issuer Trustee, will be the successor of the Issuer Trustee under the Trust Agreement, provided that person is otherwise qualified and eligible.

Mergers, consolidations, conversions, amalgamations or replacements of the Trust

          The Trust may not merge with or into, convert into, consolidate, amalgamate or be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any corporation or other person, except as described below or as otherwise described under "3/4Liquidation of the Trust and distribution of Junior Subordinated Debentures." The Trust may, at the request of Peoples, as sponsor, with the consent of the Administrative Trustees, but without the consent of the holders of the Capital Securities, merge with or into, convert into, consolidate, amalgamate or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to a trust organized as such under the laws of any State; provided, that: (a) the successor entity either (1) expressly assumes all of the obligations of the Trust with respect to the Trust Securities or (2) substitutes for the Trust Securities other securities having substantially the same terms as the Trust Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Trust Securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise; (b) Peoples expressly appoints a trustee of the successor entity possessing the same powers and duties as the Property Trustee with respect to the Junior Subordinated Debentures; (c) the Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the Trust Securities are then listed or quoted, if any;
(d) if the Capital Securities (including any Successor Securities) are rated by any nationally recognized statistical rating organization prior to the transaction, the merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Capital Securities (including any Successor Securities) or, if the Junior Subordinated Debentures are so rated, the Junior Subordinated Debentures, to be downgraded by any nationally recognized statistical rating organization; (e) the merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect;
(f) the successor entity has a purpose substantially identical to that of the Trust; (g) prior to the merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, Peoples has received an opinion from independent counsel to the Trust experienced in those matters to the effect that
(1) the merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than any dilution of the holders' interests in the new entity), and (2) following the merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Trust nor the successor entity will be required to register as an investment company under the Investment Company Act; and (h) Peoples or any permitted successor or assignee owns all of the common securities of the successor entity and guarantees the obligations of the successor entity under the Successor Securities at least to the extent provided by the Guarantee and the Common Guarantee. Notwithstanding the foregoing, the Trust will not, except with the consent of holders of 100% in liquidation amount of the Trust Securities, consolidate, amalgamate, merge with or into, convert into or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to, any other entity or permit any other entity to consolidate, amalgamate, merge with or into, convert into or replace it if that consolidation, amalgamation, merger, conversion, replacement, conveyance, transfer or lease would cause the Trust or the successor entity not to be classified as a grantor trust for United States federal income tax purposes.

Voting rights; Amendment of the Trust Agreement

         Except as provided below and under "Mergers, consolidations, conversions, amalgamations or replacements of the Trust" and "Description of Guarantee Amendments and assignment" and as otherwise required by law and the Trust Agreement, the holders of the Capital Securities will have no voting rights.

         The Trust Agreement may be amended from time to time by Peoples, the Property Trustee and the Administrative Trustees, without the consent of the holders of the Trust Securities to: (a) cure any ambiguity, correct or supplement any provisions in the Trust Agreement that may be inconsistent with any other provision, or make any other provisions with respect to matters or questions arising under the Trust Agreement, which will not be inconsistent with the other provisions of the Trust Agreement; (b) modify, eliminate or add to any provisions of the Trust Agreement as necessary to ensure that the Trust will be classified for United States federal income tax purposes as a grantor trust at all times that any Capital Securities are outstanding or to ensure that the Trust will not be required to register as an "investment company" under the Investment Company Act; or (c) modify, eliminate or add any provisions of the Trust Agreement as necessary to enable Peoples or the Trust to conduct an exchange offer in a manner contemplated by the Registration Rights Agreement; provided, however, that in the case of clauses (a) and (c), the action will not adversely affect in any material respect the interests of the holders of the Capital Securities. Any amendments of the Trust Agreement pursuant to the foregoing will become effective when notice thereof is given to the holders of the Capital Securities. The Trust Agreement may be amended by the Issuer Trustees and Peoples: (a) with the consent of holders representing a majority (based upon liquidation amount) of the outstanding Capital Securities; and (b) upon receipt by the Issuer Trustees of an opinion of counsel experienced in those matters to the effect that the amendment or the exercise of any power granted to the Issuer Trustees in accordance with the amendment will not affect the Trust's status as a grantor trust for United States federal income tax purposes or the Trust's exemption from status as an "investment company" under the Investment Company Act, provided that, without the consent of each holder of Capital Securities, the Trust Agreement may not be amended to: (1) change the amount or timing of any distribution on the Trust Securities or otherwise adversely affect the amount of any distribution required to be made in respect of the Trust Securities as of a specified date; or (2) restrict the right of a holder of Capital Securities to institute suit for the enforcement of any payment on or after such date.

         So long as any Junior Subordinated Debentures are held by the Property Trustee, the Issuer Trustees will not: (a) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or execute any trust or power conferred on the Debenture Trustee with respect to the Junior Subordinated Debentures; (b) waive specified past defaults under the Indenture; (c) exercise any right to rescind or annul a declaration of acceleration of the maturity of the principal of the Junior Subordinated Debentures; or (d) consent to any amendment, modification or termination of the Indenture or the Junior Subordinated Debentures, where that consent is required, without, in each case, obtaining the prior approval of the holders of a majority in liquidation amount of all outstanding Capital Securities. However, where a consent under the Indenture would require the consent of each holder of Junior Subordinated Debentures affected thereby, no consent will be given by the Property Trustee without the prior approval of each holder of the Capital Securities. The Issuer Trustees will not revoke any action previously authorized or approved by a vote of the holders of the Capital Securities, except by subsequent vote of those holders. The Property Trustee will notify each holder of Capital Securities of any notice of default with respect to the Junior Subordinated Debentures. In addition to obtaining the foregoing approvals of holders of the Capital Securities, prior to taking any of the foregoing actions, the Issuer Trustees will obtain an opinion of counsel experienced in those matters to the effect that the Trust will continue to qualify as a grantor trust.

         Any required approval of holders of Capital Securities may be given at a meeting of those holders convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of Capital Securities are entitled to vote, or of any matter upon which action by written consent of holders has been taken, to be given to each holder of record of Capital Securities in the manner described in the Trust Agreement.

         No vote or consent of the holders of Capital Securities will be required for the Trust to redeem and cancel the Capital Securities in accordance with the Trust Agreement.

         Notwithstanding that holders of the Capital Securities are entitled to vote or consent under any of the circumstances described above, any of the Capital Securities that are owned by Peoples, the Issuer Trustees or any affiliate of Peoples or any Issuer Trustee, will, for purposes of such vote or consent, be treated as if they were not outstanding.

Form, denomination, book-entry procedures and transfer

         The Exchange Capital Securities may be issued in certificated form or as one or more Capital Securities in registered, global form (collectively, the "Global Capital Securities"). The Global Capital Securities will be deposited upon issuance with the Property Trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

         In the event that Capital Securities are issued in certificated form, the Capital Securities will be issued in blocks having a liquidation amount of not less than $100,000 (100 Capital Securities) and may be transferred or exchanged only in such blocks in the manner and at the offices described below.

         Except as described below, the Global Capital Securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee and only in amounts that would not cause a holder to own less than 100 Capital Securities. Beneficial interests in the Global Capital Securities may not be exchanged for Capital Securities in certificated form, except in the limited circumstances described below. See "3/4Exchange of book-entry Capital Securities for certificated Capital Securities."

         Other Capital Securities may be issued only in registered, certificated (i.e., non-global) form. These Capital Securities may not be exchanged for beneficial interests in any Global Capital Securities, except in the limited circumstances described below. See "3/4Exchange of certificated Capital Securities for book-entry Capital Securities."

         Transfer of beneficial interests in the Global Capital Securities will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change from time to time.

Depositary procedures

         DTC has advised the Trust and Peoples that DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations and similar organizations. Indirect access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

         DTC has also advised the Trust and Peoples that, pursuant to procedures established by it, (a) upon deposit of the Global Capital Securities, DTC will credit the accounts of Participants exchanging Original Capital Securities represented by Global Capital Securities with portions of the liquidation amount of the Global Capital Securities and (b) ownership of those interests in the Global Capital Securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Capital Securities).

         Investors in the Global Capital Securities may hold their interests therein directly through DTC if they are Participants, or indirectly through organizations that are Participants. All interests in a Global Capital Security will be subject to the procedures and requirements of DTC. The laws of some states require that certain persons take physical delivery in certificated form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Capital Security to those persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interests in a Global Capital Security to pledge those interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing those interests. For other restrictions on the transferability of the Capital Securities, see "3/4Exchange of book-entry Capital Securities for certificated Capital Securities" and "3/4Exchange of certificated Capital Securities for book-entry Capital Securities."

         Except as described below, owners of interests in the Global Capital Securities will not have Capital Securities registered in their name, will not receive physical delivery of Capital Securities in certificated form and will not be considered the registered owners or holders thereof under the Trust Agreement for any purpose.

         Payments in respect of the Global Capital Security registered in the name of DTC, or its nominee, will be payable by the Property Trustee to DTC in its capacity as the registered holder under the Trust Agreement. Under the terms of the Trust Agreement, the Property Trustee will treat the persons in whose names the Capital Securities, including the Global Capital Securities, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Property Trustee nor any agent thereof has or will have any responsibility or liability for: (a) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Capital Securities, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Capital Securities; or (b) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC has advised the Trust and Peoples that its current practice, upon receipt of any payment in respect of securities such as the Capital Securities, is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in liquidation amount of beneficial interests in the relevant security as shown on the records of DTC unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of Capital Securities will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Property Trustee, the Trust or Peoples. None of the Trust, Peoples or the Property Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Capital Securities, and the Trust or Peoples and the Property Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

         Secondary market trading activity in interests in the Global Capital Securities will settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its Participants. Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will settle in same-day funds.

         DTC has advised the Trust and Peoples that it will take any action permitted to be taken by a holder of Capital Securities (including, without limitation, the presentation of Capital Securities for exchange as described below) only at the direction of one or more Participants to whose account with DTC interests in the Global Capital Securities are credited and only in respect of such portion of the liquidation amount of the Capital Securities as to which the Participant or Participants has or have given such direction. However, if there is an Event of Default under the Trust Agreement, DTC reserves the right to exchange the Global Capital Securities for legended Capital Securities in certificated form and to distribute those Capital Securities to its Participants.

         The information in this section concerning DTC and its book-entry system has been obtained from sources that the Trust and Peoples believe to be reliable, but neither the Trust nor Peoples takes responsibility for the accuracy thereof.

         Although DTC has agreed to the foregoing procedures to facilitate transfers of interest in the Global Capital Securities among Participants in DTC, it is under no obligation to perform or to continue to perform those procedures, and the procedures may be discontinued at any time. None of the Trust, Peoples or the Property Trustee will have any responsibility for the performance by DTC or its Participants or Indirect Participants of its obligations under the rules and procedures governing its operations.

Exchange of book-entry Capital Securities for certificated Capital Securities

         A Global Capital Security is exchangeable for Capital Securities in registered certificated form if: (1) DTC (x) notifies the Trust that it is unwilling or unable to continue as depositary for the Global Capital Security and the Trust thereupon fails to appoint a successor depositary within 90 days or (y) has ceased to be a clearing agency registered under the Exchange Act and the Trust thereupon fails to appoint a successor depositary within 90 days; (2) Peoples in its sole discretion elects to cause the issuance of the Capital Securities in certificated form; or (3) there has occurred and is continuing an Event of Default or any event which after notice or lapse of time or both would be an Event of Default under the Trust Agreement. In addition, beneficial interests in a Global Capital Security may be exchanged by or on behalf of DTC for certificated Capital Securities upon request by DTC, but only upon at least 20 days' prior written notice given to the Property Trustee in accordance with DTC's customary procedures. In all cases, certificated Capital Securities delivered in exchange for any Global Capital Security or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures). Exchange of certificated capital securities for book-entry capital securities

         Certificated Capital Securities may not be exchanged for beneficial interests in any Global Capital Security, unless the exchange occurs in connection with a transfer of the certificated Capital Securities and the transferor first delivers to the Property Trustee a written certificate (in the form provided in the Trust Agreement) to the effect that the transfer will comply with the appropriate transfer restrictions applicable to those Capital Securities.

Payment and Paying Agent

         Payments in respect of the Capital Securities held in global form will be made to the depositary, which will credit the relevant accounts at the depositary on the applicable Distribution Dates, or in respect of the Capital Securities that are not held by the depositary, the payments will be made by check mailed to the address of the holder entitled thereto as the address appears on the register. The paying agent (the "Paying Agent") will initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrative Trustees and Peoples. The Paying Agent will be permitted to resign as Paying Agent upon 30 days' notice to the Property Trustee, the Administrative Trustees and Peoples. In the event that the Property Trustee is no longer the Paying Agent, the Administrative Trustees will appoint a successor (which must be a bank or trust company acceptable to the Administrative Trustees and Peoples) to act as Paying Agent.

Restrictions on transfer

         The Capital Securities may be transferred only in blocks having a liquidation amount of not less than $100,000 (100 Capital Securities) and multiples of $1,000 in excess thereof. Any attempted sale, transfer or other disposition of Capital Securities in a block having a liquidation amount of less than $100,000 will be void and of no legal effect whatsoever. Any such purported transferee will not be the holder of those Capital Securities for any purpose, including but not limited to the receipt of distributions on those Capital Securities, and that purported transferee will have no interest whatsoever in those Capital Securities.

Registrar and transfer agent

         The Property Trustee will act as registrar and transfer agent for the Capital Securities.

         Registration of transfers of the Capital Securities will be effected without charge by or on behalf of the Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Trust will not be required to register or cause to be registered the transfer of the Capital Securities after they have been called for redemption.

Information concerning the Property Trustee

         The Property Trustee, other than during the occurrence and continuance of an Event of Default, will undertake to perform only the duties specifically described in the Trust Agreement and, during the existence of an Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Trust Agreement at the request of any holder of Capital Securities, unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Event of Default has occurred and is continuing and the Property Trustee is required to decide between alternative causes of action, construe ambiguous provisions in the Trust Agreement or is unsure of the application of any provision of the Trust Agreement, and the matter is not one on which holders of the Capital Securities or the Common Securities are entitled under the Trust Agreement to vote, then the Property Trustee will take the action directed by Peoples and, if not so directed, will take the action it deems advisable and in the best interests of the holders of the Trust Securities and will have no liability, except for its own bad faith, negligence or willful misconduct.

Miscellaneous

         The Administrative Trustees are authorized and directed to conduct the affairs of and to operate the Trust in such a way that: (a) the Trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act; (b) the Trust will be classified as a grantor trust for United States federal income tax purposes; and (c) the Junior Subordinated Debentures will be treated as indebtedness of Peoples for United States federal income tax purposes. Peoples and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Trust or the Trust Agreement, that Peoples and the Administrative Trustees determine in their discretion to be necessary or desirable for these purposes, as long as the action does not materially adversely affect the interests of the holders of the Trust Securities.

         The Trust Agreement provides that: (a) holders of the Trust Securities have no preemptive or similar rights to subscribe for any additional Trust Securities; and (b) the issuance of Trust Securities is not subject to preemptive rights.

         The Trust may not borrow money, issue debt, execute mortgages or pledge any of its assets.


                  Description of Junior Subordinated Debentures

         The Original Junior Subordinated Debentures were, and the Exchange Junior Subordinated Debentures will be, issued under an Indenture, as supplemented from time to time, between Peoples and the Debenture Trustee. Upon effectiveness of the Registration Statement of which this Prospectus is a part, the Indenture will be qualified under the Trust Indenture Act. This summary of selected terms and provisions of the Junior Subordinated Debentures and the Indenture does not purport to be complete, and where reference is made to particular provisions of the Indenture, those provisions, including the definitions of selected terms, some of which are not otherwise defined herein, are qualified in their entirety by reference to all of the provisions of the Indenture and those terms made a part of the Indenture by the Trust Indenture Act.

General

         Concurrently with the issuance of the Capital Securities, the Trust invested the proceeds thereof, together with the consideration paid by Peoples for the Common Securities, in Junior Subordinated Debentures issued by Peoples. The Junior Subordinated Debentures bear interest from April 20, 1999 at the annual rate of 8.62% of the principal amount thereof, payable semi-annually in arrears on May 1 and November 1 of each year (each, an "Interest Payment Date"), commencing November 1, 1999. The record dates will be the 15th day of the month immediately preceding the month in which the relevant payment occurs. It is anticipated that, until the liquidation, if any, of the Trust, the Junior Subordinated Debentures will be held in the name of the Property Trustee in trust for the benefit of the holders of the Trust Securities. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and, for any period of less than a full calendar month, the number of days elapsed in such month. If any date on which interest is payable on the Junior Subordinated Debentures is not a Business Day, then payment of the interest payable on that date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any delay), with the same force and effect as if made on the scheduled Interest Payment Date. Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount thereof (to the extent permitted by law) at the rate per annum of 8.62% thereof, compounded semi-annually. The term "interest," as used herein, includes semi-annual interest payments, interest on semi-annual interest payments not paid on the applicable Interest Payment Date and Additional Sums (as defined under "3/4Special event prepayment"), as applicable.

         The Junior Subordinated Debentures will mature on May 1, 2029.

         The Junior Subordinated Debentures will rank pari passu with all other junior subordinated debentures to be issued by Peoples and are unsecured and rank subordinate and junior in right of payment to all Senior Indebtedness to the extent and in the manner described in the Indenture. See "3/4Subordination."

         Almost all of the operating assets of Peoples and its consolidated subsidiaries are owned by those subsidiaries. Peoples is a legal entity separate and distinct from its banking and other subsidiaries. Holders of Junior Subordinated Debentures should look only to Peoples for payments on the Junior Subordinated Debentures. The principal sources of Peoples' income are dividends from its banking and other subsidiaries, and there are various limitations on Peoples' banking subsidiaries to pay dividends, as discussed below. Peoples' banking subsidiaries are also subject to restrictions on the transfer of funds by each depository institution to Peoples and other affiliates, in the form of loans, other extensions of credit, investments or purchases of assets.

         Because Peoples is a holding company, Peoples' operations are conducted by its subsidiaries, including its banking subsidiaries, which are subject to significant federal and state regulation. See "Regulation and supervision." Peoples' ability to receive dividends and loans from its subsidiaries is restricted. Peoples' banking subsidiaries were able to declare dividends to Peoples at March 31, 1999, without regulatory approval, of approximately $13.8 million. Further, the right of Peoples to participate in any distribution of assets of any subsidiary upon that subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Capital Securities to benefit indirectly from the distribution) is subject to the prior claims of creditors of the subsidiary (including depositors in the case of Peoples' banking subsidiaries), except to the extent that Peoples may itself be recognized as a creditor of that subsidiary. Accordingly, the Junior Subordinated Debentures effectively will be subordinated to all existing and future liabilities of Peoples' subsidiaries (including deposit liabilities of Peoples' banking subsidiaries), and holders of Junior Subordinated Debentures should look only to the assets of Peoples for payments on the Junior Subordinated Debentures.

         The Indenture does not limit the amount of secured or unsecured debt, including Senior Indebtedness, that may be incurred by Peoples or any of its subsidiaries. As of March 31, 1999, Peoples as part of its Senior Indebtedness had a note to a regional bank in the amount of $2.6 million. See "3/4Subordination." Peoples expects from time to time that it will incur additional indebtedness constituting Senior Indebtedness and that its subsidiaries will incur additional liabilities.

Form, registration and transfer

         If the Junior Subordinated Debentures are distributed to the holders of the Trust Securities, the Junior Subordinated Debentures may be represented by one or more global certificates registered in the name of Cede & Co., as the nominee of DTC. The depositary arrangements for the Junior Subordinated Debentures are expected to be substantially similar to those in effect for the Capital Securities. For a description of DTC and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, see "Description of Capital Securities3/4Form, denomination, book-entry procedures and transfer."

Payment and paying agents

         Payment of principal of (and premium, if any) and interest (including Additional Sums as defined under "3/4Special event prepayment" and compounded interest, if any) on the Junior Subordinated Debentures will be made at the offices of Peoples in Marietta, Ohio, or the office of the Debenture Trustee in Wilmington, Delaware or at the office of any Paying Agent or Paying Agents Peoples designates from time to time, except that at the option of Peoples, payment of any interest may be made, except in the case of Junior Subordinated Debentures in global form: (a) by check mailed to the address of the person entitled thereto as that address appears in the register for Junior Subordinated Debentures; or (b) by transfer to an account maintained by the person entitled thereto as specified in that register, provided proper transfer instructions have been received by the relevant record date. Payment of any interest on any Junior Subordinated Debenture will be made to the person in whose name the Junior Subordinated Debenture is registered at the close of business on the record date for that interest, except in the case of defaulted interest. Peoples may at any time designate additional Paying Agents or rescind the designation of any Paying Agent; however, Peoples will at all times be required to maintain a Paying Agent in each place of payment for the Junior Subordinated Debentures.

         Any moneys deposited with the Debenture Trustee or any Paying Agent, or then held by Peoples in trust, for the payment of the principal of (and premium, if any) or interest (including Additional Sums and compounded interest, if any) on any Junior Subordinated Debenture and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable will, at the request of Peoples, be repaid to Peoples and the holder of that Junior Subordinated Debenture must thereafter look, as a general unsecured creditor, only to Peoples for payment thereof.

Option to extend Interest Payment Date

         So long as no Debenture Event of Default has occurred and is continuing, Peoples will have the right under the Indenture to defer the payment of interest on the Junior Subordinated Debentures, at any time and from time to time, for a period not exceeding ten consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period will end on a date other than an Interest Payment Date or extend beyond May 1, 2029. At the end of the Extension Period, Peoples must pay all interest then accrued and unpaid (together with interest thereon at the annual rate of 8.62%, compounded semi-annually, to the extent permitted by applicable law). During an Extension Period, interest will continue to accrue and, if the Junior Subordinated Debentures have been distributed to holders of the Capital Securities, holders of Junior Subordinated Debentures (or holders of the Capital Securities while Capital Securities are outstanding) will be required to accrue deferred interest income for United States federal income tax purposes prior to the receipt of cash attributable to such income. See "Certain federal income tax consequences3/4Interest income and original issue discount."

         During any Extension Period, Peoples may not: (a) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of Peoples' capital stock; (b) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of Peoples (including any other junior subordinated debentures to be issued by Peoples) that rank pari passu with or junior in right of payment to the Junior Subordinated Debentures; or (c) make any guarantee payments with respect to any guarantee by Peoples of the debt securities of any subsidiary of Peoples (including any other guarantees to be issued by Peoples) if the guarantee ranks pari passu with or junior in right of payment to the Junior Subordinated Debentures (other than (1) dividends or distributions in Peoples' common shares, or options, warrants or rights to subscribe for or purchase Peoples' common shares, (2) any declaration of a dividend in connection with the implementation of a shareholder rights plan, or the issuance of shares under any shareholder rights plan in the future, or the redemption or repurchase of any rights pursuant to a shareholder rights plan, (3) payments under the Guarantee, (4) as a result of a reclassification of Peoples' capital stock or the exchange or conversion of one class or series of Peoples' capital stock for another class or series of Peoples' capital stock, (5) the purchase of fractional interests in shares of Peoples' capital stock pursuant to the conversion or exchange provisions of that capital stock or the security being converted or exchanged or pursuant to a merger, consolidation or other business combination, and (6) purchases of common shares of Peoples related to the issuance of common shares or rights under any of Peoples' benefit plans for directors, officers or employees of Peoples and its subsidiaries or Peoples' dividend reinvestment plan). Peoples has no current intention to exercise its option to defer payments of interest on the Junior Subordinated Debentures.

         Prior to the termination of any Extension Period, Peoples may further extend the Extension Period, provided the extension does not cause the Extension Period to exceed ten consecutive semi-annual periods, end on a date other than an Interest Payment Date or extend beyond May 1, 2029. Upon the termination of any Extension Period and the payment of all amounts then due, Peoples may elect to begin a new Extension Period, subject to the requirements described in this Prospectus. No interest will be due and payable during an Extension Period, except at the end thereof. Peoples must give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election of any Extension Period (or an extension thereof) at least five Business Days prior to the earlier of: (a) the date the distributions on the Trust Securities would have been payable except for the election to begin or extend the Extension Period; or (b) the date the Administrative Trustees are required to give notice to any securities exchange or to holders of Capital Securities of the record date or the date the distributions are payable, but in any event not less than five Business Days prior to the record date. The Debenture Trustee will give notice of Peoples' election to begin or extend a new Extension Period to the holders of the Capital Securities. There is no limitation on the number of times that Peoples may elect to begin an Extension Period.

Optional prepayment

         The Junior Subordinated Debentures will be prepayable, in whole or in part, at the option of Peoples on or after May 1, 2009, subject to Peoples having received any required regulatory approval, at a price (the "Optional Prepayment Price") equal to the percentage of the outstanding principal amount of the Junior Subordinated Debentures specified below, plus, in each case, accrued and unpaid interest thereon to the date of prepayment if prepaid during the 12-month period beginning May 1 of the years indicated below:

                            Year                              Percentage

                             2009                             104.310%
                             2010                             103.879%
                             2011                             103.448%
                             2012                             103.017%
                             2013                             102.586%
                             2014                             102.155%
                             2015                             101.724%
                             2016                             101.293%
                             2017                             100.862%
                             2018                             100.431%
                             2019 and thereafter              100.000%

Special event prepayment

         Prior to May 1, 2009, if a Special Event has occurred and is continuing, Peoples may, at its option and subject to receipt of any required regulatory approval, prepay the Junior Subordinated Debentures, in whole but not in part, at any time within 90 days of the occurrence of the Special Event, at a prepayment price (the "Special Event Prepayment Price") equal to the Make-Whole Amount. The "Make-Whole Amount" will be an amount equal to the greater of (x) 100% of the principal amount of the Junior Subordinated Debentures or (y) the sum, as determined by a Quotation Agent, of the present values of the remaining scheduled payments of principal and interest on the Junior Subordinated Debentures from the prepayment date to May 1, 2029, discounted to the prepayment date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined below), plus, in the case of each of clauses (x) and (y), accrued and unpaid interest thereon, if any, to the date of prepayment. If, following the occurrence of a Special Event, Peoples exercises its option to prepay the Junior Subordinated Debentures, then the proceeds of that prepayment must be applied to redeem a Like Amount of Trust Securities at the Special Event Redemption Price. See "Description of Capital Securities3/4Redemption."

         A "Special Event" means an Investment Company Event, a Regulatory Capital Event or a Tax Event, as the case may be.

         An "Investment Company Event" means the receipt by Peoples and the Trust of an opinion of independent securities counsel experienced in those matters to the effect that as a result of: (a) any amendment to, or change (including any announced prospective change) in, the laws or any regulation thereunder of the United States or any rules, guidelines or policies of any applicable regulatory authority for Peoples or (b) any official administrative or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of original issuance of the Trust Securities, the Trust is, or within 90 days of the date of the opinion will be, considered an investment company that is required to be registered under the Investment Company Act.

         A "Regulatory Capital Event" means the receipt by Peoples and the Trust of an opinion of independent bank regulatory counsel experienced in those matters to the effect that, as a result of: (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any rules, guidelines or policies of an applicable regulatory agency for Peoples or the banking subsidiaries or (b) any official administrative pronouncement or judicial decision interpreting or applying those laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of original issuance of the Trust Securities, the Capital Securities do not constitute, or within 90 days of such opinion will not constitute, Tier 1 Capital for purposes of the capital adequacy guidelines of the Federal Reserve Board (or any successor regulatory authority with jurisdiction over bank holding companies), or any capital adequacy guidelines as then in effect and applicable to Peoples; provided, however, that the distribution of the Junior Subordinated Debentures in connection with the liquidation of the Trust by Peoples will not in and of itself constitute a Regulatory Capital Event, unless the liquidation has occurred in connection with a Tax Event.

         A "Tax Event" means the receipt by Peoples and the Trust of an opinion of independent tax counsel experienced in those matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws or any regulations thereunder of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying those laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of original issuance of the Trust Securities, there is more than an insubstantial risk that:
(a) the Trust is, or will be within 90 days of the date of the opinion, subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debentures; (b) the interest payable by Peoples on the Junior Subordinated Debentures is not, or within 90 days of the date of the opinion will not be, deductible by Peoples, in whole or in part, for United States federal income tax purposes; or (c) the Trust is, or will be within 90 days of the date of the opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

         "Adjusted Treasury Rate" means, with respect to a prepayment date, the rate per annum equal to (a) the yield, under the heading which represents the average for the immediately prior week, appearing in the most recently published statistical release designated "H.15 (519)" or any successor publication which is published weekly by the Federal Reserve Board and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Remaining Life, as defined below (if no maturity is within three months before or three months after the maturity corresponding to the Remaining Life, yields for the two published maturities most closely corresponding to the Remaining Life shall be determined, and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month); or (b) if that release (or any successor release) is not published during the week preceding the calculation date or does not contain those yields, the rate per annum equal to the semi-annual equivalent yield to maturity to the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that prepayment date, plus: (1) 295 basis points if the prepayment date occurs prior to April 20, 2000 and (2) 250 basis points in all other cases.

         "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the Remaining Life of the Junior Subordinated Debentures that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life. If no United States Treasury security has a maturity which is within a period from three months before to three months after the Remaining Life, the two most closely corresponding United States Treasury securities, as selected by the Quotation Agent, shall be used as the Comparable Treasury Issue, and the Adjusted Treasury Rate shall be interpolated or extrapolated on a straight-line basis, rounding to the nearest month, using such securities.

         "Comparable Treasury Price" means, with respect to a prepayment date:
(a) the average of three Reference Treasury Dealer Quotations for the prepayment date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (b) if the Quotation Agent obtains fewer than five Reference Treasury Dealer Quotations, the average of all Quotations.

         "Quotation Agent" means the Reference Treasury Dealer appointed by Peoples. "Reference Treasury Dealer" means a nationally recognized U.S. Government securities dealer in New York, New York selected by Peoples.

         "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and the prepayment date, the average, as determined by the Debenture Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Debenture Trustee by the Reference Treasury Dealer at 5:00 p.m., New York time, on the third Business Day preceding the prepayment date.

         "Remaining Life" means the term of the Junior Subordinated Debentures from the prepayment date to May 1, 2029.

         Notice of any prepayment will be mailed at least 30 days but not more than 60 days before the prepayment date to each holder of Junior Subordinated Debentures to be prepaid at its registered address. Unless Peoples defaults in payment of the prepayment price, on the prepayment date interest will cease to accrue on such Junior Subordinated Debentures called for prepayment.

         If the Trust is required to pay any additional taxes, duties or other governmental charges as a result of a Tax Event, Peoples will pay as additional amounts on the Junior Subordinated Debentures the amounts necessary in order that the amount of distributions then due and payable by the Trust on the outstanding Capital Securities will not be reduced as a result of any additional taxes, duties or other governmental charges to which the Trust has become subject as a result of a Tax Event ("Additional Sums").

Certain covenants of Peoples

         Peoples has also covenanted that it will not: (1) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of Peoples' capital stock; (2) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of Peoples (including any other junior subordinated debentures to be issued by Peoples) that rank pari passu with or junior in right of payment to the Junior Subordinated Debentures; or (3) make any guarantee payments with respect to any guarantee by Peoples of the debt securities of any subsidiary of Peoples (including any other guarantees to be issued by Peoples) if the guarantee ranks pari passu with or junior in right of payment to the Junior Subordinated Debentures (other than (a) dividends or distributions in Peoples' common shares, or options, warrants or rights to subscribe for Peoples' common shares, (b) any declaration of a dividend in connection with the implementation of a shareholder rights plan, or the issuance of shares under any shareholder rights plan in the future, or the redemption or repurchase of any rights pursuant to a shareholder rights plan, (c) payments under the Guarantee,
(d) as a result of a reclassification of Peoples' capital stock or the exchange or conversion of one class or series of Peoples' capital stock for another class or series of Peoples' capital stock, (e) the purchase of fractional interests in shares of Peoples' capital stock pursuant to the conversion or exchange provisions of the capital stock or the security being converted or exchanged or pursuant to a merger, consolidation or other business combination, and (f) purchases of common shares of Peoples related to the issuance of common shares or rights under any of Peoples' benefit plans for directors, officers or employees of Peoples and its subsidiaries or Peoples' dividend reinvestment plan), if at that time: (A) there has occurred any default of which Peoples has actual knowledge that (1) is, or with the giving of notice or the lapse of time, or both, would be, a Debenture Event of Default and (2) in respect of which Peoples has not taken reasonable steps to cure; (B) Peoples is in default with respect to its payment of any obligations under the Guarantee; or (C) Peoples has given notice of its election to exercise its right to commence an Extension Period as provided in the Indenture and the Extension Period, or any extension thereof, shall have commenced and be continuing.

         So long as the Trust Securities remain outstanding, Peoples has also covenanted to: (1) directly or indirectly maintain 100% direct or indirect ownership of the Common Securities, provided, however, that any permitted successor of Peoples under the Indenture may succeed to Peoples' ownership of the Common Securities; (2) use commercially reasonable efforts to cause the Trust (a) to remain a business trust, except in connection with the distribution of Junior Subordinated Debentures to the holders of Trust Securities in liquidation of the Trust, the redemption of all of the Trust Securities, or certain mergers, conversions, consolidations or amalgamations, each as permitted by the Trust Agreement, and (b) to otherwise continue to be classified as a grantor trust and not an association taxable as a corporation for United States federal income tax purposes; (3) use commercially reasonable efforts to cause each holder of Trust Securities to be treated as owning an undivided beneficial interest in the Junior Subordinated Debentures; and (4) not cause, as sponsor of the Trust, or permit, as holder of the Common Securities, the dissolution, winding up or liquidation of the Trust, except as provided in the Trust Agreement.

Modification of Indenture

         From time to time Peoples and the Debenture Trustee may, without the consent of the holders of Junior Subordinated Debentures, amend the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, provided that the action does not materially adversely affect the interest of the holders of Junior Subordinated Debentures, and qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act. The Indenture contains provisions permitting Peoples and the Debenture Trustee, with the consent of the holders of a majority in aggregate principal amount of Junior Subordinated Debentures, to modify the Indenture in a manner affecting the rights of the holders of Junior Subordinated Debentures; provided that no modification may, without the consent of the holders of each outstanding Junior Subordinated Debenture so affected, (1) change the stated maturity date, or reduce the principal amount of the Junior Subordinated Debentures or reduce the amount payable on prepayment thereof or reduce the rate or extend the time of payment of interest thereon except pursuant to Peoples' right under the Indenture to defer the payment of interest as provided therein (see "3/4Option to extend Interest Payment Date") or make the principal of, or interest or premium on, the Junior Subordinated Debentures payable in any coin or currency other than that provided in the Junior Subordinated Debentures, or impair or affect the right of any holder of Junior Subordinated Debentures to institute suit for the payment thereof, or (2) reduce the percentage of principal amount of Junior Subordinated Debentures, the holders of which are required to consent to any modification of the Indenture.

Debenture Events of Default

         The Indenture provides that any one or more of the following described events with respect to the Junior Subordinated Debentures constitutes a "Debenture Event of Default" (whatever the reason for the Debenture Event of Default and whether it is voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

o Failure for 30 days to pay any interest (including compounded interest and Additional Sums, if any) on the Junior Subordinated Debentures or any other junior subordinated debentures to be issued by Peoples when due (subject to the deferral of any due date in the case of an Extension Period with respect to the Junior Subordinated Debentures or all other debentures to be issued by Peoples, as the case may be);

o Failure to pay any principal or premium, if any, on the Junior Subordinated Debentures or any other junior subordinated debentures to be issued by Peoples when due whether at maturity, upon prepayment, by declaration of acceleration of maturity or otherwise;

o Failure to observe or perform any other covenant contained in the Indenture for 90 days after written notice to Peoples from the Debenture Trustee or to Peoples and the Debenture Trustee from the holders of at least 25% in aggregate outstanding principal amount of Junior Subordinated Debentures; or

o    Events related to bankruptcy, insolvency or reorganization of Peoples.

         The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures have, subject to specified exceptions, the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee. The Debenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Junior Subordinated Debentures may declare the principal due and payable immediately upon a Debenture Event of Default. The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures may annul the declaration and waive the default if the default (other than the non-payment of the principal of the Junior Subordinated Debentures which has become due solely by the acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee.

         The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures affected thereby may, on behalf of the holders of all the Junior Subordinated Debentures, waive any past default, except a default in the payment of principal (or premium, if any) or interest (including Additional Sums and compounded interest, if any) (unless the default has been cured and a sum sufficient to pay all matured installments of interest (and premium, if any) and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Junior Subordinated Debenture.

         The Indenture requires the annual filing by Peoples with the Debenture Trustee of a certificate as to the absence of specified defaults under the Indenture.

         The Indenture provides that the Debenture Trustee may withhold notice of a Debenture Event of Default from the holders of the Junior Subordinated Debentures if the Debenture Trustee considers it in the interest of those holders to do so.

Enforcement of rights by holders of Capital Securities

         If a Debenture Event of Default has occurred and is continuing and is attributable to the failure of Peoples to pay the principal of (or premium, if any), or interest (including Additional Sums and compounded interest, if any) on the Junior Subordinated Debentures on the due date, a holder of Capital Securities may institute a direct action. Peoples may not amend the Indenture to remove the foregoing right to bring a direct action without the prior written consent of the holders of all of the Capital Securities. Notwithstanding any payments made to a holder of Capital Securities by Peoples in connection with a direct action, Peoples will remain obligated to pay the principal of (or premium, if any) or interest (including Additional Sums and compounded interest, if any) on the Junior Subordinated Debentures, and Peoples will be subrogated to the rights of the holder of those Capital Securities with respect to payments on the Capital Securities to the extent of any payments made by Peoples to such holder in any direct action.

         The holders of the Capital Securities will not be able to exercise directly any remedies, other than those described in the preceding paragraph, available to the holders of the Junior Subordinated Debentures, unless there has been an Event of Default under the Trust Agreement. See "Description of Capital Securities Events of Default; Notice."

Consolidation, merger, sale of assets and other transactions

         The Indenture provides that Peoples may not consolidate with or merge into any other person or convey, transfer or lease its properties as an entirety or substantially as an entirety to any person, and no person may consolidate with or merge into Peoples or convey, transfer or lease its properties as an entirety or substantially as an entirety to Peoples, unless: (a) in case Peoples consolidates with or merges into another person or conveys or transfers its properties as an entirety or substantially as an entirety to any person, the successor person is organized under the laws of the United States or any State or the District of Columbia, and the successor person expressly assumes Peoples' obligations under the Indenture with respect to the Junior Subordinated Debentures; (b) immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would become a Debenture Event of Default, has occurred and is continuing; and (c) other conditions prescribed in the Indenture are met.

         The general provisions of the Indenture do not afford holders of the Junior Subordinated Debentures protection in the event of a highly leveraged or other transaction involving Peoples that may adversely affect holders of the Junior Subordinated Debentures.

Satisfaction and discharge

         The Indenture provides that when, among other things, all Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation (a) have become due and payable or (b) will become due and payable at maturity or called for redemption within one year, and Peoples deposits or causes to be deposited with the Debenture Trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation, for the principal (and premium, if any) and interest (including Additional Sums and compounded interest, if any) to the date of the prepayment or to May 1, 2029, as the case may be, then the Indenture will cease to be of further effect (except as to Peoples' obligations to pay all other sums due pursuant to the Indenture and to provide the officers' certificates and opinions of counsel described in the Indenture), and Peoples will be deemed to have satisfied and discharged the Indenture.

Subordination

         In the Indenture, Peoples has covenanted and agreed that any Junior Subordinated Debentures issued thereunder will be subordinate and junior in right of payment to all Senior Indebtedness to the extent provided in the Indenture. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of Peoples, all Senior Indebtedness must be paid in full before the holders of Junior Subordinated Debentures will be entitled to receive or retain any payment in respect thereof.

         In the event of the acceleration of the maturity of Junior Subordinated Debentures, the holders of all Senior Indebtedness outstanding at the time of the acceleration will first be entitled to receive payment in full of the Senior Indebtedness before the holders of Junior Subordinated Debentures will be entitled to receive or retain any payment in respect of the Junior Subordinated Debentures.

         No payments on account of principal (or premium, if any) or interest (including Additional Sums and compounded interest, if any) in respect of the Junior Subordinated Debentures may be made if there has occurred and is continuing a default in any payment with respect to Senior Indebtedness, or an event of default with respect to any Senior Indebtedness resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default.

         "Indebtedness" means: (a) every obligation of Peoples for money borrowed; (b) every obligation of Peoples evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (c) every reimbursement obligation of Peoples with respect to letters of credit, banker's acceptances or similar facilities issued for the account of Peoples; (d) every obligation of Peoples issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (e) every capital lease obligation of Peoples; (f) all indebtedness of Peoples whether incurred on or prior to the date of the Indenture or thereafter incurred, for claims in respect of derivative products, including interest rate, foreign exchange rate and commodity forward contracts, options and swaps and similar arrangements; and (g) every obligation of the type referred to in clauses (a) through (g) of another person and all dividends of another person the payment of which, in either case, Peoples has guaranteed or is responsible or liable for, directly or indirectly, as obligor or otherwise.

         "Indebtedness Ranking on a Parity with the Junior Subordinated Debentures" means (a) Indebtedness, whether outstanding on the date of execution of the Indenture or thereafter created, assumed or incurred, to the extent the Indebtedness by its terms ranks equally with and not prior to the Junior Subordinated Debentures in the right of payment upon the happening of the dissolution, winding-up, liquidation or reorganization of Peoples and (b) all other debt securities, and guarantees in respect of those debt securities, issued to any trust other than the Trust, or a trustee of a trust, partnership or other entity affiliated with Peoples that is a financing vehicle of Peoples (a "financing entity") in connection with the issuance by the financing entity of equity securities or other securities guaranteed by Peoples pursuant to an instrument that ranks pari passu with or junior in right of payment to the Guarantee. The securing of any Indebtedness, otherwise constituting Indebtedness Ranking on a Parity with the Junior Subordinated Debentures, will not be deemed to prevent the Indebtedness from constituting Indebtedness Ranking on a Parity with the Junior Subordinated Debentures.

         "Indebtedness Ranking Junior to the Junior Subordinated Debentures" means any Indebtedness, whether outstanding on the date of execution of the Indenture or thereafter created, assumed or incurred, to the extent the Indebtedness by its terms ranks junior to and not equally with or prior to the Junior Subordinated Debentures (and any other Indebtedness Ranking on a Parity with the Junior Subordinated Debentures) in right of payment upon the happening of the dissolution, winding-up, liquidation or reorganization of Peoples. The securing of any Indebtedness, otherwise constituting Indebtedness Ranking Junior to the Junior Subordinated Debentures, will not be deemed to prevent the Indebtedness from constituting Indebtedness Ranking Junior to the Junior Subordinated Debentures.

         "Senior Indebtedness" shall mean all Indebtedness, whether outstanding on the date of execution of the Indenture or thereafter created, assumed or incurred, except Indebtedness Ranking on a Parity with the Junior Subordinated Debentures or Indebtedness Ranking Junior to the Junior Subordinated Debentures, and any deferrals, renewals or extensions of that Senior Indebtedness.

         Because Peoples is a bank holding company and a savings and loan holding company, the right of Peoples to participate in any distribution of assets of any banking subsidiary upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Capital Securities to benefit indirectly from the distribution), is subject to the prior claims of creditors of that subsidiary (including depositors), except to the extent Peoples may itself be recognized as a creditor of that subsidiary. At March 31, 1999, Peoples and its banking subsidiaries had total liabilities (excluding liabilities owed to Peoples) of $785 million. Accordingly, the Junior Subordinated Debentures will be effectively subordinated to all existing and future liabilities of Peoples' subsidiaries (including the deposit liabilities) and all liabilities of any future subsidiaries of Peoples. The Indenture does not limit the incurrence or issuance of other secured or unsecured debt of Peoples or any subsidiary, including Senior Indebtedness.

Restrictions on transfer

         The Original Junior Subordinated Debentures were issued and the Exchange Junior Subordinated Debentures will be issued and may be transferred only in blocks having an aggregate principal amount of not less than $100,000 (100 Junior Subordinated Debentures) and multiples of $1,000 in excess thereof. Any attempted transfer of Junior Subordinated Debentures in a block having an aggregate principal amount of less than $100,000 shall be deemed to be void and of no legal effect whatsoever. The purported transferee will be deemed not to be the holder of such Junior Subordinated Debentures for any purpose, including, but not limited, to the receipt of payments on such Junior Subordinated Debentures. Under those circumstances, the purported transferee will be deemed to have no interest whatsoever in such Junior Subordinated Debentures.

Governing law

         The Indenture and the Junior Subordinated Debentures are governed by and construed in accordance with the laws of the State of New York.

Information concerning the Debenture Trustee

         Following the exchange offer and the qualification of the Indenture under the Trust Indenture Act, the Debenture Trustee will have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to those provisions, the Debenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Junior Subordinated Debentures, unless offered reasonable indemnity by the holder against the costs, expenses and liabilities which might be incurred thereby. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties under the Indenture.


                            Description of Guarantee

         The Original Guarantee was executed and delivered by Peoples concurrently with the issuance by the Trust of the Original Capital Securities for the benefit of the holders from time to time of the Original Capital Securities. The Exchange Guarantee will be executed and delivered by Peoples concurrently with the issuance by the Trust of the Exchange Capital Securities in connection with the exchange offer for the benefit of the holders from time to time of the Exchange Capital Securities. Wilmington Trust Company will act as Guarantee Trustee under the Original Guarantee and the Exchange Guarantee. The Exchange Guarantee will be qualified under the Trust Indenture Act upon effectiveness of the Registration Statement of which this Prospectus is a part. The Original Guarantee will not be qualified under the Trust Indenture Act. This summary of selected provisions of the Guarantees does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Guarantees, including the definitions therein of selected terms, and the Trust Indenture Act. The Guarantee Trustee will hold the Original Guarantee and the Exchange Guarantee for the benefit of the holders of the Original Capital Securities and the Exchange Capital Securities, respectively.

General

         Peoples has agreed and will irrevocably agree to pay in full on a subordinated basis, to the extent described in this Prospectus, the Guarantee Payments (as defined below) to the holders of the Capital Securities, as and when due, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert other than the defense of payment. The following payments with respect to the Capital Securities, to the extent not paid by or on behalf of the Trust (the "Guarantee Payments"), will be subject to the
Guarantees: (a) any accumulated and unpaid distributions required to be paid on the Capital Securities, to the extent that the Trust has funds on hand legally available therefor at such time; (b) the applicable Redemption Price with respect to the Capital Securities called for redemption, to the extent that the Trust has funds on hand legally available therefor at such time; and (c) upon a voluntary or involuntary dissolution, winding-up or liquidation of the Trust (other than in connection with the distribution of the Junior Subordinated Debentures to holders of the Capital Securities or the redemption of all Capital Securities), the lesser of (1) the Liquidation Distribution, to the extent the Trust has funds legally available therefor at the time, and (2) the amount of assets of the Trust remaining available for distribution to holders of Capital Securities after satisfaction of liabilities to creditors of the Trust as required by applicable law. Peoples' obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by Peoples to the holders of the Capital Securities or by causing the Trust to pay those amounts to the holders.

         The Guarantees will be an irrevocable guarantee on a subordinated basis of the Trust's obligations under the Capital Securities, but will apply only to the extent that the Trust has funds sufficient to make those payments. If Peoples does not make interest payments on the Junior Subordinated Debentures held by the Trust, the Trust will not be able to pay the distributions on the Capital Securities and will not have funds legally available therefor. See "Relationship among the Capital Securities, the Junior Subordinated Debentures and the Guarantee."

         The Original Guarantee ranks, and the Exchange Guarantee will rank, subordinate and junior in right of payment to all Senior Indebtedness to the extent provided in the Guarantees. See "3/4Status of the Exchange Guarantee" and "3/4Status of the Original Guarantee."

         Peoples has, through the Guarantees, the Trust Agreement, the Junior Subordinated Debentures and the Indenture, taken together, fully, irrevocably and unconditionally guaranteed all of the Trust's obligations under the Capital Securities on a subordinated basis. No single document standing alone, or operating in conjunction with fewer than all of the other documents, constitutes that guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the Capital Securities. See "Relationship among the Capital Securities, the Junior Subordinated Debentures and the Guarantee."

Status of the Exchange Guarantee

         The Exchange Guarantee will constitute an unsecured obligation of Peoples and will rank subordinate and junior in right of payment to all Senior Indebtedness in the same manner as the Junior Subordinated Debentures. See "Description of Junior Subordinated Debentures--Subordination." In addition, because Peoples is a holding company, the right of Peoples to participate in any distribution of assets of any subsidiary upon that subsidiary's liquidation or reorganization or otherwise is subject to the prior claims of creditors of the subsidiary (including depositors of Peoples' banking subsidiaries), except to the extent Peoples may itself be recognized as a creditor of the subsidiary. Accordingly, Peoples' obligations under the Exchange Guarantee effectively will be subordinated to all existing and future liabilities of Peoples' present and future subsidiaries (including the depositors of Peoples' banking subsidiaries). As a result, claimants should look only to the assets of Peoples for payments under the Exchange Guarantee. The Exchange Guarantee will rank pari passu with all other guarantees issued by Peoples with respect to preferred beneficial interests (if any) issued by other trusts to be established by Peoples similar to the Trust.

         The Exchange Guarantee does not limit the amount of secured or unsecured debt, including Senior Indebtedness, that may be incurred by Peoples or any of its subsidiaries. Peoples expects from time to time that it will incur additional indebtedness and that its subsidiaries will also incur additional liabilities.

         The Exchange Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against Peoples to enforce its rights under the Exchange Guarantee without first instituting a legal proceeding against any other person or entity). The Exchange Guarantee will be held for the benefit of the holders of the Exchange Capital Securities. The Exchange Guarantee will not be discharged, except by payment of the Guarantee Payments in full to the extent not paid by the Trust or upon distribution to the holders of the Exchange Capital Securities of the Exchange Junior Subordinated Debentures.

Status of the Original Guarantee

         If not all the Original Capital Securities are exchanged for Exchange Capital Securities in the exchange offer, the Original Guarantee will not terminate, but will continue to guarantee the obligations of Peoples for the benefit of the holders of the Original Capital Securities. The Original Guarantee will terminate upon full payment of the applicable Redemption Price of the Original Capital Securities, upon full payment of the liquidation amount payable upon liquidation of the Trust or upon distribution of Original Junior Subordinated Debentures to the holders of the Original Capital Securities. The Original Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the Original Capital Securities must restore payment of any sums paid under the Original Capital Securities or the Original Guarantee.

Events of default

         An event of default under the Guarantee will occur upon the failure of Peoples to perform any of its payment or other obligations thereunder, provided, however, that except with respect to a default in payment of any Guarantee Payment, Peoples must have received notice of default and not cured such default within 60 days after receipt of the notice. The holders of not less than a majority in liquidation amount of the Capital Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee.

         Any holder of the Capital Securities may institute a legal proceeding directly against Peoples to enforce its rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity.

         Peoples, as guarantor, will be required to file annually with the Guarantee Trustee a certificate as to whether or not Peoples is in compliance with all the conditions and covenants applicable to it under the Guarantee.

Amendments and assignment

         Except with respect to any changes that do not materially adversely affect the rights of holders of the Capital Securities (in which case no vote will be required), the Guarantee may not be amended without the prior approval of the holders of a majority of the liquidation amount of outstanding Capital Securities. The manner of obtaining any required approval is described under "Description of Capital Securities-Voting rights; Amendment of the Trust Agreement." All guarantees and agreements contained in the Guarantee Agreement will bind the successors, assigns, receivers, trustees and representatives of Peoples and will inure to the benefit of the holders of the Capital Securities then outstanding.

Termination of the Guarantee

         The Guarantee will terminate and be of no further force and effect upon full payment of the applicable Redemption Price of all outstanding Capital Securities, upon full payment of the liquidation amount payable upon liquidation of the Trust or upon distribution of Junior Subordinated Debentures to the holders of the Capital Securities. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the Capital Securities must restore payment of any sums paid under the Capital Securities or the Guarantee.

Information concerning the Guarantee Trustee

         The Guarantee Trustee, other than during the occurrence and continuance of a default by Peoples in performance of the Guarantee, will undertake to perform only the duties specifically described in the Guarantee and, in case a default with respect to the Guarantee has occurred, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee will be under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of the Capital Securities, unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

Governing law

         The Guarantee will be governed by and construed in accordance with the laws of the State of New York.


                   Relationship among the Capital Securities,
              the Junior Subordinated Debentures and the Guarantee

Full and unconditional guarantee

         Payments of distributions and other amounts due on the Capital Securities (to the extent the Trust has funds on hand legally available for the payment of those distributions) will be irrevocably guaranteed by Peoples as and to the extent described under "Description of Guarantee." Taken together, Peoples' obligations under the Junior Subordinated Debentures, the Indenture, the Trust Agreement and the Guarantee will provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the Capital Securities on a subordinated basis. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes that guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the Capital Securities. If and to the extent that Peoples does not make the required payments on the Junior Subordinated Debentures, the Trust will not have sufficient funds to make the related payments, including distributions, on the Capital Securities. The Guarantee will not cover any payment when the Trust does not have sufficient funds on hand legally available therefor. In that event, the remedy of a holder of Capital Securities is to institute a direct action. The obligations of Peoples under the Guarantee will be subordinate and junior in right of payment to all Senior Indebtedness.

Sufficiency of payments

         As long as payments of interest and other payments are made when due on the Junior Subordinated Debentures, those payments will be sufficient to cover distributions and other payments due on the Capital Securities, primarily because: (a) the aggregate principal amount or Prepayment Price of the Junior Subordinated Debentures will be equal to the sum of the liquidation amount or Redemption Price, as applicable, of the Trust Securities; (b) the interest rate and interest and other payment dates on the Junior Subordinated Debentures will match the distribution rate and distribution and other payment dates for the Capital Securities; (c) Peoples, as sponsor, will pay for all and any costs, expenses and liabilities of the Trust, except the Trust's obligations to holders of Capital Securities under the Capital Securities; and (d) the Trust Agreement will provide that the Trust is not authorized to engage in any activity that is not consistent with its limited purposes.

Enforcement rights of holders of Capital Securities

         A holder of any Capital Security may institute a legal proceeding directly against Peoples to enforce its rights under the Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the Trust or any other person or entity.

         A default or event of default under any Senior Indebtedness would not constitute a default or Event of Default under the Trust Agreement. However, in the event of payment defaults under, or acceleration of, Senior Indebtedness, the subordination provisions of the Indenture will provide that no payments may be made in respect of the Junior Subordinated Debentures until the Senior Indebtedness has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on Junior Subordinated Debentures would constitute an Event of Default under the Trust Agreement.

Limited purpose of the Trust

         The Trust exists for the sole purpose of issuing and selling the Capital Securities, using the proceeds from the sale of the Trust Securities to acquire the Junior Subordinated Debentures and engaging in only those other activities necessary, advisable or incidental thereto. A principal difference between the rights of a holder of a Capital Security and a holder of a Junior Subordinated Debenture is that a holder of a Junior Subordinated Debenture will be entitled to receive from Peoples the principal amount of (and premium, if any) and interest (including Additional Sums and Compounded Interest, if any) on Junior Subordinated Debentures held, while a holder of Capital Securities is entitled to receive distributions from the Trust (or, in limited circumstances, from Peoples under the Guarantee) if and to the extent the Trust has funds on hand legally available for the payment of such distributions.

Rights upon dissolution

         Unless the Junior Subordinated Debentures are distributed to holders of the Capital Securities, upon any voluntary or involuntary dissolution, winding-up or liquidation of the Trust, after satisfaction of the liabilities of creditors of the Trust as required by applicable law, the holders of the Trust Securities will be entitled to receive, out of assets held by the Trust, the Liquidation Distribution in cash. See "Description of Capital Securities3/4Liquidation of the Trust and distribution of Junior Subordinated Debentures." Upon any voluntary or involuntary liquidation or bankruptcy of Peoples, the Property Trustee, as holder of the Junior Subordinated Debentures, would be a subordinated creditor of Peoples, subordinated in right of payment to all Senior Indebtedness as set forth in the Indenture, but entitled to receive payment in full of principal (and premium, if any) and interest before any shareholders of Peoples receive payments or distributions. Since Peoples is the guarantor under the Guarantee and has agreed to pay for all costs, expenses and liabilities of the Trust (other than the Trust's obligations to the holders of its Trust Securities), the positions of a holder of Capital Securities and a holder of Junior Subordinated Debentures relative to other creditors and to shareholders of Peoples in the event of liquidation or bankruptcy of Peoples are expected to be substantially the same.

                     Certain federal income tax consequences

General

         The following is a summary of certain material United States federal income tax consequences of the purchase, ownership and disposition of Capital Securities held as capital assets by a holder who purchases Capital Securities upon initial issuance. The statements of law and legal conclusions described in the summary regarding the tax consequences to the beneficial owners of Capital Securities represent the opinion of Vorys, Sater, Seymour and Pease LLP, special federal income tax counsel to Peoples and the Trust ("Special Tax Counsel"). This summary and the tax opinion of Special Tax Counsel only address the tax consequences to a person that acquires Capital Securities on their original issue at their original offering price. The summary does not address all tax consequences that may be applicable to beneficial owners of the Capital Securities and does not address the tax consequences to special classes of holders such as banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors, United States Alien Holders (as defined below) engaged in a U.S. trade or business or persons that will hold the Capital Securities as a position in a "straddle," as part of a "synthetic security" or "hedge," as part of a "conversion transaction" or other integrated investment, or as other than a capital asset. This summary also does not address the tax consequences to persons that have a functional currency other than the U.S. dollar or the tax consequences to shareholders, partners or beneficiaries of a holder of Capital Securities. Further, it does not include any description of any alternative minimum tax consequences or the tax laws of any state or local government or of any foreign government that may be applicable to the Capital Securities. This summary is based on the Internal Revenue Code of 1986 (the "Code"), the Treasury regulations thereunder and the administrative and judicial interpretations thereof, as of the date of this Prospectus, all of which are subject to change, possibly on a retroactive basis. An opinion of Special Tax Counsel is not binding on the Internal Revenue Service ("IRS") or the courts. No rulings have been or are expected to be sought from the IRS with respect to any of the transactions described in this Prospectus and no assurance can be given that the IRS will not take contrary positions. Moreover, no assurance can be given that the opinions expressed in this Prospectus will not be challenged by the IRS or, if challenged, that such a challenge would not be successful.

Exchange of Capital Securities

         The exchange of Original Capital Securities for Exchange Capital Securities should not be a taxable event to holders for United States federal income tax purposes. The exchange of Original Capital Securities for Exchange Capital Securities pursuant to the exchange offer should not be treated as an "exchange" for United States federal income tax purposes because the Exchange Capital Securities should not be considered to differ materially in kind or extent from the Original Capital Securities and because the exchange will occur by operation of the terms of the Original Capital Securities. If, however, the exchange of the Original Capital Securities for the Exchange Capital Securities were treated as an exchange for United States federal income tax purposes, the exchange should constitute a recapitalization for federal income tax purposes. Accordingly, the Exchange Capital Securities should have the same issue price as the Original Capital Securities, and a holder should have the same adjusted tax basis and holding period in the Exchange Capital Securities as the holder had in the Original Capital Securities immediately before the exchange.

Classification of the Junior Subordinated Debentures

         Peoples has taken the position that the Junior Subordinated Debentures should be classified for United States federal income tax purposes as indebtedness of Peoples. Peoples, the Trust and the holders of the Capital Securities (by acceptance of a beneficial interest in a Capital Security) have agreed to treat the Junior Subordinated Debentures as indebtedness of Peoples for all United States federal income tax purposes. No assurance can be given, however, that this position will not be challenged by the IRS or, if challenged, that the challenge will not be successful. The remainder of this discussion assumes that the Junior Subordinated Debentures will be classified as indebtedness of Peoples for United States federal income tax purposes.

Classification of the Trust

         In connection with the issuance of the Capital Securities, Special Tax Counsel rendered an opinion generally to the effect that, under then current law and assuming full compliance with the terms of the Trust Agreement and the Indenture (and selected other documents), and based on facts and assumptions described in that opinion, the Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, for United States federal income tax purposes, each holder of Capital Securities generally will be considered the owner of an undivided interest in the Junior Subordinated Debentures, and thus, each holder is required to include in its gross income any interest received or accrued with respect to its allocable share of those Junior Subordinated Debentures.

Interest income and original issue discount

         Under recently issued Treasury regulations (the "Regulations") applicable to debt instruments issued on or after August 13, 1996, a "remote" contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with original issue discount ("OID"). Peoples believes that the likelihood of its exercising its option to defer payments of interest is "remote" since exercising that option would, among other things, prevent Peoples from declaring dividends on any class of its equity securities. Peoples has regularly paid quarterly dividends on Peoples' common shares since its organization in 1981. Accordingly, Peoples intends to take the position based on the advice of Special Tax Counsel that the Junior Subordinated Debentures will not be considered to be issued with OID and, accordingly, stated interest on the Junior Subordinated Debentures generally will be taxable to a holder as ordinary income at the time it is paid or accrued in accordance with the holder's method of tax accounting.

         Under the Regulations, if Peoples were to exercise its option to defer payments of interest, the Junior Subordinated Debentures would at that time be treated as issued with OID, and all stated interest on the Junior Subordinated Debentures would thereafter be treated as OID as long as the Junior Subordinated Debentures remain outstanding. In that event, a holder will be required to accrue interest on a daily basis regardless of the holder's method of tax accounting, and actual distributions of stated interest would not be reported separately as taxable income. Consequently, a holder of Capital Securities would be required to include in gross income OID even though Peoples would not make actual cash payments during an Extension Period. Moreover, under the Regulations, if the option to defer the payment of interest was determined not to be "remote" within the meaning of the Regulations, the Junior Subordinated Debentures would be treated as having been originally issued with OID. In that event, all of a holder's taxable interest income with respect to the Junior Subordinated Debentures would be accrued on a daily basis regardless of the holder's method of tax accounting, and actual distributions of stated interest would not be reported separately as taxable income. In each case, the amount of OID that will accrue each year will approximately equal the amount of interest accruing at the stated interest rate.

         Corporate holders of the Capital Securities will not be entitled to a dividends-received deduction with respect to any income related to the Capital Securities.

Receipt of Junior Subordinated Debentures or cash upon liquidation of the Trust

         Peoples has the right at any time to liquidate the Trust and cause the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities. Under current law, such a distribution, for United States federal income tax purposes, would be treated as a nontaxable event to each holder, and each holder would receive an aggregate tax basis in the Junior Subordinated Debentures equal to the holder's aggregate tax basis in its Capital Securities. A holder's holding period in the Junior Subordinated Debentures so received in liquidation of the Trust would include the period during which the Capital Securities were held by the holder. A holder will account for interest in respect of the Junior Subordinated Debentures received from the Trust in the manner described above under "3/4Interest income and original issue discount," including any accrual of OID attributed to the Junior Subordinated Debentures upon any distribution.

         Under certain circumstances described in this Prospectus (see "Description of Capital Securities"), the Junior Subordinated Debentures may be prepaid for cash and the proceeds of that prepayment distributed to holders in redemption of their Capital Securities. Under current law, such a redemption would, for United States federal income tax purposes, constitute a taxable disposition of the redeemed Capital Securities, and a holder could recognize gain or loss as if it sold the redeemed Capital Securities for cash. See
"Sales of Capital Securities."

Sales of Capital Securities

         A holder that sells Capital Securities (including a redemption of the Capital Securities by Peoples for cash) will recognize gain or loss equal to the difference between its adjusted tax basis in the Capital Securities and the amount realized on the sale of the Capital Securities (other than with respect to accrued and unpaid interest which has not yet been included in income, which will be treated as ordinary income). A holder's adjusted tax basis in the Capital Securities generally will be its initial purchase price increased by OID, if any, previously includable in the holder's gross income to the date of disposition and decreased by payments, if any, received on the Capital Securities in respect of OID. The gain or loss generally will be a capital gain or loss and generally will be a long-term capital gain or loss if the Capital Securities have been held for more than one year.

         The Capital Securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest with respect to the underlying Junior Subordinated Debentures. A holder who uses the accrual method of accounting for tax purposes (and a cash method holder, if the Junior Subordinated Debentures are deemed to have been issued with OID) who disposes of his Capital Securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest on the Junior Subordinated Debentures through the date of disposition in income as ordinary income (i.e., interest or, if applicable, OID), and to add that amount to his adjusted tax basis in his pro rata share of the underlying Junior Subordinated Debentures that are deemed to be disposed. To the extent the selling price is less than the holder's adjusted tax basis (which will include all accrued but unpaid interest), a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

United States Alien Holders

         For purposes of this discussion, a "United States Alien Holder" is any corporation, individual, partnership, estate or trust that is not a U.S. Holder for United States federal income tax purposes.

         A "U.S. Holder" is a holder of Capital Securities who or which is a citizen or individual resident (or is treated as a citizen or individual resident) of the United States for federal income tax purposes, a corporation or partnership (except in the case of a partnership to the extent provided in Regulations) created or organized in or under the laws of the United States or any political subdivision thereof, or an estate the income of which is includable in its gross income for federal income tax purposes without regard to its source; or a trust if, and only if, (1) a court within the United States is able to exercise primary supervision over the administration of the trust and
(2) one or more United States trustees have the authority to control all substantial decisions of the trust.

         Under present United States federal income tax laws: (a) payments by the Trust or any of its paying agents to any holder of a Capital Security who or which is a United States Alien Holder will not be subject to United States federal withholding tax if the payments are not effectively connected with the conduct of a trade or business within the United States, and (1) the beneficial owner of the Capital Security does not actually or constructively own 10 percent or more of the total combined voting power of all classes of stock of Peoples entitled to vote, (2) the beneficial owner of the Capital Security is not a controlled foreign corporation that is related to Peoples through stock ownership, and (3) either (A) the beneficial owner of the Capital Security certifies to the Trust or its agent, under penalties of perjury, that it is not a United States holder and provides its name and address in the appropriate IRS form, or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of business (a "Financial Institution"), and holds the Capital Security in such capacity, certifies to the Trust or its agent, under penalties of perjury, that such statement has been received from the beneficial owner by it or by a Financial Institution between it and the beneficial owner and furnishes the Trust or its agent with a copy thereof; and (b) subject to certain exceptions, a United States Alien Holder of a Capital Security will not be subject to United States federal withholding tax on any gain realized upon the sale or other disposition of a Capital Security. Final Treasury Regulations (the "Withholding Regulations") would provide alternative methods for satisfying the certification requirements described in clause (a)(3) above. The Withholding Regulations are to be effective for certain payments made to United States Alien Holders after December 31, 1999.

Information reporting to holders

         Generally, income on the Capital Securities will be reported to holders on Forms 1099, which forms should be mailed to holders of Capital Securities by January 31st following each calendar year.

Backup withholding

         Payments made on, and proceeds from the sale of, the Capital Securities may be subject to a "backup" withholding tax of 31%, unless the holder complies with certain identification and certification requirements. Any withheld amounts will be allowed as a credit against the holder's United States federal income tax, provided the required information is provided to the IRS.

         THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CAPITAL SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.


                              ERISA considerations

General

         In evaluating the purchase of Capital Securities, a fiduciary of a qualified profit-sharing, pension or stock bonus plan, including a plan for self-employed individuals and their employees or any other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), a collective investment fund or separate account in which such plans invest and any other investor using assets that are treated as assets of an employee benefit plan subject to ERISA (each, a "Plan" and collectively, "Plans") should consider: (1) whether the ownership of Capital Securities is in accordance with the documents and instruments governing such Plan; (2) whether the ownership of Capital Securities is solely in the interest of Plan participants and beneficiaries and otherwise consistent with the fiduciary's responsibilities and in compliance with the requirements of Part 4 of Title I of ERISA, including, in particular, the diversification, prudence and liquidity requirements of Section 404 of ERISA and the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code; (3) whether the assets of the Trust are treated as assets of the Plan; and (4) the need to value the assets of the Plan annually. In addition, the fiduciary of an individual retirement arrangement under Section 408 of the Code (an "IRA") considering the purchase of Capital Securities should consider whether the ownership of Capital Securities would result in a non-exempt prohibited transaction under Section 4975 of the Code.

         Governmental plans and certain church plans (each as defined under ERISA) are not subject to the prohibited transaction rules of ERISA and the Code. Those plans may, however, be subject to federal, state or local laws or regulations which may affect their investment in the Capital Securities. Any fiduciary of such a governmental or church plan considering an investment in the Capital Securities should determine the need for, and the availability, if necessary, of any exemptive relief under such laws or regulations.

         The fiduciary investment considerations summarized below provide a general discussion that does not include all of the fiduciary investment considerations relevant to Plans and, where indicated, IRA's. This summary is based on the current provisions of ERISA and the Code and regulations and rulings thereunder, and may be changed (perhaps adversely and with retroactive effect) by future legislative, administrative or judicial actions.

         PLANS AND IRA'S THAT ARE PROSPECTIVE PURCHASERS OF CAPITAL SECURITIES SHOULD CONSULT WITH AND RELY UPON THEIR OWN ADVISORS IN EVALUATING THESE MATTERS IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES.

Plan Asset Regulation

         Under Department of Labor regulations governing what constitutes the assets of a Plan or IRA ("Plan Assets") for purposes of ERISA and the related prohibited transaction provisions of the Code (the "Plan Asset Regulation," 29 C.F.R. Sec. 25103-101), when a Plan or IRA acquires an equity interest in another entity, and that interest does not represent a "publicly offered security" nor a security issued by an investment company registered under the Investment Company Act, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless it is established either that the entity is an operating company or that equity participation in the entity by "benefit plan investors," as defined in the Plan Asset Regulation, is not "significant." For purposes of the Plan Asset Regulation, the Trust will be neither an investment company nor an operating company.

         Under the Plan Asset Regulation, equity participation by benefit plan investors will not be considered "significant" on any date only if immediately after the most recent acquisition of the Capital Securities, the aggregate interest in the Capital Securities held by benefit plan investors will be less than 25% of the aggregate outstanding principal amount of the Capital Securities. Although it is possible that the equity participation by benefit plan investors on any date will not be "significant" for purposes of the Plan Asset Regulation, that result cannot be assured. Consequently, if Plans, IRA's or investors using assets of Plans purchase the Capital Securities, the Trust's assets could be deemed to be "plan assets" of those Plans and/or IRA's for purposes of the fiduciary responsibility provisions of ERISA and the prohibited transactions rules of ERISA and the Code. Under ERISA and the Code, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan or IRA is considered to be fiduciary of such Plan or IRA. The Property Trustee could therefore become a fiduciary of the Plans and IRA's that invest in the Capital Securities and be subject to the general fiduciary requirements of ERISA in exercising its authority with respect to the management of the assets of the Trust. However, the Property Trustee will have only limited discretionary authority with respect to the Trust assets and the remaining functions and responsibilities performed by the Property Trustee will be for the most part custodial and ministerial in nature.

Prohibited transactions

         Each of the Trust, Peoples (the obligor with respect to the Junior Subordinated Debentures held by the Trust) and their affiliates or the Property Trustee may be a party in interest or a disqualified person with respect to a Plan or IRA investing in the Capital Securities. Therefore, such investment by a Plan or IRA may give rise to a prohibited transaction. Consequently, before investing in the Capital Securities or acquiring Junior Subordinated Debentures, any person who is, or who is acquiring those securities for, or on behalf of, a Plan or IRA should determine that either a statutory or an administrative exemption from the prohibited transaction rules discussed below or otherwise available is applicable to such investment in the Capital Securities, or that such investment in, or acquisition of, such securities will not result in a non-exempt prohibited transaction.

         The statutory or administrative exemptions from the prohibited transaction rules under ERISA and the Code which may be available to a Plan or IRA which is investing in the Capital Securities include: (i) Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts; (ii) PTCE 91-38, regarding investments by bank collective investment funds; (iii) PTCE 84-14, regarding transactions effected by qualified professional asset managers; (iv) PTCE 96-23, regarding transactions effected by in-house asset managers; and (v) PTCE 95-60, regarding investments by insurance company general accounts (collectively referred to as the "ERISA Investor Exemptions").

         No person who is, or who in acquiring Capital Securities is, using the assets of, a Plan or IRA may acquire Capital Securities unless one of the ERISA Investor Exemptions or another applicable exemption is available to the Plan or IRA, or such acquisition or holding of Capital Securities will not result in a non-exempt Prohibited Transaction. The acquisition of the Capital Securities by any person who is, or who in acquiring such Capital Securities is, using the assets of, a Plan or IRA shall be deemed to constitute a representation by such person to the Trust, Peoples and the Initial Purchaser either that: (a) it is not a Plan, IRA, trustee or other person acting on behalf of a Plan or IRA or other person or entity using the assets of any Plan or IRA to finance such purchase; or (b) the acquisition will not result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code for which there is no applicable statutory or administrative exemption.

         THE DISCUSSION OF ERISA IN THIS PROSPECTUS IS GENERAL IN NATURE AND IS NOT INTENDED TO BE ALL INCLUSIVE. ANY FIDUCIARY OF A PLAN, IRA, GOVERNMENTAL PLAN OR CHURCH PLAN CONSIDERING AN INVESTMENT IN THE CAPITAL SECURITIES SHOULD CONSULT WITH ITS LEGAL ADVISORS REGARDING THE CONSEQUENCES OF SUCH INVESTMENT AND CONSIDER WHETHER THE PLAN OR IRA CAN MAKE THE REPRESENTATIONS NOTED ABOVE.

         FURTHER, THE SALE OF INVESTMENTS TO PLANS AND IRA'S IS IN NO RESPECT A REPRESENTATION BY THE TRUST, PEOPLES, THE PROPERTY TRUSTEE, THE INITIAL PURCHASER OR ANY OTHER PERSON ASSOCIATED WITH THE SALE OF THE CAPITAL SECURITIES THAT SUCH SECURITIES MEET ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS AND IRA'S GENERALLY OR ANY PARTICULAR PLAN, OR THAT SUCH SECURITIES ARE OTHERWISE APPROPRIATE FOR PLANS AND IRA'S GENERALLY OR ANY PARTICULAR PLAN. ANY PURCHASER PROPOSING TO ACQUIRE CAPITAL SECURITIES WITH ASSETS OF ANY PLAN OR IRA SHOULD CONSULT WITH ITS COUNSEL.


                              Plan of distribution

         Each broker-dealer that receives Exchange Capital Securities for its own account in connection with the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Capital Securities. This Prospectus, as it may be amended or supplemented from time to time, may be used by Participating Broker-Dealers during the period referred to below in connection with resales of Exchange Capital Securities received in exchange for Original Capital Securities if the Original Capital Securities were acquired by the Participating Broker-Dealers for their own accounts as a result of market-making activities or other trading activities. Peoples and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of those Exchange Capital Securities for a period ending 90 days after the expiration date (subject to extension under the limited circumstances described in this Prospectus) or, if earlier, when all Exchange Capital Securities have been disposed of by the Participating Broker-Dealer. However, a Participating Broker-Dealer who intends to use this Prospectus in connection with the resale of Exchange Capital Securities received in exchange for Original Capital Securities pursuant to the exchange offer must notify Peoples or the Trust, or cause Peoples or the Trust to be notified, on or prior to the expiration date, that it is a Participating Broker-Dealer. This notice may be given in the space provided for that purpose in the Letter of Transmittal or may be delivered to the exchange agent at one of the addresses included under "The Exchange Offer3/4Exchange agent." See "The Exchange Offer3/4Resale of Exchange Capital Securities."

         Neither Peoples nor the Trust will receive any cash proceeds from the issuance of the Exchange Capital Securities offered hereby. Exchange Capital Securities received by broker-dealers for their own accounts in connection with the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Capital Securities or a combination of these methods of resale, at market prices prevailing at the time of resale, at prices related to those prevailing market prices or at negotiated prices. Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer and/or the purchasers of any Exchange Capital Securities.

         Any broker-dealer that resells Exchange Capital Securities that were received by it for its own account in connection with the exchange offer and any broker or dealer that participates in a distribution of Exchange Capital Securities may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any resale of Exchange Capital Securities and any commissions or concessions received by these persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.


                                  Legal matters

         Certain matters of Delaware law relating to the validity of the Exchange Capital Securities and the creation of PEBO Capital Trust I will be passed upon on behalf of the Trust by Richards, Layton & Finger, P.A., special Delaware counsel to the Trust and Peoples. The validity of the Exchange Guarantee and the Exchange Junior Subordinated Debentures will be passed upon for Peoples by Vorys, Sater, Seymour and Pease LLP. Certain matters relating to United States federal income tax considerations will be passed upon for Peoples by Vorys, Sater, Seymour and Pease LLP.


                                     Experts


         The consolidated financial statements of Peoples as of December 31, 1998 and 1997, and for each of the years in the three-year period ended December 31, 1998 incorporated by reference in Peoples' Annual Report on Form 10K for the fiscal year ended December 31, 1998, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference therein and incorporated in this Prospectus by reference. Such consolidated financial statements are incorporated in this Prospectus by reference in reliance upon such report given on the authority of said firm as experts in accounting and auditing.



You should rely only on the information contained in this Prospectus or to which you have been referred by us. We have not authorized anyone to provide you with information that is different. The information in this Prospectus may not be accurate beyond the date indicated below, regardless of when this Prospectus is delivered or when the securities described in this Prospectus are sold. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                TABLE OF CONTENTS                          Page

Where you can find more information........................................... 3
Incorporation by reference ................................................... 3
Forward-looking statements ................................................... 4
Summary ...................................................................... 5
Risk factors ................................................................ 16
Use of proceeds ............................................................. 29
Accounting treatment ........................................................ 29
Capitalization .............................................................. 30
Selected consolidated financial and other data of Peoples ................... 31
Peoples Bancorp Inc.......................................................... 34
Regulation and supervision .................................................. 37
PEBO Capital Trust I ........................................................ 38
The exchange offer .......................................................... 39
Description of Exchange Securities; Comparison to Original Securities ....... 51
Description of Capital Securities ........................................... 51
Description of Junior Subordinated Debentures ............................... 65
Description of Guarantee .................................................... 78
Relationship among the Capital Securities, the Junior Subordinated Debentures
     and the Guarantee ...................................................... 81
Certain federal income tax consequences ..................................... 83
ERISA considerations ........................................................ 88
Plan of distribution ........................................................ 90
Legal matters ............................................................... 91
Experts ..................................................................... 92

                                   $30,000,000

                              PEBO CAPITAL TRUST I

                              Offer to exchange its
                        8.62% Series B Capital Securities
         (liquidation amount $1,000 per Series B 8.62% Capital Security)
           which have been registered under the Securities Act of 1933 for any and all of its outstanding
                        8.62% Series A Capital Securities
         (liquidation amount $1,000 per Series A 8.62%Capital Security)

                            fully and unconditionally
                       guaranteed, as described herein, by

                              Peoples Bancorp Inc.

                    -----------------------------------------
                                   PROSPECTUS
                    -----------------------------------------

                              ______________, 1999



                                  Part II

                     Information not required in prospectus

Item 20. Indemnification of Directors and Officers.

         Division (E) of Section 1701.13 of the Ohio Revised Code governs indemnification by an Ohio corporation and provides as follows:

         (E)(1) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

         (2) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any of the following:

               (a) Any claim, issue, or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that, the court of common pleas or the court in which such action or suit was brought determines, upon application, that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper;

               (b) Any action or suit in which the only liability asserted against a director is pursuant to section 1701.95 of the Revised Code.

               (3) To the extent that a director, trustee, officer, employee, member, manager, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in division
        (E)(1) or (2) of this section, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the action, suit, or proceeding.

         (4) Any indemnification under division (E)(1) or (2) of this section, unless ordered by a court, shall be made by the corporation only as authorized in the specific case, upon a determination that indemnification of the director, trustee, officer, employee, member, manager, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in division (E)(1) or (2) of this section. Such determination shall be made as follows:

               (a) By a majority vote of a quorum consisting of directors of the indemnifying corporation who were not and are not parties to or threatened with the action, suit, or proceeding referred to in division (E)(1) or (2) of this section;

               (b) If the quorum described in division (E)(4)(a) of this section is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation or any person to be indemnified within the past five years;

               (c)    By the shareholders;

               (d) By the court of common pleas or the court in which the action, suit, or proceeding referred to in division (E)(1) or (2) of this section was brought.

         Any determination made by the disinterested directors under division
        (E)(4)(a) or by independent legal counsel under division (E)(4)(b) of this section shall be promptly communicated to the person who threatened or brought the action or suit by or in the right of the corporation under division (E)(2) of this section, and, within ten days after receipt of such notification, such person shall have the right to petition the court of common pleas or the court in which such action or suit was brought to review the reasonableness of such determination.

         (5)(a) Unless at the time of a director's act or omission that is the subject of an action, suit, or proceeding referred to in division (E)(1) or (2) of this section, the articles or the regulations of a corporation state, by specific reference to this division, that the provisions of this division do not apply to the corporation and unless the only liability asserted against a director in an action, suit, or proceeding referred to in division (E)(1) or (2) of this section is pursuant to section 1701.95 of the Revised Code, expenses, including attorney's fees, incurred by a director in defending the action, suit or proceeding shall be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director in which he agrees to do both of the following:

               (i) Repay such amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation;

               (ii) Reasonably cooperate with the corporation concerning the action, suit, or proceeding.

         (b) Expenses, including attorney's fees, incurred by a director, trustee, officer, employee, member, manager, or agent in defending any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, may be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, as authorized by the directors in the specific case, upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee, member, manager, or agent to repay such amount, if it ultimately is determined that he is not entitled to be indemnified by the corporation.

         (6) The indemnification authorized by this section shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under the articles, the regulations, any agreement, a vote of shareholders or disinterested directors, or otherwise, both as to action in their official capacities and as to action in another capacity while holding their offices or positions, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, member, manager, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

         (7) A corporation may purchase and maintain insurance or furnish similar protection, including, but not limited to, trust funds, letters of credit, or self-insurance, on behalf of or for any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section. Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.

         (8) The authority of a corporation to indemnify persons pursuant to division (E)(1) or (2) of this section does not limit the payment of expenses as they are incurred, indemnification, insurance, or other protection that may be provided pursuant to divisions (E)(5),(6), and
        (7) of this section. Divisions (E)(1) and (2) of this section do not create any obligation to repay or return payments made by the corporation pursuant to division (E)(5),(6) or (7).

         (9) As used in division (E) of this section, "corporation" includes all constituent entities in a consolidation or merger and the new or surviving corporation, so that any person who is or was a director, officer, employee, trustee, member, manager, or agent of such a constituent entity, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, shall stand in the same position under this section with respect to the new or surviving corporation as he would if he had served the new or surviving corporation in the same capacity.

        Article FIVE of the Company's Code of Regulations governs indemnification by the Registrant and provides as follows:

        Section 5.01. Mandatory Indemnification.
        ----------------------------------------
        The corporation shall indemnify any officer or director of the corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action threatened or instituted by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise, against expenses (including, without limitation, attorneys' fees, filing fees, court reporters' fees and transcript costs), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. A person claiming indemnification under this Section 5.01 shall be presumed, in respect of any act or omission giving rise to such claim for indemnification, to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal matter, to have had no reasonable cause to believe his conduct was unlawful, and the termination of any action, suit or proceeding by judgment, order,settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, rebut such presumption.

         Section 5.02.  Court-Approved Indemnification.
         ----------------------------------------------

         Anything contained in the Regulations or elsewhere to the contrary notwithstanding:

         (A) the corporation shall not indemnify any officer or director of the corporation who was a party to any completed action or suit instituted by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise, in respect of any claim, issue or matter asserted in such action or suit as to which he shall have been adjudged to be liable for acting with reckless disregard for the best interests of the corporation or misconduct (other than negligence) in the performance of his duty to the corporation unless and only to the extent that the Court of Common Pleas of Washington County, Ohio or the court in which such action or suit was brought shall determine upon application that, despite such adjudication of liability, and in view of all the circumstances of the case, he is fairly and reasonably entitled to such indemnity as such Court of Common Pleas or such other court shall deem proper; and

         (B) the corporation shall promptly make any such unpaid indemnification as is determined by a court to be proper as contemplated by this Section 5.02.

         Section 5.03. Indemnification for Expenses. Anything contained in the
         -------------------------------------------
        Regulations or elsewhere to the contrary notwithstanding, to the extent that an officer or director of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 5.01, or in defense of any claim, issue or matter therein, he shall be promptly indemnified by the corporation against expenses (including, without limitation, attorneys' fees, filing fees, court reporters' fees and transcript costs) actually and reasonably incurred by him in connection therewith.

         Section 5.04. Determination Required. Any indemnification required
         -------------------------------------
        under Section 5.01 and not precluded under Section 5.02 shall be made by the corporation only upon a determination that such indemnification of the officer or director is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 5.01. Such determination may be made only (A) by a majority vote of a quorum consisting of directors of the corporation who were not and are not parties to, or threatened with, any such action, suit or proceeding, or
        (B) if such a quorum is not obtainable or if a majority of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation, or any person to be indemnified, within the past five years, or (C) by the shareholders, or (D) by the Court of Common Pleas of Washington County, Ohio or (if the corporation is a party thereto) the court in which such action, suit or proceeding was brought, if any; any such determination may be made by a court under division (D) of this Section 5.04 at any time [including, without limitation, any time before, during or after the time when any such determination may be requested of, be under consideration by or have been denied or disregarded by the disinterested directors under division (A) or by independent legal counsel under division (B) or by the shareholders under division (C) of this Section 5.04]; and no failure for any reason to make any such determination, and no decision for any reason to deny any such determination, by the disinterested directors under division
        (A) or by independent legal counsel under division (B) or by the shareholders under division (C) of this Section 5.04 shall be evidence in rebuttal of the presumption recited in Section 5.01. Any determination made by the disinterested directors under division (A) or by independent legal counsel under division (B) of this Section 5.04 to make indemnification in respect of any claim, issue or matter asserted in an action or suit threatened or brought by or in the right of the corporation shall be promptly communicated to the person who threatened or brought such action or suit, and within ten (10) days after receipt of such notification such person shall have the right to petition the Court of Common Pleas of Washington County, Ohio or the court in which such action or suit was brought, if any, to review the reasonableness of such determination.

         Section 5.05. Advances for Expenses. Expenses (including, without
         ------------------------------------
        limitation, attorneys' fees, filing fees, court reporters' fees and transcript costs) incurred in defending any action, suit or proceeding referred to in Section 5.01 shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding to or on behalf of the officer or director promptly as such expenses are incurred by him, but only if such officer or director shall first agree, in writing, to repay all amounts so paid in respect of any claim, issue or other matter asserted in such action, suit or proceeding in defense of which he shall not have been successful on the merits or otherwise:

         (A) if it shall ultimately be determined as provided in Section 5.04 that he is not entitled to be indemnified by the corporation as provided under Section 5.01; or

         (B) if, in respect of any claim, issue or other matter asserted by or in the right of the corporation in such action or suit, he shall have been adjudged to be liable for acting with reckless disregard for the best interests of the corporation or misconduct (other than negligence) in the performance of his duty to the corporation, unless and only to the extent that the Court of Common Pleas of Washington County, Ohio or the court in which such action or suit was brought shall determine upon application that, despite such adjudication of liability, and in view of all the circumstances, he is fairly and reasonably entitled to all or part of such indemnification.

         Section 5.06. Article Five Not Exclusive. The indemnification provided
         -----------------------------------------
        by this Article Five shall not be exclusive of, and shall be in addition to, any other rights to which any person seeking indemnification may be entitled under the Articles or the Regulations or any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be an officer or director of the corporation and shall inure to the benefit of the heirs, executors, and administrators of such a person.

         Section 5.07. Insurance. The corporation may purchase and maintain
         ------------------------
        insurance or furnish similar protection, including but not limited to trust funds, letters of credit, or self-insurance, on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, or agent of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the obligation or the power to indemnify him against such liability under the provisions of this Article Five. Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.

         Section 5.08.  Certain Definitions.  For purposes of this Article Five,
         -----------------------------------
         and as examples and not by way of limitation:

         (A) A person claiming indemnification under this Article Five shall be deemed to have been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 5.01, or in defense of any claim, issue or other matter therein, if such action, suit or proceeding shall be terminated as to such person, with or without prejudice, without the entry of a judgment or order against him, without a conviction of him, without the imposition of a fine upon him and without his payment or agreement to pay any amount in settlement thereof (whether or not any such termination is based upon a judicial or other determination of the lack of merit of the claims made against him or otherwise results in a vindication of him); and

         (B) References to an "other enterprise" shall include employee benefit plans; references to a "fine" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" within the meaning of that term as used in this Article Five.

         Section 5.09. Venue. Any action, suit or proceeding to determine a
         --------------------
        claim for indemnification under this Article Five may be maintained by the person claiming such indemnification, or by the corporation, in the Court of Common Pleas of Washington County, Ohio. The corporation and (by claiming such indemnification) each such person consent to the exercise of jurisdiction over its or his person by the Court of Common Pleas of Washington County, Ohio in any such action, suit or proceeding.

        The Registrant has purchased insurance coverage under a policy which insures directors and officers against certain liabilities which might be incurred by them in such capacities.

         Section 10.4(a) of the Amended and Restated Declaration of Trust of PEBO Capital Trust I, dated as of April 20, 1999, governs indemnification by Peoples Bancorp Inc. (the "Sponsor") of the Administrative Trustees of the Trust (for purposes of Section 10.4 defined as "Company Indemnified Persons"). That Section provides as follows:

                  SECTION 10.4      Indemnification.
                                    ----------------

                           (a) (i) The Sponsor shall indemnify, to the full
                  extent permitted by law, any Company Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Trust) by reason of the fact that he is or was a Company Indemnified Person, against expenses (including attorneys' fees and expenses), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Trust, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Company Indemnified Person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Trust, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                                    (ii) The Sponsor shall indemnify, to the
                  full extent permitted by law, any Company Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Trust to procure a judgment in its favor by reason of the fact that he is or was a Company Indemnified Person against expenses (including attorneys' fees and expenses) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Trust and except that no such indemnification shall be made in respect of any claim, issue or matter as to which such Company Indemnified Person shall have been adjudged to be liable to the Trust unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such Person is fairly and reasonably entitled to indemnity for such expenses, which such Court of Chancery or such other court shall deem proper.

                                    (iii) To the extent that a Company
                  Indemnified Person shall be successful on the merits or otherwise (including dismissal of an action without prejudice or the settlement of an action without admission of liability) in defense of any action, suit or proceeding referred to in paragraphs (i) and (ii) of this Section 10.4(a), or in defense of any claim, issue or matter therein, he shall be indemnified, to the full extent permitted by law, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

                                    (iv) Any indemnification under paragraphs
                  (i) and (ii) of this Section 10.4(a) (unless ordered by a court) shall be made by the Sponsor only as authorized in the specific case upon a determination that indemnification of the Company Indemnified Person is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs (i) and (ii). Such determination shall be made (1) by the Administrative Trustees by a majority vote of a Quorum consisting of such Administrative Trustees who were not parties to such action, suit or proceeding, (2) if such a Quorum is not obtainable, or, even if obtainable, if a Quorum of disinterested Administrative Trustees so directs, by independent legal counsel in a written opinion, or (3) by the Common Security Holder of the Trust.

                                    (v) Expenses (including attorneys' fees and
                  expenses) actually and reasonably incurred by a Company Indemnified Person in defending a civil, criminal, administrative or investigative action, suit or proceeding referred to in paragraphs (i) and (ii) of this Section 10.4(a) shall be paid by the Sponsor in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Company Indemnified Person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Sponsor as authorized in this Section 10.4(a). Notwithstanding the foregoing, no advance shall be made by the Sponsor if a determination is reasonably and promptly made (i) by the Administrative Trustees by a majority vote of a Quorum of disinterested Administrative Trustees, (ii) if such a Quorum is not obtainable, or, even if obtainable, if a Quorum of disinterested Administrative Trustees so directs, by independent legal counsel in a written opinion or (iii) by the Common Security Holder of the Trust, that, based upon the facts known to the Administrative Trustees, counsel or the Common Security Holder at the time such determination is made, such Company Indemnified Person acted in bad faith or in a manner that the Common Security Holder did not believe to be in or not opposed to the best interests of the Trust, or, with respect to any criminal proceeding, that such Company Indemnified Person believed or had reasonable cause to believe his conduct was unlawful. In no event shall any advance be made in instances where the Administrative Trustees, independent legal counsel or Common Security Holder reasonably determine that a Company Indemnified Person deliberately breached his duty to the Trust or its Common or Capital Security Holders.

                                    (vi) The indemnification and advancement of
                  expenses provided by, or granted pursuant to, the other paragraphs of this Section 10.4(a) shall not be deemed exclusive of any other rights to which those seeking indemnification and advancement of expenses may be entitled under any agreement, vote of stockholders or disinterested directors of the Sponsor or Capital Security Holders of the Trust or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. All rights to indemnification under this Section 10.4(a) shall be deemed to be provided by a contract between the Sponsor and each Company Indemnified Person who serves in such capacity at any time while this Section 10.4(a) is in effect. Any repeal or modification of this Section 10.4(a) shall not affect any rights or obligations then existing.

                                    (vii) The Sponsor or the Trust may purchase
                  and maintain insurance on behalf of any person who is or was a Company Indemnified Person against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Debenture Issuer would have the power to indemnify him against such liability under the provisions of this Section 10.4(a).

                                    (viii) For purposes of this Section 10.4(a),
                  references to "the Trust" shall include, in addition to the resulting or surviving entity, any constituent entity (including any constituent of a constituent) absorbed in a consolidation, merger or conversion, so that any person who is or was a director, trustee, officer or employee of such constituent entity, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee or agent of another entity, shall stand in the same position under the provisions of this Section 10.4(a) with respect to the resulting or surviving entity as he would have with respect to such constituent entity if its separate existence had continued.

                                    (ix) The indemnification and advancement of
                  expenses provided by, or granted pursuant to, this Section 10.4(a) shall, unless otherwise provided when authorized or ratified, continue as to a Person who has ceased to be a Company Indemnified Person and shall inure to the benefit of the heirs, executors and administrators of such a Person.


Item 21. Exhibits and financial statement schedules

         The following exhibits are filed as part of this Registration
Statement:

     Exhibit No.              Description
     -----------              -----------

 4.1    Indenture, dated as of April 20, 1999, between Peoples Bancorp Inc.
        and Wilmington Trust Company, as Debenture Trustee, relating to Junior Subordinated Deferrable Interest Debentures
 4.2 Form of Certificate of Series B 8.62% Junior Subordinated Deferrable Interest Debenture
 4.3 Form of Certificate of Series A 8.62% Junior Subordinated Deferrable Interest Debenture
 4.4    Certificate of Trust of PEBO Capital Trust  I
 4.5    Amended and Restated Declaration of Trust of PEBO Capital Trust I,
        dated as of April 20, 1999
 4.6    Form of Common Security
 4.7    Form of Series B 8.62% Capital Security Certificate
 4.8    Form of Series A 8.62% Capital Security Certificate
 4.9    Form of Series B Capital Securities Guarantee Agreement between
        Peoples Bancorp Inc. and
        Wilmington Trust Company, as Guarantee Trustee, relating to Series
        B 8.62% Capital Securities
 4.10 Form of Series A Capital Securities Guarantee Agreement between Peoples Bancorp Inc. and Wilmington Trust Company, as Guarantee Trustee, relating to Series A 8.62% Capital Securities.
 4.11 Registration Rights Agreement, dated April 20, 1999, among Peoples Bancorp Inc., PEBO Capital Trust I and Sandler O'Neill & Partners, L.P.
 5.1    Opinion and consent of Vorys, Sater, Seymour and Pease
        LLP as to the validity of the Series B 8.62% Junior
        Subordinated Deferrable Interest Debentures and the
        Series B Capital Securities Guarantee to be issued by
        Peoples Bancorp Inc.
 5.2 Opinion and consent of Richards, Layton & Finger, P.A. as to the validity of the Series B 8.62% Capital Securities
 8.0    Opinion of Vorys, Sater, Seymour and Pease LLP as to certain federal income tax matters
23.1    Consent of Ernst & Young LLP
23.2    Consent of Vorys, Sater, Seymour and Pease LLP (included in Exhibit
        5.1)
23.3    Consent of Richards, Layton & Finger, P.A. (included in
        Exhibit 5.2) 24.0 Power of Attorney of Certain Officers and Directors of Peoples Bancorp Inc. 25.1 Form T1 Statement of Eligibility of Wilmington Trust Company to act as Debenture Trustee under the Indenture
25.2    Form T1 Statement of Eligibility of Wilmington Trust
        Company to act as Property Trustee under the Amended and Restated Declaration of Trust of PEBO Capital Trust I
25.3 Form T1 Statement of Eligibility of Wilmington Trust Company to act as Guarantee Trustee under the Series B Capital Securities Guarantee Agreement for the benefit of the holders of Series B 8.62% Capital Securities
99.1    Form of Letter of Transmittal
99.2    Form of Notice of Guaranteed Delivery


Item 12. Undertakings

         A.       Each of the undersigned Registrants hereby undertakes:

                  (1) To file, during any period in which offers or sales or being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii)To reflect in the Prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum refering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. Each of the undersigned Registrants hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of a Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 20, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         D. Each of the undersigned Registrants hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

         E. Each of the undersigned Registrants hereby undertakes to supply by means of the post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.



                                   Signatures


         Pursuant to the requirements of the Securities Act of 1933, Peoples Bancorp Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marietta, State of Ohio, on June __, 1999.

                                     PEOPLES BANCORP INC.

                                 By: /s/ ROBERT E EVANS, PRESIDENT
                                         Robert E. Evans, President

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities, on the ___ day of June, 1999.


Signature                               Title
---------                               -----


/s/ ROBERT E. EVANS                     President and Chief Executive Officer
---------------------------
Robert E. Evans                         Director

*George W. Broughton                    Director
---------------------------
George W. Broughton

*Frank L. Christy                       Director
---------------------------
Frank L. Christy

*Wilford D. Dimit                       Director
---------------------------
Wilford D. Dimit

*Barton S. Holl                         Director
---------------------------
Barton S. Holl

*Rex E. Maiden                          Director
---------------------------
Rex E. Maiden

*Paul T. Theisen                        Director
---------------------------
Paul T. Theisen

*Thomas C. Vadakin                      Director
--------------------------
Thomas C. Vadakin

*Joseph H. Wesel                        Director
--------------------------
Joseph H. Wesel

/s/ JOHN W. CONLON                     Chief Financial Officer
--------------------------             and Principal Accounting Officer
John W. Conlon

*By:  /s/ ROBERT E. EVANS
      --------------------
      Robert E. Evans
      Attorney-in-Fact


         Pursuant to the requirements of the Securities Act of 1933, PEBO Capital Trust I has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marietta, State of Ohio, on June __, 1999.

                              PEBO CAPITAL TRUST I


                       By:  /s/ MARK F. BRADLEY
                            ------------------------------------------
                            Mark F. Bradley, as Administrative Trustee


                       By:  /s/ JOHN W. CONLON
                            -----------------------------------------
                            John W. Conlon, as Administrative Trustee


                       By:  /s/ CHARLES R. HUNSAKER
                            -----------------------------------------
                            Charles R. Hunsaker, as Administrative Trustee


                                INDEX TO EXHIBITS
                                -----------------


         The following exhibits are filed as part of this Registration
Statement:

     Exhibit No.                                            Description
     -----------                                            -----------

 4.1    Indenture, dated as of April 20, 1999, between Peoples Bancorp Inc.
        and Wilmington Trust Company, as Debenture Trustee, relating to Junior Subordinated Deferrable Interest Debentures
 4.2 Form of Certificate of Series B 8.62% Junior Subordinated Deferrable Interest Debenture
 4.3 Form of Certificate of Series A 8.62% Junior Subordinated Deferrable Interest Debenture
 4.4    Certificate of Trust of PEBO Capital Trust  I
 4.5    Amended and Restated Declaration of Trust of PEBO Capital Trust I,
        dated as of April 20, 1999
 4.6    Form of Common Security
 4.7    Form of Series B 8.62% Capital Security Certificate
 4.8    Form of Series A 8.62% Capital Security Certificate
 4.9    Form of Series B Capital Securities Guarantee Agreement between
        Peoples Bancorp Inc. and Wilmington Trust Company, as Guarantee
        Trustee, relating to Series  B 8.62% Capital Securities
 4.10 Form of Series A Capital Securities Guarantee Agreement between Peoples Bancorp Inc. and Wilmington Trust Company, as Guarantee Trustee, relating to Series A 8.62% Capital Securities.
 4.11 Registration Rights Agreement, dated April 20, 1999, among Peoples Bancorp Inc., PEBO Capital Trust I and Sandler O'Neill & Partners, L.P.
 5.1    Opinion and consent of Vorys, Sater, Seymour and Pease
        LLP as to the validity of the Series B 8.62% Junior
        Subordinated Deferrable Interest Debentures and the
        Series B Capital Securities Guarantee to be issued by
        Peoples Bancorp Inc.
 5.2 Opinion and consent of Richards, Layton & Finger, P.A. as to the validity of the Series B 8.62% Capital Securities
 8.0    Opinion of Vorys, Sater, Seymour and Pease LLP as to certain federal income tax matters 23.1 Consent of Ernst & Young LLP
23.2    Consent of Vorys, Sater, Seymour and Pease LLP (included in Exhibit
        5.1)
23.3    Consent of Richards, Layton & Finger, P.A. (included in
        Exhibit 5.2) 24.0 Power of Attorney of Certain Officers and Directors of Peoples Bancorp Inc. 25.1 Form T1 Statement of Eligibility of Wilmington Trust Company to act as Debenture Trustee under the Indenture
 25.2   Form T1 Statement of Eligibility of Wilmington Trust
        Company to act as Property Trustee under the Amended and Restated Declaration of Trust of PEBO Capital Trust I
 25.3 Form T1 Statement of Eligibility of Wilmington Trust Company to act as Guarantee Trustee under the Series B Capital Securities Guarantee Agreement for the benefit of the holders of Series B 8.62% Capital Securities
 99.1   Form of Letter of Transmittal
 99.2   Form of Notice of Guaranteed Delivery